Exhibit 4.33

Share Transfer Agreement

in respect of

Shenzhen Cunzhen Qiushi Technology Co., Ltd.

by and among

Beijing Zongqing Xiangqian Technology Co., Ltd.

and

XU Chunbo

Tianjin Jinmi Investment Partnership (Limited Partnership)

Shenzhen Bolo Technology Services Co., Ltd.

Shenzhen Cunzhen Zhiyuan Investment Consulting Partnership (Limited Partnership)

Shenzhen Xingkong Yangwang Investment Consulting Partnership (Limited Partnership)

Shenzhen Shixiang Shenlan Investment Consulting Partnership (Limited Partnership)

LIU Shuanggui

and

Shenzhen Cunzhen Qiushi Technology Co., Ltd.

Zhuanxin Insurance Brokerage Co., Ltd.

Shenzhen Shenlanbao Information Technology Co., Ltd.

June 9, 2023

Share Transfer Agreement

This Share Transfer Agreement in respect of Shenzhen Cunzhen Qiushi Technology Co., Ltd. (“this Agreement”) is made and entered into in the People’s Republic of China (“PRC” or “China”, excluding, for the purpose of this Agreement, Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region) as of this 9th day of June, 2023 (the “Execution Date”) by and among:

1.

Shenzhen Cunzhen Qiushi Technology Co., Ltd., a limited liability company established and existing under the PRC laws, with its registered address at H388, 3/F, Port Building, Maritime Center, No.59, Linhai Avenue, Nanshan Street, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (the “Target Company” or the “Company”);

2.

Zhuanxin Insurance Brokerage Co., Ltd., a limited liability company established and existing under the PRC laws, with its registered address at C701702, Building 5, Shenzhen Software Industry Base, No.11, 13, 15, Haitian 1st Road, Binhai Community, Yuehai Street, Nanshan District, Shenzhen (“Zhuanxin Insurance Brokerage”);

3.

Shenzhen Shenlanbao Information Technology Co., Ltd., a limited liability company established and existing under the PRC laws, with its registered address at C801, Building 5, Shenzhen Software Industry Base, No.11, 13, 15, Haitian 1st Road, Binhai Community, Yuehai Street, Nanshan District, Shenzhen (“Shenlanbao Information”, together with the Target Company, Zhuanxin Insurance Brokerage and any Person directly or indirectly controlled (as defined below) by any of the above Persons, the “Group Companies”);

4.	XU Chunbo, a Chinese citizen, with his PRC ID card number being [***] (the “Founder”);

5.

Shenzhen Cunzhen Zhiyuan Investment Consulting Partnership (Limited Partnership), a partnership established and existing under the PRC laws, with its registered address at C8, Building 5, Shenzhen Software Industry Base, No.14, 16, Haitian 2nd Road, No.11, 13, 15, Haitian 1st Road, Binhai Community, Yuehai Street, Nanshan District, Shenzhen (“Cunzhen Zhiyuan” or the “Founder Shareholding Platform”);

6.

Shenzhen Shixiang Shenlan Investment Consulting Partnership (Limited Partnership), a partnership established and existing under the PRC laws, with its registered address at C802, Building 5, Shenzhen Software Industry Base, No.14, 16, Haitian 2nd Road, No.11, 13, 15, Haitian 1st Road, Binhai Community, Yuehai Street, Nanshan District, Shenzhen (“Shixiang Shenlan” or the “Executive Shareholding Platform”);

7.

Shenzhen Xingkong Yangwang Investment Consulting Partnership (Limited Partnership), a partnership established and existing under the PRC laws, with its registered address at C802, Building 5, Shenzhen Software Industry Base, No.11, 13, 15, Haitian 1st Road, Binhai Community, Yuehai Street, Nanshan District, Shenzhen (“Xingkong Yangwang” or the “Employee Shareholding Platform”,

together with Cunzhen Zhiyuan and Shixiang Shenlan, each of them, a “Shareholding Platform” or collectively, the “Shareholding Platforms”);

8.

Tianjin Jinmi Investment Partnership (Limited Partnership), a partnership established and existing under the PRC laws, with its registered address at Suites 904, Huaying Building, Zhongxin Avenue, Tianjin Pilot Free Trade Zone (Tianjin Airport Economic Area) (“Jinmi Investment”);

9.

Shenzhen Bolo Technology Services Co., Ltd., a limited liability company established and existing under the PRC laws, with its registered address at 1321-1322, Building A, Shenzhen International Chamber of Commerce Building, No.138, Fuhua 1st Road, Fu’an Community, Futian Street, Futian District, Shenzhen (“Bolo Technology”);

10.	LIU Shuanggui, a Chinese citizen, with his/her PRC ID card number being [***]; and

11.

Beijing Zongqing Xiangqian Technology Co., Ltd., a limited liability company established under the PRC laws, with its registered address at 301, 3/F, Building C, No.2, Lizezhong 2nd Road, Chaoyang District, Beijing (together with its designated Affiliate(s) (if any), each of them, a “Buyer” and collectively, the “Buyers”).

For the purpose of this Agreement, each of the above Parties is individually referred to as a “Party” and collectively as the “Parties”; each of XU Chunbo, Xingkong Yangwang, Shixiang Shenlan, Jinmi Investment, Bolo Technology and LIU Shuanggui is individually referred to as a “Transferor” and collectively as the “Transferors”.

WHEREAS:

1.

The Target Company is a limited liability company established and existing under the PRC laws; as of the Execution Date, the Target Company has a registered capital of RMB 6,250,000, and its shareholding structure is as shown in Part I of Schedule 1 attached hereto, pursuant to which the Transferors and Cunzhen Zhiyuan jointly hold 100% of the shares of the Target Company, representing a registered capital of RMB 6,250,000 in the Target Company.

2.	As of the Execution Date, the Group Companies are mainly engaged in insurance brokerage and relevant operation, insurance content planning and promotion business (the “Principal Business”).

3.

At each Closing (as defined below) of this Transaction (as defined below), subject to the terms and conditions set forth in this Agreement, the relevant Transferors agree to sell to the Buyers the shares of the Target Company (the “Target Shares”) that they hold and intend to sell at the Closing, and the Buyers agree to buy such Target Shares from the relevant Transferors at each Closing.

NOW THEREFORE, the Parties agree as follows upon consultation:

Article 1Definitions and Interpretation

1.1	Unless the context otherwise requires, the following words, when used in this Agreement, shall have the meaning set forth below:

1.1.1	This Transaction: means the transactions as agreed in this Agreement, including but not limited to those set forth in Article 2 hereof.

1.1.2

Undertaking Party or Undertaking Parties: (i) if the Initial Closing of the Controlling Interest Acquisition (as defined below) does not occur, means each and all of the Group Companies, the Founder and the Shareholding Platforms; (ii) if the Initial Closing of the Controlling Interest Acquisition occurs, means each and all of the Founder and the Founder Shareholding Platform (Each Party acknowledges and agrees that (a) upon the occurrence of the Initial Closing of the Controlling Interest Acquisition, the Group Companies shall cease to be an Undertaking Party ab initio; (b) after the general partner of the Employee Shareholding Platform/Executive Shareholding Platform is changed to the designated Person of the Buyers, the relevant Shareholding Platform shall cease to be an Undertaking Party ab initio).

1.1.3	Transaction Documents: means this Agreement, the Loan Agreement (as defined below) and other documents agreed herein and other documents in relation to this Transaction.

1.1.4

Affiliates: means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For the avoidance of doubt, if such Person is a natural person, his or her “Affiliates” also include his or her close relatives, including his or her spouse and parents, his or her siblings and their spouse, his or her children and their spouse, the parents of his or her spouse, the siblings of his or her spouse and their spouse, the trustee of any trust in which the natural person and/or any of his or her close relatives is a beneficiary or discretionary object, and any other Person controlled by any of the above persons shall also be deemed as an Affiliate of the natural person.

1.1.5

Control: means, with respect to the relationship between two or more Persons, the possession, direct, indirect or as a trustee or executor, of the power (whether actually exercised or not) to direct or cause any other person to direct the business, affairs, management or decisions of a Person, whether through the ownership of shares, equity interests, voting rights or voting securities, or by virtue of the capacity of a trustee or executor, or by contract, agreement, trust or otherwise, including but not limited to: (i) the direct or indirect ownership of fifty percent (50%) or more of the outstanding shares, equity interests or registered capital of such Person, (ii) the direct or indirect ownership of fifty percent (50%) or more of the voting rights of such Person, or (iii) the direct or indirect power to appoint a majority of the members of such Person’s board of directors or similar governance body. The expressions “controlled by” or “under common control” shall have the meanings correlative to the foregoing.

1.1.6	AMR: means the PRC State Administration for Market Regulation or its local counterparts.

1.1.7

Encumbrance: means any security interest, pledge, mortgage, lien (including but not limited to the priority for taxes, the right of revocation and the right of subrogation), lease, license, burden of debt, preferential arrangement, restrictive covenant, condition or any kind of restrictions, including but not limited to any restriction on the use, voting, transfer, income or otherwise exercise of any ownership interest.

1.1.8

Liabilities: means all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or undetermined, including but not limited to the debts, liabilities and obligations arising under any Law, Claim or government order and those arising under any contract, agreement, promise or undertaking.

1.1.9	Business Qualifications of the Group Companies: means all qualifications, approvals, licenses, certificates, registrations and filings required for the business operation of the Group Companies.

1.1.10

Intellectual Property: means all rights worldwide arising from or in connection with any of the following, whether they are protected, created or produced under the PRC Laws, the Laws of other countries or regions or international treaties: (i) all inventions, utility models, designs (whether patentable or not) and the improvements thereof, all patents, patent applications and patent publications; (ii) all registered trademarks, registered trademark application rights, brands, goodwill, logos, service marks, trade or business names and their translations; (iii) all copyrightable works (whether registered or not), all copyright registrations or registration applications; (iv) all computer software and systems (including the data and files contained therein) and the enhancements and upgrade thereof; (v) all other proprietary rights (including but not limited to domain name, know-how and production process); (vi) Confidential Information and trade secrets; (vii) accounts and account numbers on third-party platforms such as Apple Store and Android platform as well as media platforms such as Weibo and WeChat; (viii) product design documentations, source codes and other technical results or rights and interests in relation to operational data; (ix) data in relation to users, products or businesses collected or obtained and their related rights and interests; (x) any right of a similar nature to any of Items (i)-(ix) under any Laws, whether any registration application has been made for any of the foregoing or the same has been registered, and (xi) copies and tangible carriers (in whatever form and by whatever means) of all the above Intellectual Property.

1.1.11	Material Adverse Effect: means: (i) any Group Company goes into bankruptcy proceedings or liquidation, is wound up, under reorganization or debt restructuring, or sells any material asset (except for those dominated by the Buyers and not within the knowledge of the Undertaking Parties (or within the knowledge of the Undertaking Parties but beyond their material influence or control) upon the first (1st) anniversary of the Initial Closing Date of the Controlling Interest Acquisition); (ii) any Group Company loses any key approval, filing, authorization, license, qualification and certificate, etc. required for the conduct of business activities (except for those dominated by the Buyers and not within the knowledge of the Undertaking Parties (or within the knowledge of the Undertaking Parties but beyond their material influence or control) upon the first (1st) anniversary of the Initial Closing Date of the Controlling Interest Acquisition); and/or (iii) any circumstance, change or effect in relation to the Principal Business of the Group Companies (as a whole) and/or Zhuanxin Insurance Brokerage or the industry where they/it operates that individually or in the aggregate, directly or indirectly: (A) has or could be reasonably expected to have a significant adverse effect on the existence, business, assets, Intellectual Property, Liabilities (including but not limited to contingent liabilities), financial position, tax status, operation results or prospects of the Group Companies (as a whole) and/or Zhuanxin Insurance Brokerage; or (B) has or could be reasonably expected to have a significant adverse effect on any approval, filing, authorization, license, qualification, certificate or ability in connection with the business operations of the Group Companies (as a whole) and/or Zhuanxin Insurance Brokerage; or (C) has or could be reasonably expected to have a significant adverse effect on the validity, lawfulness, binding force, performance or enforceability of the Transaction Documents (as a whole) and/or this Agreement.

1.1.12

Material Contracts: means all contracts, agreements, memorandums, letter of intents or other legal documents (whether they are entered into in the ordinary course of business or not) that are material to the existence, development, finance or business of the Group Companies (as a whole) and/or Zhuanxin Insurance Brokerage, constitute material restrictions on the Group Companies (as a whole) and/or Zhuanxin Insurance Brokerage, or lack of which a Material Adverse Effect will be caused to the existence, development, financial position, tax status or business of the Group Companies (as a whole) and/or Zhuanxin Insurance Brokerage, including but not limited to: (i) any contract in an amount in excess of RMB 300,000; (ii) any contract related to the Intellectual Property or any material asset of any Group Company, including, without limitation, contracts regarding the transfer, sale, license, purchase or disposal of any Intellectual Property or material asset of any Group Company, or contracts signed with third parties regarding the authorization, transfer, license, sub-license, entrusted development, joint research and development and technical services of R&D products/technology; (iii) any contract containing exclusive or restrictive clauses, cooperation priority or other priority clauses, most-favoured nation clause, non-compete clause or any clause that restricts the business operation, business development or other competitive ability of any Group Company, including, without limitation, contracts restricting or purporting to restrict any Group Company’s ability to compete in any industry or with any Person or in any area or during any period; (iv) any contract containing performance commitments or guarantee commitments of the Group Companies; (v) contracts signed with the top 10 counterparties, suppliers or customers of the Group Companies (including, without limitation, insurance brokerage companies, insurance agencies and insurance companies); (vi) contracts involving the sale or acquisition of shares/assets, investment, financing, joint venture, M&A, reorganization, voting arrangement, profit sharing or transfer/change of control of any Group Company, or contracts involving the acquisition, merger or sale (including sale of partial interests) of any Group Company’s business or fixed asset; (vii) contracts pursuant to which any Group Company borrows any debt or contracts that create any Encumbrance on any shares, assets or Intellectual Property of any Group Company; (viii) contracts signed with Governmental Authorities, Affiliates, insiders, competitors, administrative agencies, banking institutions or industry associations; (ix) contracts related to any Related-party Transaction (as defined below); (x) contracts containing any expression regarding a change of control or any right or obligation triggered by any transaction contemplated by any Transaction Document, including, without limitation, contracts containing provisions that the consent of a third party or a prior notice to a third party (including, without limitation, any shareholder, bank, other creditor or licensor under any license agreement, government or other regulatory authorities) is required with respect to any change, transfer or lease of the shares or primary assets of any Group Company; (xi) contracts that may have a material effect on the transactions under the Transaction Documents; (xii) contracts and agreements that are reasonably deemed as not being concluded on an arm’s length basis; and (xiii) contracts of a nature beyond the normal business activities of the Group Companies, or all contracts not concluded in the ordinary course of business, or all contracts whose purposes are inconsistent with the actual purposes.

1.1.13

Taxes: means all types of taxation, fees, levies, taxes, tariffs and other charges (together with any and all interests, penalties, late fees, surcharges and additional amounts charged in connection therewith) levied and/or recovered by any Governmental Authority.

1.1.14

Claims: means any claim, request, demand and relevant letters, notice of violation, prosecution, suit, action, compliant, appeal, arbitration, inquiry, procedure or investigation, settlement adjudication or settlement agreement initiated by or against any Person.

1.1.15

To the Knowledge: means, with respect to a Person, the actual or constructive knowledge of such Person after due inquiry; in particular, with respect to the Undertaking Parties, shall include the best reasonable knowledge of any Undertaking Party after due inquiry (including duly making inquiries of relevant directors, senior officers, relevant persons in charge and Key Employees), including the actual and constructive knowledge of such Undertaking Party.

1.1.16	Retained Employees: means employees who continue to work in the Group Companies after the applicable Closing Date (as defined below).

1.1.17

Key Employees: means employees of the Group Companies as set out in Part II of Schedule 8 attached hereto, which may be updated by the Founder and the Buyers upon consultation according to the business development of the Group Companies.

1.1.18

Person: means any individual, partnership, joint stock company, limited liability company, association, trust, other incorporated foundation, corporation aggregate, unincorporated organization, Governmental Authority or other entity.

1.1.19

Governmental Authority: means any national, international, supra-national, federal, state, provincial, local or any other quasi-governmental, governmental, regulatory or administrative agency, department or commission or any court, tribunal or judicial or arbitration institutions in or beyond China.

1.1.20	Government Directive: means any order, judgment, injunction, ruling, regulation, decision or award made by any Governmental Authority inside or outside China.

1.1.21	Departments in Charge of Insurance Intermediaries: means the competent Governmental Authorities and regulatory agencies for insurance intermediaries, including their local counterparts.

1.1.22

Laws: means national, international, state, provincial and local statutes, laws, decrees, rules, regulations, Government Directives, judicial interpretations, legal principles, administrative regulations and securities issuance and trading rules of applicable stock exchanges in or beyond China. “Laws and Regulations” shall have the meanings correlative to the foregoing.

1.1.23	Business Day: means any day other than Saturdays, Sundays and any other days on which banks are required or authorized by Laws to close in China.

1.1.24	RMB: means Chinese Yuan Renminbi, the official currency of China.

1.2	Construction and rules of construction

For the purpose of this Agreement, unless the context otherwise requires:

1.2.1any reference contained in this Agreement to clauses, schedules, recitals, the foregoing or below shall be deemed references to clauses, schedules, recitals, the foregoing or below in this Agreement, which shall be deemed as part of this Agreement;

1.2.2	the headings of sections of this Agreement are for convenience of reference only, and shall in no way affect the meaning or interpretation of this Agreement;

1.2.3	the words “include”, “includes” and “including” used in this Agreement shall be deemed to be followed by the phrase “without limitation”;

1.2.4

any Laws defined or referred to in this Agreement or any agreement or document referred to herein shall be construed to refer to the Laws as amended, modified or supplemented from time to time, including subsequent Laws that supersede the original Laws;

1.2.5any reference contained in this Agreement to any agreement, instrument or other document shall be deemed references to the agreement, instrument or other document as amended, supplemented or modified from time to time;

1.2.6any reference to any Person shall also be deemed references to its permitted successors and assigns; any reference to any company shall include any of its branches;

1.2.7the words “herein”, “hereof” and “hereunder” and words of similar import shall be construed to refer to this Agreement in its entirety, rather than any specific provision hereof; and

1.2.8any reference contained in this Agreement to any obligation or liability of any Undertaking Party shall be deemed references to the joint and several obligations or liabilities of the Undertaking Parties.

Article 2Transfer of the Target Shares

2.1

Each Undertaking Party and each Transferor acknowledges and agrees that Part I of Schedule 1 attached hereto gives a true, accurate and complete view of the shareholding structure of the Group Companies and the shareholding of each Transferor in the Target Company as of the Execution Date and from the Execution Date to immediately preceding the Initial Closing of the Controlling Interest Acquisition, and they have no dispute over such shareholding structure.

2.2	Controlling Interest Acquisition

2.2.1Subject to the terms and conditions set forth herein (in particular, the full satisfaction or the Buyers’ written waiver of the Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition (as defined below)), the relevant Transferors agree to sell to the Buyers, and the Buyers agree to buy from the relevant Transferors, the Target Shares free and clear of any Encumbrance as set forth in the table below, on the Initial Closing Date of the Controlling Interest Acquisition (as defined below), in each case upon the terms and conditions set forth herein (The above transaction is referred to as the “Controlling Interest

Acquisition I”).

Transferor	Registered capital of the Company to be transferred (RMB/Yuan)	Corresponding shareholding proportion in the Company
Jinmi Investment	1,000,000	16.00%
LIU Shuanggui	40,000	0.64%
XU Chunbo	2,460,000	39.36%
Total	3,500,000	56.00%

From the Initial Closing Date of the Controlling Interest Acquisition, the shareholding structure of the Group Companies is as shown in Part II of Schedule 1 attached hereto, pursuant to which the Buyers hold 56% of the shares of the Target Company and 56% of the equity interests in the Group Companies.

2.2.2Subject to the terms and conditions set forth herein (in particular, the full satisfaction or the Buyers’ written waiver of the Conditions Precedent to the Second Closing of the Controlling Interest Acquisition (as defined below)), the relevant Transferors agree to sell to the Buyers, and the Buyers agree to buy from the relevant Transferors, the Target Shares free and clear of any Encumbrance as set forth in the table below, on the Second Closing Date of the Controlling Interest Acquisition (as defined below), in each case upon the terms and conditions set forth herein (The above transaction is referred to as the “Controlling Interest Acquisition II”, and together with the Controlling Interest Acquisition I, collectively referred to as the “Controlling Interest Acquisition”).

Transferor	Registered capital of the Company to be transferred (RMB/Yuan)	Corresponding shareholding proportion in the Company
Bolo Technology	250,000	4.00%
Total	250,000	4.00%

From the Second Closing Date of the Controlling Interest Acquisition, the shareholding structure of the Group Companies is as shown in Part III of Schedule 1 attached hereto, pursuant to which the Buyers hold 60% of the shares of the Target Company and 60% of the equity interests in the Group Companies.

2.3	Minority Interest Acquisition

2.3.1

Subject to the terms and conditions set forth herein (in particular, the full satisfaction or the Buyers’ written waiver of the Conditions Precedent to the Initial Closing of the Minority Interest Acquisition (as defined below)), the relevant Transferors agree to sell to the Buyers, and the Buyers agree to buy from the relevant Transferors, the Target Shares free and clear of any Encumbrance as set forth in the table below, on the Initial Closing Date of the Minority Interest Acquisition (as defined below), in each case upon the terms and conditions set forth herein (The above transaction is referred to as the “Minority Interest Acquisition I”).

Transferor	Registered capital of the Company to be transferred (RMB/Yuan)	Corresponding shareholding proportion in the Company
XU Chunbo	168,750	2.70%
XU Chunbo (The portion acquired from Cunzhen Zhiyuan)	300,000	4.80%
Xingkong Yangwang	187,500	3.00%
Shixiang Shenlan	93,750	1.50%
Total	750,000	12.00%

Each Party acknowledges and agrees that prior to each closing of the Minority Interest Acquisition (as defined below), Cunzhen Zhiyuan, as the Founder Shareholding Platform, shall have transferred all of the shares of the Company held by it to XU Chunbo in accordance with Article 6.4 hereof for the Withdrawal of the Founder Shareholding Platform (as defined below), and have XU Chunbo act as the Transferor of such Target Shares under the Minority Interest Acquisition arrangement. Notwithstanding the foregoing, if the arrangement on the Withdrawal of the Founder Shareholding Platform fails to be completed in a timely manner, and the Buyers have the right (but not the obligation) to buy from Cunzhen Zhiyuan the Target Shares subject to each closing of the Minority Interest Acquisition in respect of the shares of the Company held by it, at each closing of the Minority Interest Acquisition (the details of which can be seen in the table setting forth the Target Shares under each Minority Interest Acquisition arrangement), then at that time, Cunzhen Zhiyuan shall be the “Transferor” of relevant Target Shares and be governed by the provisions on rights and obligations of the relevant “Transferor” hereunder, for which each Party shall provide full cooperation.

From the Initial Closing Date of the Minority Interest Acquisition, the shareholding structure of the Group Companies is as shown in Part IV of Schedule 1 attached hereto, pursuant to which the Buyers hold 72% of the shares of the Target Company and 72% of the equity interests in the Group Companies.

2.3.2

Subject to the terms and conditions set forth herein (in particular, the full satisfaction or the Buyers’ written waiver of the Conditions Precedent to the Second Closing of the Minority Interest Acquisition (as defined below)), the relevant Transferors agree to sell to the Buyers, and the Buyers agree to buy from the relevant Transferors, the Target Shares free and clear of any Encumbrance as set forth in the table below, on the Second Closing Date of the Minority Interest Acquisition (as defined below), in each case upon the terms and conditions set forth herein (The above transaction is referred to as the “Minority Interest Acquisition II”).

Transferor	Registered capital of the Company to be transferred (RMB/Yuan)	Corresponding shareholding proportion in the Company
XU Chunbo	168,750	2.70%
XU Chunbo (The portion acquired from Cunzhen Zhiyuan)	300,000	4.80%
Xingkong Yangwang	187,500	3.00%
Shixiang Shenlan	93,750	1.50%
Total	750,000	12.00%

From the Second Closing Date of the Minority Interest Acquisition (assuming that the Initial Closing of the Minority Interest Acquisition has been completed), the shareholding structure of the Group Companies is as shown in Part V of Schedule 1 attached hereto, pursuant to which the Buyers hold 84% of the shares of the Target Company and 84% of the equity interests in the Group Companies.

For the avoidance of doubt, whether the Initial Closing of the Minority Interest Acquisition has been completed or not will not necessarily affect the occurrence of the Second Closing of the Minority Interest Acquisition, and in terms of the latter, the execution thereof, the corresponding valuation, the amount of Transfer Consideration, the Company’s shareholding structure from the Second Closing Date of the Minority Interest Acquisition and other transaction conditions shall be determined in accordance with this Agreement.

2.3.3

Subject to the terms and conditions set forth herein (in particular, the full satisfaction or the Buyers’ written waiver of the Conditions Precedent to the Third Closing of the Minority Interest Acquisition (as defined below)), the relevant Transferors agree to sell to the Buyers, and the Buyers agree to buy from the relevant Transferors, the Target Shares free and clear of any Encumbrance as set forth in the table below, on the Third Closing Date of the Minority Interest Acquisition (as defined below), in each case upon the terms and conditions set forth herein (The above transaction is referred to as the “Minority Interest Acquisition III”, and together with the Minority Interest Acquisition I and the Minority Interest Acquisition II, the “Minority Interest Acquisition”).

Transferor	Registered capital of the Company to be transferred (RMB/Yuan)	Corresponding shareholding proportion in the Company
XU Chunbo	225,000	3.60%
XU Chunbo (The portion acquired from Cunzhen Zhiyuan)	400,000	6.40%
Xingkong Yangwang	250,000	4.00%
Shixiang Shenlan	125,000	2.00%
Total	1,000,000	16.00%

From the Third Closing Date of the Minority Interest Acquisition (assuming that the Initial Closing of the Minority Interest Acquisition and the Second Closing of the Minority Interest Acquisition have been completed), the shareholding structure of the Group Companies is as shown in Part VI of Schedule 1 attached hereto, pursuant to which the Buyers hold 100% of the shares of the Target Company and 100% of the equity interests in the Group Companies.

For the avoidance of doubt, whether the Initial Closing of the Minority Interest Acquisition and/or the Second Closing of the Minority Interest Acquisition have been completed or not will not necessarily affect the occurrence of the Third Closing of the Minority Interest Acquisition, and in terms of the latter, the execution thereof, the corresponding valuation, the amount of Transfer Consideration, the Company’s shareholding structure from the Third Closing Date of the Minority Interest Acquisition and other transaction conditions shall be determined in accordance with this Agreement.

2.4

Each Undertaking Party and Each Transferor acknowledges and agrees that the Target Shares to be transferred by each Transferor to the Buyers are free and clear of any Encumbrance; the Buyers will obtain all rights, title and interest in and to the Target Shares in connection with each closing from each Closing Date, including but not limited to the title to the relevant Target Shares and any right and interest in connection with or arising from such title.

2.5

Each Undertaking Party and each Transferor acknowledges and agrees that it waives the right of first refusal, the co-sale right, the liquidation preference (if any) and any other rights potentially affecting this Transaction hereunder that it may have in connection with this Transaction.

2.6

Each Party acknowledges and agrees that the Buyers intend to acquire all Target Shares in connection with each closing in their entirety on each Closing Date, and unless the Buyers agree in writing, no Transferor may deliver the relevant Target Shares in part. If at any closing of this Transaction, any Transferor only transfers the Target Shares in connection with the closing in part to the Buyers, the Buyers shall have the right to reduce the relevant Transfer Consideration (as defined below) or stop the closing. For the avoidance of doubt, the foregoing provisions shall be without prejudice to other rights of the Buyers hereunder.

2.7

Each Party acknowledges and agrees that it fully recognizes and has no dispute over this Transaction and the terms and conditions set forth in this Agreement, agrees to perform its obligations hereunder and assume corresponding responsibilities in accordance with the terms and conditions set forth herein, and agrees to take all necessary measures to procure the consummation of this Transaction (in particular, considering that the Buyers acquire 56% of the shares of the Company after the Initial Closing Date of the Controlling Interest Acquisition and changes the legal representative, directors, supervisors, managers, corporate contacts, financial officers and other key personnel of some Group Companies in accordance with Article 7.1.8 (if applicable, but excluding the circumstance where the Buyers continue to designate employees of the Group Companies to hold such positions), and upon the first (1st) anniversary of the Initial Closing Date of the Controlling Interest Acquisition, the Buyers or their designated Affiliate will have the right to be in overall charge of the business, finance, taxation, legal affairs, compliance, human resources, administration and other lines (at any level) of the Group Companies, the Buyers undertake not to use such administration authorities to maliciously prevent the Undertaking Parties from meeting the conditions precedent to each closing under the Minority Interest Acquisition transaction); in particular, from the Initial Closing Date of the Controlling Interest Acquisition to the expiration of the assessment period corresponding to each Minority Interest Acquisition, the Buyers shall reasonably meet the reasonable needs of the Group Companies required in the ordinary course of business of the Group Companies with respect to the qualifications, certificates, seals, bank accounts (and their passwords or keys) and other key assets, documents and archives of the Group Companies managed by the Buyers or their appointee.

Article 3Determination and Payment of the Transfer Consideration

3.1	Overview of the Transfer Consideration

3.1.1

Each Party acknowledges and agrees that, with respect to each closing of this Transaction, to purchase the relevant Target Shares held by the relevant Transferors, the Buyers shall pay to the relevant Transferors the relevant share transfer price (the “Transfer Consideration”) determined according to Article 3 hereof at the time and in the manner as agreed in Article 3 hereof.

For the avoidance of doubt, the Transfer Consideration is inclusive of taxes, that is, it includes the income tax, stamp duty and any other taxes payable by the Transferors in connection with this Transaction. The relevant Transfer Consideration shall be all monies required to be paid by the Buyers in connection with each closing of this Transaction, and the Buyers will not bear any taxes, fees or other amounts other than the stamp duty as required by applicable Laws and Regulations in connection with this Transaction.

Each Party acknowledges and agrees that if the Target Company converts its capital reserves into its registered capital before any closing of this Transaction, the Buyers shall, at each closing of this Transaction, remain entitled to acquire all Target Shares in connection with the closing held by the relevant Transferors after the above capital increase in accordance with this Agreement; the registered capital corresponding to the Target Shares shall be correspondingly increased, but the Transfer Consideration receivable by the relevant Transferors and the Transfer Consideration due to all Transferors shall remain unchanged.

3.1.2	Each Party acknowledges and agrees that, with respect to each closing of this Transaction, after the amounts to be paid by the Buyers to the relevant Transferors in connection with the closing are finally determined according to this Article 3, the relevant Transferors shall sign the letter of confirmation (the “Amounts Confirmation”) as set out in Schedule 2 attached hereto with the Buyers, confirming the amounts to be actually paid by the Buyers at the relevant closing. For the avoidance of doubt, if the Transferors fail to sign the above letter of confirmation, then the Buyers shall have no obligation to pay to the Transferors any Transfer Consideration or amounts in connection with such closing.

3.1.3

Each Party acknowledges and agrees that, with respect to each closing of this Transaction, the Buyers shall, on the terms and conditions set forth herein, respectively pay and transfer or cause their designee to respectively pay and transfer the amounts due to the relevant Transferors to the bank accounts in the name of the relevant Transferors as set out in Schedule 3 attached hereto (the “Collection Accounts”; in the case of any change to the information of the Collection Account of any Transferor, the Transferor shall notify the Buyers of the same at least fifteen (15) Business Days prior to the relevant Closing Date), or pay the relevant amounts in any other manner as agreed with the relevant Transferors.

3.1.4

Each Party acknowledges and agrees that the Buyers shall be deemed to have fully performed their payment obligations if they make full payment or causes their designee to make full payment for the relevant amounts payable at each closing of this Transaction on the terms and conditions set forth herein (including the transfer of relevant amounts to the Collection Accounts of the relevant Transferors, or the payment of relevant amounts in any other manner as agreed with the relevant Transferors), to which each Undertaking Party and Transferor shall not raise any objection. The Buyers shall not be bound to see to the distribution, custody, withdrawal or application of the funds in the Collection Accounts of the Transferors as well as the separate distribution (if any) of the Transfer Consideration among the Transferors, etc. and any such matter (if any) shall not affect the closing arrangement hereunder and the Buyers’ right to the relevant Target Shares pursuant to this Agreement. Each Transferor shall provide the Buyers with a written certificate or confirmation for the receipt of the relevant amounts in connection with each closing of this Transaction on the day that such amounts are received.

3.1.5

Each Party acknowledges and agrees that the Buyers’ adjustment and deduction to the Transfer Consideration pursuant to this Article 3 shall neither affect the right of the Indemnified Persons (as defined below) to hold the defaulting Party liable for breach of contract and claim compensation from such defaulting Party pursuant to Article 8 or other provisions hereof, nor affect the Indemnified Persons’ other rights to remedies under applicable Laws and the Transaction Documents.

For the avoidance of doubt: (i) if the Transfer Consideration in connection with any closing of this Transaction (or the relevant amounts to be paid to the relevant Transferors by the Buyers at the closing) is nil or negative as calculated according to this Article 3, then the Buyers shall not be required to make payment for such Transfer Consideration/amounts, and shall have the right to demand indemnification, compensation and/or return from the relevant Transferors with respect to the extra amounts paid; and (ii) the Buyers and/or their Affiliates shall have the right to deduct the relevant adjustment or deduction amounts (including, without limitation, the compensation or indemnification to be made to the Indemnified Persons pursuant to the Transaction Documents or other amounts which the Buyers shall have the right to deduct (if applicable)) when paying any amounts to the Transferors and/or their Affiliates in accordance with the Transaction Documents or other relevant documents; if the Transferors and/or their Affiliates have any objection to the amounts deducted by the Buyers and/or their Affiliates, then they shall have the right to initiate dispute resolution proceedings pursuant to this Agreement. If the dispute resolution institution determines that the amounts that the Buyers and/or their Affiliates have the right to deduct are less than the amounts actually deducted upon due verdict, then the Buyers and/or its Affiliates shall return the relevant difference to the relevant Transferors and/or their Affiliates.

Each Party further acknowledges that although the relevant Shareholding Platform shall cease to be an Undertaking Party ab initio after the general partners of the Employee Shareholding Platform and the Executive Shareholding Platform are changed to the designated Person of the Buyers, if the Undertaking Parties shall compensate or indemnify the Indemnified Persons pursuant to the Transaction Documents based on matters occurring or originating before the Initial Closing Date of the Controlling Interest Acquisition, and the Buyers deducts the relevant compensation/indemnification amounts when paying the relevant Transfer Consideration to the Transferors as the Undertaking Parties at the relevant closing of this Transaction, then the Employee Shareholding Platform and the Executive Shareholding Platform shall, together with the Transferors as the Undertaking Parties, assume such deductions in accordance with their respective shareholding proportion in the Company prior to the Initial Closing Date of the Controlling Interest Acquisition and to the extent of the Transfer Consideration that they should receive at such closing; for the avoidance of doubt, the Undertaking Parties shall be otherwise responsible for compensating or indemnifying the portion in excess of the relevant Transfer Consideration receivable by the Transferors as the Undertaking Parties, the Employee Shareholding Platform and Executive Shareholding Platform under such closing.

3.2	Determination and payment of the Transfer Consideration in connection with the Controlling Interest Acquisition

3.2.1	Base Value and Actual Value

Each Party acknowledges and agrees that: (i) on the basis that the net cash of the Group Companies on the Net Cash Assessment Date (as defined below) is no less than RMB [***] (the “Base Net Cash”), the base estimated value in connection with the Controlling Interest Acquisition shall be RMB 360,000,000 (the “Base Value”); (ii) the actual estimated value (the “Actual Value”) in connection with the Controlling Interest Acquisition shall be equal to the lower of the Assessed Value I (as defined below) and the Assessed Value II (as defined below); (iii) the “Assessed Value I” is equal to the Base Value net of the Estimated Value Decrease Amount (as defined below) on the Net Cash Assessment Date I (as defined below), and the “Assessed Value II” is equal to the Base Value net of the Estimated Value Decrease Amount on the Net Cash Assessment Date II (as defined below).

Of which:

(1)

the formula of the “Estimated Value Decrease Amount” is as follows: (i) if the Net Cash of the Group Companies on the relevant Net Cash Assessment Date (the “Actual Net Cash”) is less than the Base Net Cash, then the Estimated Value Decrease Amount = Base Net Cash - Actual Net Cash; (ii) if the Actual Net Cash is equal to or exceeds the Base Net Cash, then the Estimated Value Decrease Amount = 0; (iii) notwithstanding the foregoing, if the Actual Net Cash is less than the Base Net Cash and the difference is no more than RMB [***], then the Estimated Value Decrease Amount = 0.

(2)“Net Cash” = Cash – Total Quasi Liabilities.

(3)“Cash” means the aggregate amount of the cash, cash equivalents and other marketable securities reflected under the items as set out in the balance sheet prepared in accordance with PRC Accounting Standards for Business Enterprises, including cash at bank and in hand, financial assets held for trading, available-for-sale financial assets, held-to-maturity investments and interest receivables; for the avoidance of doubt, advances, deposits or similar amounts paid by the Group Companies to the counterparties are excluded.

(4)“Total Quasi Liabilities” means the sum of all liabilities (including, without limitation, current liabilities and non-current liabilities) reflected in the balance sheet prepared in accordance with PRC Accounting Standards for Business Enterprises net of the total amounts of liabilities reflected in employee benefits payable and taxes payable (provided that the total amounts of liabilities reflected in employee benefits payable and taxes payable do not exceed RMB [***], otherwise only net of RMB [***]).

Each Party acknowledges and agrees that, the following items in relation to the Shenlanbao Information Share Transfer Transaction

Dated November 2019 (as defined below): (i) the expenses or Liabilities of the Target Company in connection with the individual income taxes and late fees paid by the Target Company as the withholding agent to the competent tax authority, (ii) the receivables of the Target Company in connection with such individual income taxes and late fees owed to the Target Company by the relevant Transferors (i.e. the Founder and LV Jianwen), and (iii) the Liabilities of the Target Company in connection with the relevant share transfer consideration owed to the relevant Transferors by the Target Company (Item (ii) and Item (iii) shall be set off against each other pursuant to Article 7.1.21 hereof), whether incurred before or after the Net Cash Assessment Date I/Net Cash Assessment Date II (in particular, the late fees incurred during the period from the Net Cash Assessment Date I up to the actual payment of such individual income taxes and late fees by the Target Company to the competent tax authority, if applicable), shall be deemed to have been incurred before the Net Cash Assessment Date I or the Net Cash Assessment Date II, and shall be taken into account when calculating the Net Cash on the Net Cash Assessment Date I and the Net Cash Assessment Date II.

Each Party acknowledges and agrees that, (i) full provision shall be made for all expenses and Liabilities (which, as acknowledged by the Undertaking Parties, mean all intermediary fees in connection with this Transaction to be borne by the Group Companies such as the fees related to attorneys, accountants, investment counselors and consultants, but excluding the fees related to attorneys, accountants, investment counselors and consultants incurred by the Undertaking Parties in connection with this Transaction which are to be borne by the Company in accordance with Article 12.6 hereof) as set out in Items (1) and (2) of Article 5.1.9 and Article 5.1.26 of the Disclosure Schedule in the financial statements as at the Net Cash Assessment Date I and the Net Cash Assessment Date II, and such expenses and Liabilities shall be taken into account when calculating the Net Cash as at the Net Cash Assessment Date I and the Net Cash Assessment Date II; (ii) full provision shall be made for the amounts of other expenses and Liabilities disclosed under Article 5.1.9 of the Disclosure Schedule other than those described in the above Item (i) in the financial statement as at the Net Cash Assessment Date I, and such amounts shall be taken into account when calculating the Net Cash as at the Net Cash Assessment Date I; (iii) the fees related to attorneys, accountants, investment counselors and consultants incurred by the Undertaking Parties in connection with this Transaction which are to be borne by the Company in accordance with Article 12.6 hereof shall not affect the amount of Net Cash as at the Net Cash Assessment Date I and the Net Cash Assessment Date II.

For the avoidance of doubt, the above calculation criteria shall be only used to decide the Actual Value for this Transaction. After the

Initial Closing Date of the Controlling Interest Acquisition, the specific amounts of relevant items as set out in the financial statements or auditor’s reports of the Group Companies shall still be subject to the calculation criteria under the accounting standards applicable to the group system to which the Buyers belong.

3.2.2	Determination of the Assessed Value I and amounts required to be paid on the Initial Closing Date of the Controlling Interest Acquisition

Each Party acknowledges and agrees that on the twentieth (20th) Business Day prior to the full satisfaction of the Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition or other deadline as agreed by the Buyers and the Founder through friendly consultation, the Undertaking Parties shall deliver a copy of the consolidated balance sheet of the Group Companies (the “Net Cash Assessment Statement I”) as of the end date of the fiscal month immediately preceding the Initial Closing Date of the Controlling Interest Acquisition (the “Net Cash Assessment Date I”) and other relevant documents and information as required by the Buyers for the Buyers to review and confirm the financial position of the Group Companies as at the Net Cash Assessment Date I. The Buyers will confirm the actual amount of the Net Cash as at the Net Cash Assessment Date I according to the Net Cash Assessment Statement I and other relevant documents and information, and correspondingly confirm the relevant Estimated Value Decrease Amount and the Assessed Value I on the Net Cash Assessment Date I pursuant to Article 3.2.1 above.

Each Party acknowledges and agrees that subject to the mechanism on the return of Transfer Consideration under Article 3.2.4 hereof and the mechanism on the adjustment of Final Payment to the Founder under Article 3.2.6 hereof: (i) the Transfer Consideration due to Jinmi Investment and LIU Shuanggui in the Controlling Interest Acquisition I shall be equal to the Assessed Value I multiplied by the shareholding proportion corresponding to the relevant Target Shares on a fully-diluted basis at that time and then net of other amounts to be compensated or indemnified to the Indemnified Persons by the relevant Transferors, or which the Buyers have the right to deduct, pursuant to the Transaction Documents; (ii) the Transfer Consideration due to XU Chunbo as the Founder in the Controlling Interest Acquisition I shall be equal to the Assessed Value I multiplied by 43.36%, minus RMB 26,990,000 and then net of other amounts to be compensated or indemnified to the Indemnified Persons by him, or which the Buyers have the right to deduct, pursuant to the Transaction Documents.

3.2.3	Payment of the amounts required to be paid on the Initial Closing Date of the Controlling Interest Acquisition

Each Party acknowledges and agrees that within ten (10) Business Days upon the full satisfaction or the Buyers’ written waiver of the Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition set forth in Article 7.1 hereof (or within other time limit as agreed by the relevant Transferors and the Buyers through friendly consultation): (i) the Buyers shall respectively remit to or cause their designee to respectively remit to the Collection Accounts of Jinmi Investment and LIU Shuanggui the relevant Transfer Consideration due to them with respect to the Controlling Interest Acquisition I (for the avoidance of doubt, the amount of such Transfer Consideration shall be calculated in the manner set forth in Item (i) of Paragraph 2 of Article 3.2.2 hereof at the Initial Closing of the Controlling Interest Acquisition); (ii) the Buyers shall remit or cause their designee to remit to the Collection Account of XU Chunbo as the Founder the Transfer Consideration due to him with respect to the Controlling Interest Acquisition I (for the avoidance of doubt, the amount of such Transfer Consideration shall be calculated in the manner set forth in Item (ii) of Paragraph 2 of Article 3.2.2 hereof at the Initial Closing of the Controlling Interest Acquisition, without regard to the mechanism on the return of Transfer Consideration under Article 3.2.4 hereof and the mechanism on the adjustment of Final Payment to the Founder under Article 3.2.6 hereof) net of RMB 20,000,000 (the “Final Payment to the Founder”) and the Founder’s Loan (as defined below), and the Buyers and XU Chunbo as the Founder acknowledge and agree that the Founder’s Loan owed to the Buyers by XU Chunbo as the Founder shall be automatically converted to the relevant Transfer Consideration that should be paid to XU Chunbo as the Founder with respect to the Controlling Interest Acquisition I by the Buyers at the time when the above amounts are paid (for the avoidance of doubt, the total amount to be paid by the Buyers to XU Chunbo as the Founder according to the above arrangements shall be the Transfer Consideration due to XU Chunbo as the Founder with respect to the Controlling Interest Acquisition I net of the Final Payment to the Founder) (The remittance of the above amounts to the Collection Accounts of the relevant Transferors by the Buyers or their designee (in particular, with respect to XU Chunbo as the Founder, the amounts therein equal to the Founder’s Loan are paid by way of converting all of the Founder’s Loan to the Transfer Consideration ) is referred to as the “Initial Closing of the Controlling Interest Acquisition”, and the day when the Initial Closing of the Controlling Interest Acquisition occurs is referred to as the “Initial Closing Date of the Controlling Interest Acquisition”).

3.2.4	Determination of the Actual Value and arrangement on the return of Transfer Consideration (if applicable)

Within three (3) months after the Initial Closing Date of the Controlling Interest Acquisition, the Buyers will review the financial position of the Group Companies as of the end date (the “Net Cash Assessment Date II”) of the fiscal month in which the Initial Closing Date of the Controlling Interest Acquisition falls and shall have the right to appoint an accounting firm to audit the same, with a view to determining the Actual Net Cash as at the Net Cash Assessment Date II, the Estimated Value Decrease Amount applicable to the Net Cash Assessment Date II and the Assessed Value II, and confirming the final Actual Value correspondingly, at which time, the Undertaking Parties, the Transferors and the Group Companies shall cooperate with the Buyers in implementing the above arrangements, and provide relevant documents and information as required by the Buyers (including, without limitation, promptly providing financial statements, breakdowns of financial items, bank statements, business data and other relevant information according to the requirements of the Buyers).

Each Party acknowledges and agrees that if the Actual Value/Assessed Value II determined according to the above procedures is lower than the Assessed Value I, the Buyers shall have the right to request XU Chunbo as the Founder to return an amount equal to (Assessed Value I - Actual Value/Assessed Value II) multiplied by 60%, and XU Chunbo as the Founder shall return the relevant amounts within five (5) Business Days following the written request of the Buyers; if XU Chunbo as the Founder fails to return the relevant amounts within the foregoing time limit, then the Buyers shall have the right to deduct all such amounts that are not returned by XU Chunbo as the Founder pursuant to the above provisions when subsequently releasing the Final Payment to the Founder and/or paying relevant Transfer Consideration to the Founder and/or the Shareholding Platform at each subsequent closing of this Transaction.

3.2.5	The amounts of the Transfer Consideration in connection with the Controlling Interest Acquisition II and the payment thereof

Each Party acknowledges and agrees that the Transfer Consideration due to Bolo Technology as the Transferor in the Controlling Interest Acquisition II shall be equal to RMB 26,990,000.

Each Party acknowledges and agrees that within ten (10) Business Days upon the full satisfaction or the Buyers’ written waiver of the Conditions Precedent to the Second Closing of the Controlling Interest Acquisition set forth in Article 7.2 hereof (or within other time limit as agreed by Bolo Technology and the Buyers through friendly consultation), the Buyers shall remit to or cause their designee to remit to the Collection Account of Bolo Technology the relevant Transfer Consideration (The remittance of the relevant Transfer Consideration to the Collection Account of Bolo Technology by the Buyers or their designee is referred to as the “Second Closing of the Controlling Interest Acquisition”, and the day when the Second Closing of the Controlling Interest Acquisition occurs is referred to as the “Second Closing Date of the Controlling Interest Acquisition”).

3.2.6	Adjustment and release of the Final Payment to the Founder

Each Party acknowledges and agrees that on the Second Closing Date of the Controlling Interest Acquisition, the Buyers shall remit or cause their designee to remit to the Collection Account of XU Chunbo as the Founder the Final Payment to the Founder net of other amounts to be compensated or indemnified to the Indemnified Persons by XU Chunbo, or which the Buyers have the right to deduct, pursuant to the Transaction Documents.

Notwithstanding the foregoing, if any of the Conditions Precedent to the Second Closing of the Controlling Interest Acquisition set forth in Article 7.2 hereof fails to be satisfied on the Second Closing Deadline of the Controlling Interest Acquisition (as defined below) and the Buyers choose to waive relevant conditions precedent to closing in writing and proceed with the Second Closing of the Controlling Interest Acquisition, then the Final Payment to the Founder shall be adjusted to nil and the Buyers shall no longer be required to pay to XU Chunbo as the Founder any Final Payment to the Founder, provided that the failure to satisfy such Conditions Precedent to the Second Closing of the Controlling Interest Acquisition is not primarily attributable to the Buyers.

Each Party acknowledges and agrees that any of the following circumstances will be deemed as the Buyers’ due payment of the total Transfer Consideration due to XU Chunbo as the Founder in the Controlling Interest Acquisition I, regardless of whether the Final Payment to the Founder has been adjusted or deducted pursuant to the above provisions: (i) the Buyers have paid the adjusted and/or deducted Final Payment to the Founder to XU Chunbo as the Founder pursuant to this Article 3.2.6 (including the case that the Buyers are not required to pay any Final Payment to the Founder pursuant to the above provisions, the adjusted Final Payment to the Founder is nil); or (ii) the Buyers are not required to pay to XU Chunbo as the Founder any Final Payment to the Founder in the event that the Second Closing of the Controlling Interest Acquisition is not completed due to the fact that the Conditions Precedent to the Second Closing of the Controlling Interest Acquisition are not fully satisfied before the Second Closing Deadline of the Controlling Interest Acquisition and the Buyers do not choose to waive relevant conditions precedent to closing.

3.3	Determination and payment of the Transfer Consideration in connection with the Minority Interest Acquisition

3.3.1	Performance assessment arrangement in connection with the Minority Interest Acquisition

(1)

Each Party acknowledges and agrees that 2023, 2024 and 2025 are respectively the assessment period of the Minority Interest Acquisition I, the Minority Interest Acquisition II and the Minority Interest Acquisition III (under the circumstance set forth in Item (v) of Article 3.3.2(2) below, the assessment period of the Minority

Interest Acquisition III shall be 2025 and 2026); the Base Operating Revenue and Base Net Profits of the Group Companies during the assessment period are set forth in the table below:

In RMB/Yuan	2023	2024	2025
Base Operating Revenue	[***]	[***]	[***]
Base Net Profits	[***]	[***]	[***]

(2)

For any given year during the assessment period, the Excess Increase in Operating Revenue of the Group Companies in the Year = (The Group Companies’ Audited Operating Revenue in the Year - The Group Companies’ Base Operating Revenue in the Year)/The Group Companies’ Base Operating Revenue in the Year.

If it is necessary to consolidate the Group Companies’ financial data in over one year, then the Excess Increase in Operating Revenue of the Group Companies in the Years = (The Group Companies’ Audited Total Operating Revenue in the Years - The Group Companies’ Total Base Operating Revenue in the Years)/The Group Companies’ Total Base Operating Revenue in the Years.

(3)

For any given year during the assessment period, the Excess Increase in Net Profits of the Group Companies in the Year = (The Group Companies’ Audited Net Profits in the Year - The Group Companies’ Base Net Profits in the Year)/The Group Companies’ Base Net Profits in the Year.

If it is necessary to consolidate the Group Companies’ financial data in over one year, then the Excess Increase in Net Profits of the Group Companies in the Years = (The Group Companies’ Audited Total Net Profits in the Years - The Group Companies’ Total Base Net Profits in the Years)/The Group Companies’ Total Base Net Profits in the Years.

(4)

Each Party acknowledges and agrees that for any given year during the assessment period, the Group Companies shall be deemed to meet the assessment criteria in the year if the Excess Increase in Operating Revenue and the Excess Increase in Net Profits of the Group Companies in the year are both non-negative (greater than or equal to 0, the same below).

(5)

Each Party acknowledges and agrees that the Undertaking Parties shall, within one hundred and twenty (120) days after the end of each year during the assessment period, select an auditor recognized by the Buyers to complete the audit of the Group Companies in that year and issue an auditor’s report setting forth the amounts of the Group Companies’ audited operating revenue and net profits in that year in accordance with the accounting standards applicable to the group system to which the Buyers belong. The Undertaking Parties shall, at the request of the Buyers, accept and cooperate with the Undertaking Parties’ inspection, check, inquiry and discussion with respect to such auditor’s report, the Group Companies’ financial statements and operation.

(6)

Each Party acknowledges and agrees that: (i) when calculating the Group Companies’ operating revenue during the assessment period, the commissions recorded on a gross basis shall apply; (ii) when calculating the Group Companies’ net profits during the assessment period, the expenses in relation to the full supplementary provision of the employees’ individual income taxes, social insurance and housing provident fund contributions of the Group Companies in the relevant year in accordance with the criteria consistent with the group system to which the Buyers belong shall be calculated together, provided that the expenses in relation to the payment for employee incentive shares are excluded; (iii) when calculating the Group Companies’ net profits during the assessment period, the fees related to attorneys, accountants, investment counselors and consultants incurred by the Buyers in connection with this Transaction which are to be borne by the Company in accordance with Article 12.6 hereof shall be excluded (for the avoidance of doubt, the above calculation criteria shall be only used to determine whether the Group Companies meet the assessment criteria, and calculate the Group Companies’ net profits in the relevant year(s) during the assessment period for the purpose of determining whether the Group Companies meet the assessment criteria, and the specific amounts of relevant items as set out in the Group Companies’ financial statements or auditor’s report shall still be governed by the calculation criteria under the accounting standards applicable to the group system to which the Buyers belong.

(7)

Each Party further acknowledges and agrees that for any given year during the assessment period, the operating revenue and net profits of the relevant business operations shall be independently accounted for (and the scope of and criteria for accounting for relevant revenue, costs and expenses shall remain unchanged), and shall be deemed as the Group Companies’ operating revenue and net profits in the relevant year(s) under this Article 3.3, regardless of whether there is any change to the business entity of the Group Companies. For the avoidance of doubt, if there is any change to the business entity of the Group Companies, the Parties shall otherwise agree on the scope of applicable entities and the assessment method in relation to such change through consultation in order to substantially comply with the assessment rules as agreed in this Agreement.

Each Party acknowledges and agrees that notwithstanding anything to the contrary, if the group system to which the Buyers belong intends to make any structural adjustment in the future, then the Undertaking Parties shall cooperate and shall cause the Group Companies to cooperate with such structural adjustment, provided that such structural adjustment shall not affect the independent accounting arrangements under this Article.

3.3.2	Transaction adjustment arrangement and valuation adjustment method in connection with the Minority Interest Acquisition

Each Party acknowledges that the transaction arrangement in connection with each Minority Interest Acquisition and its applicable estimated value (the “Performance-adjusted Value”) will be adjusted in accordance with the following rules:

(1)	Acquisition at premium

(i)

For any given year during the assessment period, if the Group Companies meet the assessment criteria in the year and the Excess Increase in Operating Revenue of the Group Companies in the year is between 10% (inclusive) to 20% (exclusive), then the “Estimated Value Percentage Increase” in connection with the Minority Interest Acquisition transaction in that year shall be [***], and the formula of the relevant Performance-adjusted Value shall be as follows:

Performance-adjusted Value Applicable to the Minority Interest Acquisition Transaction = Actual Value×(1+Estimated Value Percentage Increase).

(ii)

For any given year during the assessment period, if the Group Companies meet the assessment criteria in the year and the Excess Increase in Operating Revenue of the Group Companies in the year reaches 20% (inclusive), then the “Estimated Value Percentage Increase” applicable to the Minority Interest Acquisition transaction in the year shall be [***], and the formula of the relevant Performance-adjusted Value shall be as follows:

Performance-adjusted Value Applicable to the Minority Interest Acquisition Transaction = Actual Value×(1+Estimated Value Percentage Increase).

(iii)

Each Party further acknowledges and agrees that if all the Minority Interest Acquisition transactions in any two consecutive years during the assessment period trigger the acquisition at premium described in Item (i) or (ii) above, then the Performance-adjusted Value applicable to the Minority Interest Acquisition Transaction in the Latter Year (i.e. the second year in the foregoing two consecutive years) = Performance-adjusted Value Applicable to the Minority Interest Acquisition Transaction in the Former Year×(1+Estimated Value Percentage Increase Applicable to the Minority Interest Acquisition Transaction in the Latter Year).

(2)	Acquisition at par

(i)

For any given year during the assessment period, if the Group Companies meet the assessment criteria in the year but the Excess Increase in Operating Revenue of the Group Companies in the year is less than 10%, then the Performance-adjusted Value applicable to the Minority Interest Acquisition transaction in the year shall be the Actual Value.

(ii)

If the Group Companies fail to meet the assessment criteria in either 2023 or 2024 but the Excess Increase in Operating Revenue and the Excess Increase in Net Profits of the Group Companies are both non-negative after the financial data of 2023 and 2024 are calculated on a consolidated basis and the Group Companies’ audited net profits in 2023 and 2024 are both non-negative, then the Group Companies shall be deemed to meet the assessment criteria in 2023 and 2024, and the Performance-adjusted Value applicable to the Minority Interest Acquisition transaction in 2023 and 2024 shall be the Actual Value.

(iii)

If the Group Companies fail to meet the assessment criteria in any one or more years during the assessment period but the Excess Increase in Operating Revenue and the Excess Increase in Net Profits of the Group Companies are all non-negative after the financial data of 2023, 2024 and 2025 are calculated on a consolidated basis and the Group Companies’ audited net profits in 2023, 2024 and 2025 are all non-negative, then the Group Companies shall be deemed to meet the assessment criteria in 2023, 2024 and 2025, and the Performance-adjusted Value applicable to the Minority Interest Acquisition transaction in 2023, 2024 and 2025 shall be the Actual Value.

(iv)

In the event that any of the circumstances set forth in Item (ii) or (iii) is triggered, if the Minority Interest Acquisition transaction in any prior year has been completed by way of acquisition at premium (the details of which can be seen in circumstances set forth in Article 3.3.2(1))/acquisition at discount (the details of which can be seen in circumstances set forth in Item (i) of Article 3.3.2(3)), then the Performance-adjusted Value applicable to the Minority Interest Acquisition transaction in subsequent years shall be adjusted accordingly so that the overall estimated value in connection with the Minority Interest Acquisition transaction in such years (which means 2023 and 2024 if the above Item (ii) is triggered, and 2023, 2024 and 2025 if the above Item (iii) is triggered) shall be the Actual Value.

(v)	If the Group Companies neither meet the assessment criteria in

2025 nor be deemed to meet the assessment criteria pursuant to the above Item (ii) or (iii) but the Group Companies’ audited net profits in 2025 are non-negative and the Group Companies record an audited operating revenue of RMB [***] in 2026 and an audited net profit of RMB [***] in 2026, then the Group Companies shall be deemed to meet the assessment criteria in 2025, and the Performance-adjusted Value applicable to the Minority Interest Acquisition transaction in 2025 shall be the Actual Value.

(vi)

In the event that the circumstance set forth in Item (v) above  is triggered, if the Minority Interest Acquisition transaction in 2025 has been completed by way of acquisition at discount (the details of which can be seen in the circumstance set forth in Item (i) of Article 3.3.2(3)), then the Buyers shall additionally pay the relevant Transfer Consideration to the relevant Transferors in connection with the Minority Interest Acquisition transaction in 2025 so that the Performance-adjusted Value applicable to the Minority Interest Acquisition transaction in 2025 would be the Actual Value.

(3)	No obligation to acquire

(i)

For any given year during the assessment period, if the Group Companies’ audited net profits in the year are non-negative but the Group Companies fail to meet the assessment criteria in the year (in particular, the Group Companies’ Excess Increase in Operating Revenue and Excess Increase in Net Profits in the year are referred to as the “Negative Increase” if they are negative), and no circumstance in relation to the above acquisition at par is triggered, then the Buyers shall have the right (but not the obligation) to complete the Minority Interest Acquisition transaction (the “Acquisition at Discount”) in the year, and the Performance-adjusted Value applicable to the Minority Interest Acquisition transaction shall be as follows:

Performance-adjusted Value Applicable to the Minority Interest Acquisition Transaction = Actual Value×(1 – Absolute Value of the Negative Increase in the Year).

Of which, if the Group Companies’ Excess Increase in Operating Revenue and Excess Increase in Net Profits in the year are both negative, then the absolute value of the Negative Increase in the above formula shall be the higher of them, provided that the absolute value of the Negative Increase in the above formula shall be no greater than [***].

(ii)	For any given year during the assessment period, if the Group Companies’ audited net profits in the year are negative (regardless of the amount of the Group Companies’ audited operating revenue in the year), then the Buyers shall have the right (but not the obligation) to complete the Minority Interest Acquisition transaction in the year, and the Performance-adjusted Value applicable to the Minority Interest Acquisition transaction shall be as follows:

Performance-adjusted Value Applicable to the Minority Interest Acquisition Transaction = Actual Value×(1 – Estimated Value Percentage Decrease).

Of which, the “Estimated Value Percentage Decrease” shall be determined in accordance with the following rules:

The Group Companies’ audited net losses in the year	Estimated Value Percentage Decrease
No more than RMB 10,000,000	[***]
Over RMB 10,000,000 but no more than RMB 20,000,000	[***]
Over RMB 20,000,000	[***]

3.3.3	Determination of the Transfer Consideration in connection with the Minority Interest Acquisition

Each Party acknowledges and agrees that the Transfer Consideration due to the relevant Transferors in each Minority Interest Acquisition transaction shall be equal to the Performance-adjusted Value applicable to the Minority Interest Acquisition transaction multiplied by the shareholding proportion corresponding to the relevant Target Shares on a fully-diluted basis and then net of other amounts to be compensated or indemnified to the Indemnified Persons by the relevant Transferors, or which the Buyers have the right to deduct, pursuant to the Transaction Documents.

3.3.4	Payment of the Transfer Consideration in connection with the Minority Interest Acquisition

Each Party acknowledges and agrees that, with respect to each Minority Interest Acquisition, within ten (10) Business Days upon the full satisfaction or the Buyers’ written waiver of the relevant conditions precedent to closing in connection with the Minority Interest Acquisition (or within other time limit as otherwise agreed by the relevant Transferors and the Buyers in writing) (for the avoidance of doubt, the Minority Interest Acquisition I is subject to the Conditions Precedent to the Initial Closing of the Minority Interest Acquisition set forth in Article 7.3 hereof; the Minority Interest Acquisition II is subject to the Conditions Precedent to the Second Closing of the Minority Interest Acquisition set forth in Article 7.4 hereof; the Minority Interest Acquisition III is subject to the Conditions Precedent to the Third Closing of the Minority Interest Acquisition set forth in Article 7.5 hereof), the Buyers shall pay or cause their designee to pay the Transfer Consideration due to the relevant Transferors in the Minority Interest

Acquisition transaction in cash or by other means as agreed by the Buyers and the relevant Transferors through consultation (The payment of the relevant Transfer Consideration in connection with the Minority Interest Acquisition I/Minority Interest Acquisition II/Minority Interest Acquisition III to the relevant Transferors by the Buyers or their designee is referred to as the “Initial Closing of the Minority Interest Acquisition/Second Closing of the Minority Interest Acquisition/Third Closing of the Minority Interest Acquisition”, and the day when such closing occurs is referred to as the “Initial Closing Date of the Minority Interest Acquisition/Second Closing Date of the Minority Interest Acquisition/Third Closing Date of the Minority Interest Acquisition”) (The Initial Closing of the Controlling Interest Acquisition, the Second Closing of the Controlling Interest Acquisition, the Initial Closing of the Minority Interest Acquisition, the Second Closing of the Minority Interest Acquisition and the Third Closing of the Minority Interest Acquisition are individually referred to as a “Closing” and collectively as the “Closings”; the Initial Closing Date of the Controlling Interest Acquisition, the Second Closing Date of the Controlling Interest Acquisition, the Initial Closing Date of the Minority Interest Acquisition, the Second Closing Date of the Minority Interest Acquisition and the Third Closing Date of the Minority Interest Acquisition are individually referred to as a “Closing Date” and collectively referred to as the “Closing Dates”).

3.4	Payment of individual income taxes by and arrangement on the payment of the Transfer Consideration to the individual Transferors in connection with the relevant Transfer Consideration

3.4.1	Payment of individual income taxes by and arrangement on the payment of the Transfer Consideration to the individual Transferors in connection with the Controlling Interest Acquisition I

Each Party acknowledges and agrees that after the amounts required to be paid by the Buyers on the Initial Closing Date of the Controlling Interest Acquisition are determined in accordance with Article 3.2.2 hereof, the Undertaking Parties shall promptly go through tax assessment procedures with respect to the individual income taxes payable by the relevant individual Transferors in connection with the Controlling Interest Acquisition I with the competent tax authority for such tax authority to assess the amounts of individual income taxes payable by the relevant individual Transferors (i.e. XU Chunbo and LIU Shuanggui) in connection with the Controlling Interest Acquisition I. Each Party acknowledges and agrees that when going through the above procedures for the assessment of the individual income taxes as well as the subsequent procedures for the declaration and payment of the individual income taxes, the Transfer Consideration due to the relevant individual Transferors shall be calculated in the manners set forth in Item (i) to Item (ii) of Paragraph 2 of Article 3.2.2 hereof, without regard to the mechanism on the return of Transfer Consideration under Article

3.2.4 hereof and the mechanism on the adjustment of Final Payment to the Founder under Article 3.2.6 hereof.

Each Party acknowledges and agrees that after all prior events set forth in Paragraphs 2 and 3 of Article 7.1 hereof have been completed and the amounts of individual income taxes payable by the relevant individual Transferors in connection with the Controlling Interest Acquisition I issued by the competent tax authority are received by the Undertaking Parties and approved by the Buyers, the Buyers will sign with the Founder a loan agreement (the “Loan Agreement”) in the form and substance as set out in Schedule 4 attached hereto, setting forth that the Buyers shall provide with the Founder a loan in an amount equal to the total amounts of individual income taxes payable by the relevant individual Transferors in connection with the Controlling Interest Acquisition I that are assessed by the competent tax authority and approved by the Buyers in accordance with this Agreement (the “Founder’s Loan”).

The Undertaking Parties shall ensure that each individual Transferor (i.e. XU Chunbo and LIU Shuanggui) in connection with the Controlling Interest Acquisition I shall, on the day when the Founder receives the Founder’s Loan or the next Business Day thereafter, go through with the competent tax authority and complete the declaration procedures with respect to the individual income taxes payable by him in connection with the Controlling Interest Acquisition I, and on the day when the above declaration procedures are completed or the next Business Day thereafter, pay to the competent tax authority all individual income taxes payable by him in connection with the Controlling Interest Acquisition I and obtain the tax receipt issued by the competent tax authority certifying the full payment of relevant taxes in connection with the Controlling Interest Acquisition I by the relevant individual Transferors.

If the closing of the Controlling Interest Acquisition I is completed, then the Founder’s Loan owed to the Buyers by XU Chunbo as the Founder shall be automatically converted to part of the Transfer Consideration payable by the Buyers to XU Chunbo as the Founder at the Initial Closing of the Controlling Interest Acquisition; if this Agreement is rescinded/terminated and the closing of the Controlling Interest Acquisition I fails to be completed, then XU Chunbo as the Founder shall repay the Founder’s Loan in full within two (2) months from the rescission/termination date of this Agreement (Notwithstanding the foregoing, if the closing of the Controlling Interest Acquisition I fails to be completed due to reasons not primarily attributable to any Undertaking Party and it is really difficult for the Founder to repay the Founder’s Loan in full within the above time limit, the Buyers and the Founder shall extend the time limit through friendly consultation), and XU Chunbo as the Founder shall apply with the competent tax authority for the return of taxes in connection with the Controlling Interest Acquisition I that have been paid within five (5) Business Days from the rescission/termination date of this Agreement, for which the Buyers agree to provide necessary and reasonable cooperation.

3.4.2	Payment of individual income taxes by and arrangement on the payment of the Transfer Consideration to the individual Transferors in connection with the Minority Interest Acquisition

Each Party acknowledges and agrees that, with respect to the individual Transferors in connection with each Minority Interest Acquisition transaction, notwithstanding the foregoing, the Buyers may only pay 80% of the Transfer Consideration payable in connection with each closing of the Minority Interest Acquisition transaction within the relevant payment period when paying the relevant Transfer Consideration to the relevant individual Transferor in connection with the closing pursuant to Article 3 hereof, and pay or cause their designee to pay the remaining 20% of the Transfer Consideration payable in connection with the closing to the relevant Transferor within ten (10) Business Days after the relevant individual Transferor has completed the tax declaration and tax payment procedures for all individual income taxes in connection with the closing with the competent tax authority (or within other time limit as otherwise agreed by the relevant Transferor and the Buyers), and has provided the Buyers with a tax receipt certifying its full payment of the relevant taxes.

3.4.3

Each Party acknowledges and agrees that if the Transfer Consideration in connection with each closing of this Transaction is reduced correspondingly due to the return, deduction, adjustment and other relevant arrangements hereunder, the Buyers shall not be obligated to return or compensate for the individual income taxes actually paid by the relevant individual Transferors to the competent tax authority with respect to the original Transfer Consideration in accordance with this Agreement.

3.5	Use of the Transfer Consideration due to the Executive Shareholding Platform and the Employee Shareholding Platform

3.5.1

Each Party acknowledges and agrees that the Transfer Consideration due to the Executive Shareholding Platform and the Employee Shareholding Platform in the Minority Interest Acquisition transaction shall be distributed between the incentive grantees and partners of the relevant Shareholding Platform, the specific arrangement of which is to be confirmed by the Share Incentive Committee (as defined below) in accordance with this Agreement.

Each Party further acknowledges and agrees that the Executive Shareholding Platform and the Employee Shareholding Platform shall adjust the structure of the partnership share according to the above arrangement on the distribution of Transfer Consideration. Specifically, the actual partnership share of the relevant Shareholding Platform held by the incentive grantees/partners who have received the relevant distributions according to the above arrangement shall be reduced correspondingly to reflect the reduction of the amount of the Company’s registered capital held by such incentive grantees/partners through the relevant Shareholding Platform, and the amount of the Company’s registered capital corresponding to the partnership share held by other incentive grantees and partners at the level of the relevant Shareholding Platform shall remain unchanged. The specific adjustment path and method shall be confirmed by the Share Incentive Committee in a legal and compliant manner.

3.5.2

For each closing of the Minority Interest Acquisition transaction in which the Executive Shareholding Platform and/or the Employee Shareholding Platform are the Transferors, the Undertaking Parties shall:

(1)	as the conditions precedent to such closing, provide the Buyers with:

(i)

a description of the interests held by all partners and incentive grantees at the level of the relevant Shareholding Platform at that time, and the Undertaking Parties shall guarantee that such interests are true, accurate and complete;

(ii)

the arrangement on the distribution of the Transfer Consideration received by the relevant Shareholding Platform in such closing to the relevant partners and incentive grantees as confirmed by the Share Incentive Committee in accordance with this Agreement, and the corresponding arrangement on the adjustment of the partnership share;

(iii)

written documents signed by all partners at the level of the relevant Shareholding Platform at that time, setting forth: (a) the number of Target Shares transferred by the relevant Shareholding Platform to the Buyers in such Minority Interest Acquisition transaction and the amount of Transfer Consideration (subject to the mechanism on the adjustment and determination of the Transfer Consideration as agreed in Article 3 hereof); (b) the plan on the distribution of the Transfer Consideration received by the relevant Shareholding Platform in such Minority Interest Acquisition transaction to the relevant partners and incentive grantees according to the plan confirmed by the Share Incentive Committee; (c) the arrangement of the relevant Shareholding Platform on the adjustment of the Shareholding Platform’s partnership share under Article 3.5.1 hereof according to the plan confirmed by the Share Incentive Committee; (d) the arrangement of the relevant Shareholding Platform on declaring to the competent tax authority and withholding the individual income taxes with respect to the above arrangement on the distribution of the Transfer Consideration and the adjustment of the Shareholding Platform’s partnership share in accordance with applicable Laws and Regulations as well as this Agreement, and the arrangement on going through the change registration/filing procedures with the relevant AMR; (e) the arrangement of the relevant Shareholding Platform on payment of the after-tax distributions to relevant partners and incentive grantees in accordance with this Agreement;

(iv)

written documents respectively signed by each incentive grantee/partner of the Shareholding Platform who should receive the relevant distributions, confirming: (a) the interests held by such partners/incentive grantees at the level of the relevant Shareholding Platform at that time; (b) the distribution of the Transfer Consideration in connection with such Minority Interest Acquisition transaction between such partners/incentive grantees; (c) the arrangement on the adjustment of the Shareholding Platform’s partnership share under Article 3.5.1 hereof in relation to such partners/incentive grantees; (d) the arrangement of the relevant Shareholding Platform on declaring to the competent tax authority and withholding the individual income taxes with respect to the distributions that should be received by such partners/incentive grantees, and paying the after-tax distributions to such partners/incentive grantees, in accordance with this Agreement; (e) such partners/incentive grantees unconditionally and irrevocably waive any claim or right to the relevant Target Shares and relevant interests, and unconditionally and irrevocably waive and release any liabilities of the Group Companies, the Undertaking Parties and their respective Affiliates and the nominee of incentive shares (if applicable) arising from, incurred by or in connection with the Transaction Documents or this Transaction, or in relation to the share incentives of the Group Companies or the right to claim for liabilities, and will not bring any suit, action, arbitration or other claims against any of the foregoing Persons.

(2)

procure and ensure that the Executive Shareholding Platform and the Employee Shareholding Platform accomplish the following arrangements (and procure and ensure that such partners at the level of the Shareholding Platform and the partners of the Shareholding Platform/the incentive grantees who receive the relevant distributions provide active cooperation (if necessary)): after the relevant Shareholding Platform receives the Transfer Consideration in connection with each Minority Interest Acquisition transaction according to the plan on the distribution of the Transfer Consideration and the arrangement on the adjustment of the Shareholding Platform’s partnership share as confirmed by the Share Incentive Committee, as soon as practicable (but in any event no later than one (1) month from the receipt of the relevant Transfer Consideration): (i) declare to the competent tax authority and withhold the individual income taxes payable by the relevant partners/incentive grantees in connection with the distributions of the Transfer Consideration that should be received by them, complete the relevant tax payment procedures, and provide the Buyers with a tax receipt certifying its full payment of the relevant taxes; (ii) complete the change registration/filing procedures with the relevant AMR and provide the Buyers with relevant supporting documents.

(3)

procure and ensure that the Executive Shareholding Platform and the Employee Shareholding Platform accomplish the following arrangements (and procure and ensure that such partners at the level of the Shareholding Platform and the partners of the Shareholding Platform/the incentive grantees who receive the relevant distributions provide active cooperation (if necessary)): after completing the above declaration and payment procedures for individual income taxes as well as the change registration/filing procedures with the AMR, and providing the Buyers with relevant supporting documents, as soon as practicable (but in any event no later than fifteen (15) Business Days thereafter), pay after-tax distributions to the relevant partners and incentive grantees according to the plan on the distribution of the Transfer Consideration as confirmed by the Share Incentive Committee and provide the Buyers with the relevant payment voucher on the payment date.

(4)

procure and ensure that all partners at the level of the relevant Shareholding Platform and incentive grantees raise no objection to the arrangement on the distribution of the Transfer Consideration and the arrangement on the adjustment of the Shareholding Platform’s partnership share as confirmed by the Share Incentive Committee as well as this Transaction.

3.6	Taxes

3.6.1

The Transferors shall bear and be responsible for declaring and paying all taxes levied against or payable by them in connection with this Transaction or other matters hereunder in accordance with the laws, and provide with the Buyers the written evidence of such tax payment. The Group Companies and the Buyers assume no responsibility for the foregoing tax payment obligations of the Transferors.

3.6.2

If any Transferor, partner of the Shareholding Platform or incentive grantee fails to pay the taxes in connection with this Transaction in full and in time as required by applicable Laws or the competent tax authority, then any tax, late fee, penalty or other liabilities arising therefrom shall be borne by the relevant Transferors, and the Buyers shall have the right to: (i) directly deduct the amounts of tax, late fee, penalty or any other liabilities payable but not yet paid from any Transfer Consideration or any other amounts to be paid to the Transferors and pay the same on their behalf; and/or (ii) hold the relevant Parties accountable and request them to make indemnification in accordance with Article 8 hereof, applicable Laws and other provisions of the Transaction Documents. For the avoidance of doubt, the provision of the tax receipt for the Buyers by the relevant Transferors and the Shareholding Platform and the subsequent release of the Transfer Consideration (if applicable) withheld by the Buyers pursuant to the tax receipt shall not be deemed as the Buyers’ acknowledgement of the fulfillment of tax payment obligations by the relevant Transferors, the partner of the Shareholding Platform and the incentive grantee, and if the competent tax authority subsequently recovers taxes from the relevant Persons, the relevant Transferors shall still pay any portion so recovered in full and in time.

Article 4Handover

4.1Management handover preparation. Each Party acknowledges and agrees that upon the execution of this Agreement, the Undertaking Parties shall be responsible for organizing relevant personnel to prepare for the handover of the Group Companies, including but not limited to collecting and organizing the archives of the Group Companies and preparing a handover list according to the requirements of the Buyers. Each Party further acknowledges and agrees that after the Execution Date, for the purpose of preparing for the management handover of the Group Companies, the Undertaking Parties shall allow the appointee of the Buyers to go to the Group Companies to get to know and familiarize themselves with the management, operation, finance and properties, etc. of the Group Companies within a reasonable scope.

4.2On-site handover. Each Party acknowledges and agrees that on the twentieth (20th) Business Day prior to the full satisfaction of the Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition or other time as required by the Buyers, the appointed representative(s) of the Buyers shall carry out the on-site handover of the relevant assets, documents and archives of the Group Companies with the appointed representative(s) of the Undertaking Parties at the business premise of the Group Companies in order to guarantee the smooth takeover of such assets, documents and archives by the Buyers. The completion of the handover shall be subject to the handover confirmation covering all matters under this Article 4.2 jointly signed by the Founder and the Buyers. For the avoidance of doubt, after the handover is completed, the relevant assets, documents and archives shall be kept in the business premise of the Group Companies or other premise designated by the Buyers according to the requirements of the Buyers. If the Buyers request another on-site handover after the Designated Date (as defined below), then the Undertaking Parties shall actively cooperate with the Buyers to complete the handover at that time.

Each Party acknowledges and agrees that the assets, documents and archives subject to the handover and/or takeover include but not limited to:

4.2.1Qualifications and certificates: including, without limitation, originals and duplicates of the business licenses of each Group Company since its incorporation, originals of the approvals, filings, authorizations, licenses, qualifications and certificates obtained from all other Governmental

Authorities by each Group Company (including, without limitation, originals and copies of the Business Qualifications of the Group Companies), and a list setting forth the specific information of such approvals, filings, authorizations, licenses, qualifications and certificates, including, without limitation, the name, code, issue date, validity period, annual inspection of the documents, the link to monitoring platform and accounts and passwords.

4.2.2Seals: including, without limitation, the corporate seal, special seal for contract, special seal for finance and special seal for invoice and other seals.

4.2.3Organizational documents: including, without limitation, originals of the articles of association, register of shareholders, capital contribution certificate, registration documents filed with the company registry, minutes/resolutions of the shareholders’ meeting, minutes/resolutions of the meeting of board of directors and minutes/resolutions of the meeting of board of supervisors since the incorporation of each Group Company.

4.2.4Financial and tax information: including, without limitation, all financial and tax information (including the electronic copies thereof) of each Group Company since its incorporation, including but not limited to all kinds of source documents, accounting books, schedule of financing-related creditors’ rights and debts (including bank credit/borrowing/loan/guarantee, etc.), bank accounts (and their Ukeys, passwords or keys), cash, cheques/drafts/promissory notes and other notes, financial statements, journal accounts, schedules of account ending balance, annual auditor’s reports, bank account opening checklist, account opening licenses, corporate settlement cards, signature cards as well as originals of all tax registration and filing documents, documents retained for reference, invoice registers, blank invoices, tax control disks, all tax returns, tax receipts, attestation reports of settlement and payment of enterprise income taxes, other special tax audit reports and other tax-related documents of each Group Company since its incorporation, login accounts and passwords of all operating systems such as the tax control disk, E-tax bureau, declaration system, invoicing system and E-Cert, application materials and relevant certificates and main supporting materials and documents used by enterprises for relevant financial incentives or tax planning.

4.2.5Labor and personnel: including, without limitation, the list of employees, originals of labor contracts, non-compete agreements, confidentiality agreements and intellectual property ownership agreements signed with employees by each Group Company, legal documents and other agreements in connection with the leave of dismissed employees, and originals of payment certificates of social insurance and housing provident fund contributions.

4.2.6Tangible assets: including, without limitation, each tangible personal property as set out in Schedule 5 attached hereto and the assets, materials and documents in relation to each real property as set out in Item (1) of Article 5.1.14 of the Disclosure Schedule (as defined below), including but not limited to hardware facilities, office equipment, vehicles, inventories, originals of lease agreements, ownership certificates or access control of leased property.

4.2.7Intangible assets: including, without limitation, the relevant materials and documents in relation to each intangible asset as set out in Schedule 6 attached hereto, including but not limited to certificates related to the Intellectual Property, drafts of application materials and other materials in relation to the application of the Intellectual Property, agreements; data (including, without limitation, any order data, payment data, [***] and other operational data), information and materials; systems, accounts, passwords, and information on account administrators; trade secrets and other data, information and materials, etc.

4.2.8Relevant contracts: originals of all contracts, agreements, undertakings, statements, applications and other forms of legal documents signed by each Group Company as a contracting party, and a list of contracts prepared in accordance with the requirements of the Buyers, including, without limitation, each Operation Contract and Material Contract as set out in Schedule 7 attached hereto.

4.2.9Other assets, documents and archives in relation to each Group Company, which, in particular, shall include any document or material (especially the relevant application document or material in relation to Business Qualifications of the Group Companies) submitted/issued to the Departments in Charge of Insurance Intermediaries and any other Governmental Authority by each Group Company since its incorporation, and any documents or materials issued by the Departments in Charge of Insurance Intermediaries and any other Governmental Authority that have been received by each Group Company since its incorporation.

Article 5Representations and Warranties

5.1Each Undertaking Party jointly and severally makes the following representations and warranties to the Buyers and acknowledges that in entering into this Agreement and other Transaction Documents, the Buyers have relied on the fact that such representations and warranties are true, accurate, complete and not misleading in all respects from the Execution Date of this Agreement up to the Designated Date (for the purpose of this Agreement, the “Designated Date” means the first (1st) anniversary of the Initial Closing Date of the Controlling Interest Acquisition, and shall be extended to the earlier of the day when XU Chunbo as the Founder no longer serves as the CEO of the Company or December 31, 2025 if XU Chunbo as the Founder remains the CEO of the Company upon the expiration of the above period) (inclusive). If any representation or warranty is untrue, inaccurate, incomplete or misleading prior to the Designated Date (inclusive), then each Undertaking Party shall jointly be responsible for compensating for any loss caused to the Buyers and other

Indemnified Persons thereby in accordance with this Agreement (Notwithstanding the foregoing, the representations and warranties made by the Undertaking Parties to the Buyers are not required to cover matters dominated by the Buyers and not within the knowledge of the Undertaking Parties (or within the knowledge of the Undertaking Parties but beyond their material influence or control) during the period from the first (1st) anniversary of the Initial Closing Date of the Controlling Interest Acquisition up to the Designated Date):

5.1.1Duly established and validly existing. Each Group Company/Shareholding Platform is a limited liability company/partnership duly incorporated and validly existing under the PRC laws, and the Founder is a natural person of China. Each Group Company, each Shareholding Platform and the Founder all have good credit standing. Each Group Company is qualified to conduct its Principal Business and other business operations in accordance with applicable Laws. Each Shareholding Platform, which is established and exists only for the purpose of holding the employee incentive shares/executive incentive shares/shares held by the Founder, has no employees or business operations, has not signed any agreement (other than the partnership agreement filed with the competent AMR and the employee share incentive grant agreement provided to the Buyers), incurred any liability or held any asset or interest other than the shares of the Company as set out in Schedule 1 attached hereto, nor has it acted as the guarantor, indemnitor, warrantor or other obligor of any Person.

5.1.2Transferors’ legal rights to the Target Shares. Item (1) of Article 5.1.2 of the Disclosure Schedule (the “Disclosure Schedule”) attached hereto as Schedule 9 gives a true, accurate and complete view of the shareholding structure/capital contribution structure of the Target Company, other Group Companies and the Shareholding Platforms from the Execution Date to immediately preceding the Initial Closing of the Controlling Interest Acquisition. Each Group Company/Shareholding Platform has paid its registered capital/capital contribution share in full, in time and according to law within the time limit as stipulated by applicable Laws and the articles of association of each Group Company/the partnership agreement of the Shareholding Platform or other Organizational Documents, without any delayed payment of the registered capital/capital contribution share, feigned capital contribution or illegal withdrawal of the capital. The sources of funds used for the paid-in registered capital/capital contribution share of each Group Company/Shareholding Platform are true and legal. All previous changes (in particular those in relation to the shareholding/capital contribution share) of each Group Company/Shareholding Platform since its incorporation are commercially reasonable and comply with applicable Laws and relevant agreements, for which the relevant decision-making, resolution, notice, registration, filing and other necessary procedures (including, without limitation, the change approval/filing procedures as required by the Departments in Charge of Insurance Intermediaries, if applicable) have been performed according to law, and there is no dispute or to the knowledge of the Undertaking Parties, no threatened dispute in relation thereto; except as disclosed in Item (3) of Article 5.1.2 of the Disclosure Schedule, the transaction considerations in connection with the previous changes of the equity/capital contribution share of each Group Company/Shareholding Platform have been paid in full to the relevant parties in accordance with relevant contracts; except as disclosed in Item (2) of Article 5.1.2 of the Disclosure Schedule, the individual transferring persons in relation to the previous transfers of equity/capital contribution share have truthfully declared and paid the corresponding individual income taxes in accordance with applicable Laws. The equity/capital contribution share of each Group Company/Shareholding Platform is free and clear of any existing or threatened (to the knowledge of the Undertaking Parties) controversy, dispute, suit, action, arbitration, claim, enforcement or other administrative or legal proceedings. Except for the investors’ pre-emptive right (but not actually exercised) under the Shareholders’ Agreement (the “Series A+ Shareholders’ Agreement”, which will be automatically terminated and void ab initio on the Initial Closing Date of the Controlling Interest Acquisition, the same below) dated July 31, 2020 by and among the Company, Jinmi Investment, Bolo Technology, LIU Shuanggui, XU Chunbo and other parties thereto, each Group Company/Shareholding Platform and/or its shareholders/partners have never promised or actually issued in any form or to any person any interests, equity/capital contribution, bonds, pre-emptive rights, stock options, convertible securities, options, incentive shares or other unexercised rights, commitments to issue additional shares/make contributions or interests of the same or similar nature other than the shareholders’ equity/partner interests set forth in Item (1) of Article 5.1.2 of the Disclosure Schedule that cause each Group Company/Shareholding Platform or its shareholders/partners to assume or potentially assume the obligations to sell or increase any registered capital/capital contribution share of the Group Company/Shareholding Platform. Except for the investors’ repurchase right (but not actually exercised) under the Series A+ Shareholders’ Agreement, each Group Company and/or its shareholders or their respective Affiliates have no obligation, undertaking, arrangement or intention to make any cash compensation in connection with the Group Companies’ performance commitment or any compensation in relation to the Group Companies’ equity/the Shareholding Platform’s capital contribution, nor do they have any obligation, undertaking, arrangement or intention to repurchase the Group Companies’ equity/the Shareholding Platform’s capital contribution. The equity/capital contribution share of each Group Company/Shareholding Platform is free and clear of any nominee shareholding or similar arrangement, any pledge, mortgage and other security interests or any kind of Encumbrances, or any other third-party rights or interests. Each shareholder of the Group Companies/each partner of the Shareholding Platforms has the full and exclusive title and right of disposition to the Group Companies’ equity/the Shareholding Platforms’ capital contribution share directly or indirectly held by it; each Transferor has the right to transfer their respective shares according to law. Upon the completion of each closing of this Transaction, the Buyers will have the legal, valid, full and exclusive title to the relevant Target Shares held by it, which are free and clear of any Encumbrance.

Item (4) of Article 5.1.2 of the Disclosure Schedule has given a true, accurate and complete disclosure of all currently effective share/option incentive plans of the Group Companies (in particular, all share/option incentive plans currently being implemented by the Group Companies have been duly approved and adopted by the shareholders’ meeting/board of directors of the Group Companies), the number of all incentive shares/options issued/granted by the Group Companies, the number of incentive shares/options that the Group Companies have undertaken to issue/grant, and the number of incentive shares/options reserved but not issued/granted yet as of the Initial Closing Date of the Controlling Interest Acquisition. There is no existing or threatened (to the knowledge of the Undertaking Parties) controversy, dispute, suit, action, arbitration, claim, enforcement, tax collection and management, administrative penalty or other administrative or legal proceedings with respect to the share/option incentives of the Group Companies; the incentive shares/options already granted/issued have been granted, the subscription price has been paid therefor and the rights thereof have been exercised (if applicable), in each case in accordance with the share/option incentive plans duly approved and adopted. With respect to employees who have been granted with the incentive shares/options but have left the Group Companies, their incentive shares/options have been null and void and are free and clear of any dispute or claim. Except as disclosed in Item (5) of Article 5.1.2 of the Disclosure Schedule, the Group Companies have submitted the share incentive report to the competent tax authority with respect to the share/option incentive plans currently being implemented by them, and have withheld and paid individual income taxes for and on behalf of employees who have been granted with the incentive shares/share options in accordance with applicable Laws and Regulations.

Except for the currently effective articles of association and the Series A+ Shareholders’ Agreement, there are no legal documents with respect to the shares or shareholders’ rights of the Group Companies entered into or concluded by and between the Group Companies and/or their direct/indirect shareholders, or by and among the Group Companies and/or their direct/indirect shareholders and the third parties; no partner of the Shareholding Platform is entitled to any preferences with respect to the Shareholding Platform other than those as agreed in the partnership agreement filed with the competent AMR.

5.1.3No impediment. There is no such event that causes or may cause any delay, restriction or impediment with respect to the performance of obligations under the Transaction Documents by each Group Company, each Shareholding Platform and each Undertaking Party. Each Group Company and its shares neither include nor involve any state-owned assets (the “SOA”), and the Group Companies are not required by any state-owned assets supervision law to obtain/perform the SOA approval/filing procedures, the procedures on SOA appraisal in any form, or perform any relevant entry procedures of SOA equity exchanges for the consummation of this Transaction.

5.1.4Authorization; validity. Each Group Company, each Shareholding Platform and each Undertaking Party has the capacity for civil rights and the capacity for civil conduct under applicable Laws to execute, deliver and perform the Transaction Documents and consummate this Transaction. Each Group Company, each Shareholding Platform and each Undertaking Party has duly executed this Agreement and other Transaction Documents to which it is a party. Each Group Company, each Shareholding Platform and each Undertaking Party has obtained/will obtain all authorizations, licenses and approvals (including, without limitation, any Internal Approval, approval of the Governmental Authorities, banking institutions or third parties) required for the execution, delivery and performance of the Transaction Documents and the consummation of this Transaction and has performed/will perform all necessary notification obligations (including, without limitation, the obligations to notify of the Governmental Authorities or banking institutions) prior to the Initial Closing Date of the Controlling Interest Acquisition. Except for the change registration/filing procedures with the AMR as agreed in this Agreement and except as disclosed in Article 5.1.4 of the Disclosure Schedule, the execution, delivery and performance of the Transaction Documents and the consummation of this Transaction by each Group Company, each Shareholding Platform and each Undertaking Party are not required to obtain any consent, authorization, license or approval from any Governmental Authority or other Persons. Each Group Company, each Shareholding Platform and each Undertaking Party can legally enter into this Agreement, other Transaction Documents to which it is a party and perform its obligations under the Transaction Documents. The Transaction Documents executed by each Group Company, each Shareholding Platform and each Undertaking Party will constitute the legal, valid and binding obligation of the above, enforceable against them in accordance with the terms thereof.

5.1.5No conflict. The execution, delivery and performance of the Transaction Documents and the consummation of this Transaction by each Group Company, each Shareholding Platform and each Undertaking Party will not: violate applicable Laws or any Government Directive; violate the articles of association, partnership agreement or other Organizational Documents of each Group Company, each Shareholding Platform and each Undertaking Party; violate any court order, ruling, tribunal award, administrative decision or order binding upon or applicable to each Group Company, each Shareholding Platform and each Undertaking Party; constitute a default under any document, contract or agreement to which each Group Company, each Shareholding Platform and each Undertaking Party is a contracting party, or any document, contract or agreement binding upon it or its assets; give rise to any claim made by any third party against each Group Company, each Shareholding Platform and each Undertaking Party; result in the breach of any conditions in relation to the grant, continuation or renewal of any approval or license (including, without limitation, Business Qualifications of the Group Companies) issued to each Group Company; result in the termination or revocation of any approval or license (including, without limitation, Business Qualifications of the Group Companies) issued to each Group Company or additional conditions attached thereto.

5.1.6Approvals and licenses. Each Group Company has obtained all power, authorities or approvals (including, without limitation, any government approval, the same below), filings, authorizations, qualifications, certificates and licenses required or necessary for the lawful existence, ownership and operation of its properties and assets and the lawful conduct of the Principal Business and any other business as presently conducted. Each such approval, filing, authorization, qualification, certificate or license (including, without limitation, Business Qualifications of the Group Companies) is in full force and effect, and has passed the annual inspection and other kinds of inspections required by the such approvals, filings, authorizations, qualifications, certificates or licenses. To the knowledge of the Undertaking Parties, there are no circumstances that may result in the termination, suspension, cancellation, withdrawal, revocation, restriction, non-renewal and invalidation of, or any use restriction or title defect in relation to, such approvals, filings, authorizations, qualifications, certificates or licenses. Each Group Company has complied, in all material respects, with applicable Laws and Government Directives in connection with such approvals, filings, authorizations, qualifications, certificates or licenses, and all documents and materials submitted by each Group Company to Governmental Authorities are true, valid and free of false information. No Group Company has received any notice, written or oral, from any Governmental Authority that it has violated any applicable Law or Government Directive in connection with such approvals, filings, authorizations, qualifications, certificates or licenses, and there are no penalties or fines payable by any Group Company in connection with the foregoing approvals, filings, authorizations, qualifications, certificates or licenses, or arising from the violation thereof. No Group Company has conducted any business activity without the due approval, filing, authorization, qualification, certificate or license. In particular: (i) each Group Company has performed the reporting/filing/disclosure/approval obligations (if applicable) required by the supervision Laws and Regulations of the China Banking and Insurance Regulatory Commission (the “CBIRC”) or the Departments in Charge of Insurance Intermediaries with respect to all of its previous changes; (ii) the Group Companies have handled practicing registration of insurance practitioners for insurance brokers with whom they have established labor/service/cooperation relations and manage the registered practitioners in accordance with applicable Laws and Regulations.

5.1.7External investment and branches. Unless otherwise disclosed in Article 5.1.7 of the Disclosure Schedule or with the prior written consent of the Buyers, each Group Company does not own, directly or indirectly (including, without limitation, through any third party), the shares, equity interests or other interests of any entity (which means any enterprise, firm, company, partnership, trust, association, joint venture, organization, Governmental Authority or any other kind of entities), or have any other investment or investment commitments, nor has each Group Company established any branch.

5.1.8Financial information. The Group Companies have complete books and records. The Undertaking Parties have provided with the Buyers the balance sheets, income statements and cash flow statements (collectively, the “Financial Statements”) of the Group Companies as of December 31, 2022 (the “Financial Statements Issue Date”) or for the years then ended since their incorporation. The Financial Statements, prepared in accordance with PRC Accounting Standards for Business Enterprises, include all relevant and material financial information of the Group Companies, and give a true and fair view of the assets, liabilities, financial position, tax status, profits and losses of the Group Companies on the relevant dates and during the relevant periods. The financial information of the Group Companies disclosed by the Financial Statements on their respective dates are true, accurate and complete in all respects, free from any false elements or misleading statements, and in compliance with PRC GAAP. There are no funds, assets or liabilities that should be recorded but not be recorded, and no off-balance-sheet costs or expenses, and all the accrual and/or use of the funds of the Group Companies have been fully and duly reflected in such Financial Statements. All business transactions of the Group Companies have been conducted via their own accounts and been truthfully reflected in the Financial Statements of the Group Companies. No Group Company has any contract or cooperation amounts due but not yet paid/collected.

5.1.9No undisclosed liabilities. The balance sheets (the “Balance Sheets”) contained in the Financial Statements provided by the Undertaking Parties to the Buyers give a full and accurate view of all liabilities and guarantees of the Group Companies that have been incurred and are reasonably expected to be incurred as of the Financial Statements Issue Date, including, without limitation, any outstanding loans (borrowings) of the Group Companies made from any Undertaking Party and/or any third party. Except for those reflected in the Balance Sheets, the expenses or liabilities incurred after the Initial Closing Date of the Controlling Interest Acquisition with the prior written consent of the Buyers, or the expenses or liabilities otherwise disclosed in Article 5.1.9 of the Disclosure Schedule, there are no liabilities that have substantial adverse impact on the Group Companies or their assets and properties (whether such liabilities are due or will be due), nor are there any external borrowings that have not been fully repaid; trade receivables and trade payables occurring in the ordinary course of business and in a manner consistent with past practices after the Financial Statements Issue Date are excluded. Unless with the prior written consent of the Buyers, no Group Company has acted as the guarantor, indemnitor, warrantor or other obligor of the debts of any Undertaking Party or any third party, nor has any Group Company provided any guarantee for the debts or benefits of any Undertaking Party or any third party.

5.1.10No insolvency. There are no orders, petitions, applications, decisions, rulings, resolutions, other actions or other circumstances that result in/request, or to the knowledge of the Buyers, may result in/request, the dissolution, bankruptcy, closure, liquidation or otherwise of any Group Company, nor are there any mortgages/pledges (other than the patent guarantee provided for Shenzhen Zhongxiaodan Micro Credit Co., Ltd. as disclosed in Article 5.1.15(1) of the Disclosure Schedule), judgement enforcement or summons against the assets of any Group Company. No Group Company is insolvent or unable to repay its debts, nor is there any claim against any Group Company to repay its due debts.

5.1.11Taxation and expenses. The Group Companies have complied, in material respects, with all tax Laws and Regulations, declared all taxable income in a correct, complete and timely manner according to the provisions of the tax authorities, paid in full all taxes and fees due and payable, and withheld and paid all taxes that they should withhold and pay under applicable Laws according to law; there are no circumstances under which they are required to pay additional or supplementary taxes and/or fees, nor are there any events in which they are punished for violating relevant tax Laws and Regulations. The Group Companies have set aside all reserves in relation to tax payment in the Financial Statements in accordance with the PRC Accounting Standards for Business Enterprises. No Group Company has received any collection or supplementary payment documents or notice requesting to inspect or audit any tax return from the tax authorities or any other competent department. There are no outstanding audits, measures, procedures, investigations, disputes or claims, or to the knowledge of the Undertaking Parties, no circumstances under which the tax authorities or other competent departments may claim against any Group Company for taxes.

The certifications, qualifications, tax  preferences and/or fiscal subsidies that have been granted to the Group Companies are true, valid, legal and compliant, and there are no circumstances under which relevant Governmental Authorities may withdraw/cancel/revoke such certifications, qualifications, tax preferences and/or fiscal subsidies or request the Group Companies to assume the compensation, penalties or indemnification liabilities of any form due to reasons attributable to the Group Companies and/or Shareholding Platforms and/or Undertaking Parties.

5.1.12No changes. From the Financial Statements Issue Date: (i) the Group Companies have been operating the business in a normal way and in a manner consistent with past practices, and no Material Adverse Effect has occurred or is expected to occur; (ii) unless otherwise agreed in this Agreement or with the prior written consent of the Buyers, none of the following events has occurred to any Group Company:

(1)	any event set forth in Article 6.1.2 hereof;

(2)

the invalidation, termination or non-renewal of any approval, filing, authorization, license, qualification or certificate, etc. (including, without limitation, Business Qualifications of the Group Companies) required for the business operation of the Group Companies;

(3)	the suffering of any accidental loss or damage to any material asset, whether any insurance compensation in connection therewith has been received or not;

(4)

the occurrence of any suit, action, arbitration, or administrative or judicial investigation (other than the routine administrative inspection) against any Group Company, except for labor arbitration or lawsuits in which the total claims against the Group Companies are no more than RMB 1,000,000 within any twelve (12) consecutive months;

(5)	the suffering of any Material Adverse Effect;

(6)

the transfer of any asset of the Group Companies or the incurrence of any non-operating liabilities or unusual operating liabilities (other than the arrangement on the transfer of assets of the Group Companies occurring in the ordinary course of business and in a manner consistent with past practices); or

(7)	the undertaking, consent or permit to the taking of any action specified in the above paragraph.

5.1.13Tangible personal property. The Undertaking Parties have provided the Buyers with a list of tangible personal property that is owned by the Group Companies, or not owned by the Group Companies but the Group Companies have the right to use pursuant to relevant (oral or written) agreements as at the Execution Date/Second Closing Date of the Controlling Interest Acquisition (as applicable) attached hereto as Schedule 5 (the “List of Tangible Personal Property”). The List of Tangible Personal Property sets out true, accurate and complete description of the ownership and use of all tangible assets by the Group Companies as at the relevant disclosure/provision date. The assets set forth in the List of Tangible Personal Property include all tangible personal property required for the normal operation of the business as conducted by the Group Companies, essential to the operation of such business, or in relation to the operation of the foregoing business, including, without limitation, all hardware facilities, daily office equipment and vehicles in relation to the operation of the business by the Group Companies.

With respect to all tangible moveable property required for the normal operation of the business as conducted by the Group Companies, essential to the operation of such business, or in relation to the operation of the foregoing business, the Group Companies are the holder of the legal title and use of right to such tangible personal property, can operate their tangible personal property independently, and such property is free and clear of any Encumbrance and is in good condition for good use. To the knowledge of the Undertaking Parties, there are no contracts, agreements, undertakings, documents or Laws, Government Directives, suits, actions or other legal proceedings that may materially and adversely affect the Group Companies’ lawful and complete ownership or use of their tangible personal property. The use or utilization of the tangible personal property for operation by the Group Companies is in compliance with applicable Laws and will not infringe upon the rights and interests of any third party.

5.1.14Real property. Item (1) of Article 5.1.14 of the Disclosure Schedule sets out a true, accurate and complete list of all real property (including, without limitation, the office premise, machine room and warehouse, etc.) that is owned by the Group Companies, or not owned by the Group Companies but the Group Companies have the right to use pursuant to relevant (oral or written) agreements as at the Execution Date/Second Closing Date of the Controlling Interest Acquisition (as the case may be) (the “List of Real Property”). The List of Real Property sets out true, accurate and complete description of the ownership and use of all real property by the Group Companies as at the relevant disclosure/provision date. The real property set forth in the List of Real Property includes all real property required for the normal operation of the business as conducted by the Group Companies, essential to the operation of such business, or in relation to the operation of the foregoing business.

With respect to all real property required for the normal operation of the business as conducted by the Group Companies, essential to the operation of such business, or in relation to the operation of the foregoing business, the Group Companies have the legal right to possess, own, or lease such real property. To the knowledge of the Undertaking Parties, the ownership and use of all real property by the Group Companies are free and clear of any Encumbrance, and there are no contracts, agreements, undertakings, documents or Laws, Government Directives, suits, actions or other legal proceedings that may materially and adversely affect the Group Companies’ lawful and complete ownership or use of their real property. The Group Companies have completed the lease filing procedures required by applicable Laws and Regulations with respect to the lease of real property. The use or utilization of the real property for operation by the Group Companies is in compliance with applicable Laws and will not infringe upon the rights and interests of any third party.

5.1.15Intangible assets. The Undertaking Parties have provided the Buyers with a list of registered/filed Intellectual Property (or that under the registration/filing application) that is owned by the Group Companies, or not owned by the Group Companies but the Group Companies have the right to use pursuant to relevant (oral or written) agreements as at the Execution Date/Second Closing Date of the Controlling Interest Acquisition (as applicable) attached hereto as Schedule 6. The list of Intellectual Property sets out true, accurate and complete description of the ownership and use of all registered/filed Intellectual Property (or that under the registration/filing application) by the Group Companies as at the relevant disclosure/provision date; the list of Intellectual Property sets out true, accurate and complete description of all registered/filed Intellectual Property (or that under the registration/filing application) required for the normal operation of the business as conducted by the Group Companies or essential to the operation of such business.

(1)

With respect to intangible assets (including Intellectual Property, the same below) required for the normal operation of the business as conducted by the Group Companies or essential to the operation of such business, the Group Companies have the legal title or proper right of use to all such intangible assets.

With respect to all intangible assets owned and used by the Group Companies and all intangible assets required for the business operation of the Group Companies: the Group Companies are the holder of the legal title or right of use to such intangible assets, such intangible assets are valid and legally enforceable, and to the knowledge of the Undertaking Parties, there are no matters that may cause such intangible assets to be invalid or unenforceable and such intangible assets are free and clear of any Encumbrance (other than the patent guarantee as disclosed in Article 5.1.15(1) of the Disclosure Schedule); the ownership and/or use of such intangible assets by the Group Companies do not infringe upon and have never infringed upon any Intellectual Property and other legal rights and interests of any other people, and the Group Companies have completed the registration or filing procedures (if applicable) in connection with the Intellectual Property according to law.

Item 2) of Article 6 of Schedule 6 attached hereto has set out true, accurate and complete description of all we-media accounts not registered under the name of the Group Companies but actually vested in the Group Companies; although such we-media accounts are not registered under the name of the Group Companies, the Group Companies have all control and administration authorities, and the Group Companies have signed written documents with the parties under whose name the accounts are registered to clarify the ownership of such we-media accounts and corresponding legal liabilities, thus ensuring the Group Companies’ control over such we-media accounts; there are no circumstances under which any third party transfers, uses without permission, or infringes upon or hinders the Group Companies from using, such we-media accounts or potential risks in relation thereto.

Except for the above-mentioned we-media accounts registered under the name of the Group Companies but actually vested in the Group Companies, all intangible assets owned by the Group Companies or used for business operation by the Group Companies are registered under the name of the Group Companies. The Group Companies have not permitted or licensed any Undertaking Party or third party to use intangible assets of the Group Companies.

(2)

All Intellectual Property necessary for the conduct of the Principal Business by the Group Companies are independently developed by the Group Companies, without any use of funds, equipment or resources of other parties. The Group Companies have the independent R&D and sustainable innovation capabilities for the core technologies involved in the Principal Business and there is no technological independence, in whatever form, on other Persons.

(3)

There are no ongoing, or to the knowledge of the Undertaking Parties, threatened legal actions against or in connection with the intangible assets/Intellectual Property of any Group Company; there are no pending legal proceedings or allegations where the Group Companies claim that any third party is infringing upon or hindering their intangible assets/Intellectual Property, trade secrets, proprietary information or other similar rights, and neither the Group Companies propose to initiate such legal proceedings or allegations, nor are there any circumstances in which any third party infringes upon the intangible assets/Intellectual Property, trade secrets, proprietary information or other similar rights of the Group Companies. The Group Companies has neither infringed upon any intangible assets/Intellectual Property, trade secrets, proprietary information or other similar rights of any third party, nor received any allegation, letter or notice stating that the Group Companies or their representatives, officers or employees have infringed upon the intangible assets/Intellectual Property, trade secrets, proprietary information or other similar rights owned by any other party. To the knowledge of the Undertaking Parties, there are no facts or bases that may result in such infringement.

(4)

No Intellectual Property in relation to the Group Companies’ operations is held by any Undertaking Party and/or its respective Affiliates (excluding the Group Companies). Neither the Undertaking Parties nor their respective Affiliates (excluding the Group Companies) have applied for or registered any trademark/trademark application right in relation to the business conducted by the Group Companies or any trademark identical or similar to the trademarks/trademark application rights held by the Group Companies under any category of goods and/or services in

China or any other countries and/or regions.

(5)

It is not necessary for the Group Companies to use any invention or Intellectual Property made or developed by any employees (or persons that the Group Companies currently intend to engage) before they are engaged by the Group Companies. All persons who have materially participated in or made material contributions to the development of the Group Companies’ Intellectual Property (including, without limitation, employees, agents, consultants and contracts) have signed: (i) a proper transfer instrument with the Group Companies as the transferee, whereby the full, valid and exclusive title to all tangible and intangible assets in relation to the Principal Business of the Group Companies is transferred to the Group Companies; and (ii) relevant agreements restricting the disclosure of the Group Companies’ Confidential Information; the above persons have not committed any violations of such instruments or agreements; and to the knowledge of the Undertaking Parties, none of the above persons has entered into any intellectual property transfer, confidentiality or non-compete agreements with any third party that may result in any Material Adverse Effect on the ownership of the Group Companies’ Intellectual Property or the consummation of the transactions contemplated by this Agreement.

(6)

The Group Companies have taken commercially prudent and reasonable security measures in accordance with the requirements of applicable Laws to protect the user information and data collected and retained by them, and continue to be compliant with the Laws and Regulations in cybersecurity, personal information protection and insurance intermediary informatization, etc.; the Group Companies have not violated any applicable Laws in their collection, use and retention of user information and data, and have legal and valid rights, title and interest in and to such user information and data. None of the Group Companies has abused, sold to any third party or illegally provided, any user information and data.

5.1.16Operation Contracts and Material Contracts. The Undertaking Parties have provided the Buyers with a list of operation contracts attached hereto as Part I of Schedule 7 (which sets out true, accurate and complete description of all contracts in relation to the operation and business of each Group Company signed by and between each Group Company and any of its counterparties, suppliers, customers or other partners that remain effective or are not fully performed as at the relevant disclosure/provision date (The contracts in relation to the operation and business of each Group Company are collectively referred to as the “Operation Contracts”)), and a list of Material Contracts attached hereto as Part II of Schedule 7 (which sets out true, accurate and complete description of all Material Contracts that remain effective or are not fully performed as at the relevant disclosure/provision date).

Such lists of contracts give a true, accurate and complete view of the signing parties to the contract, contract name, execution data, contract type and other information (In particular, the contract term and amount shall be further disclosed in case of the list of Material Contracts.)

All Operation Contracts and Material Contracts are legal, valid, binding and enforceable for all parties to the contracts, neither the Group Companies nor any other party to the Operation Contracts/Material Contracts has breached such contracts during the performance thereof, and the Group Companies have not received any notice regarding the termination or cancellation of the Operation Contracts/Material Contracts or its breach thereof. None of the Operation Contracts/Material Contracts contains any exclusive, non-compete or restrictive clauses, or requires the consent or approval from any Governmental Authority, institution, organization or individual to remain legal and valid as a result of this Transaction. To the knowledge of the Undertaking Parties, the cooperation between the Group Companies and their key customers is stable and sustainable, and there are no existing or potential risk issues affecting such cooperation. The Group Companies do not have any exclusive or restrictive arrangement, cooperation priority or other priority arrangements, most-favoured nation arrangement, non-compete arrangement, or agreements or undertakings that contain the arrangements on restricting the business operation, business development or other competitive ability of the Group Companies made for any third party.

5.1.17Employee matters. The Undertaking Parties have provided the Buyers with a list of employees of the Group Companies attached hereto as Part I of Schedule 8 (the “List of Employees”), which sets out a true, accurate and complete view of the name, employer, department, employment start date of all employees who have established labor relations with the Group Companies and whether they have signed any written labor contract as at the relevant disclosure/provision date.

The Group Companies have signed formal written labor contracts and written agreements containing the confidentiality clause with all of their employees; the Group Companies have handled the social insurance and housing provident fund registration in accordance with applicable Laws, and paid the social insurance and housing provident fund contributions for all employees (other than those with whom no labor relations exist) according to statutory standards; the Group Companies neither violate any applicable labor Laws (including, without limitation, those in relation to the labor contract, salary, working hours, the payment of social insurance and housing provident fund contributions), nor have any Liabilities arising from the requirements of applicable labor Laws; the Group Companies have made full payment for the withholding taxes in connection with employees to the relevant Governmental Authority, and there are no unpaid salaries, taxes, penalties or any amounts arising from the violation of the foregoing obligations on the part of the Group Companies. The Group Companies are not subject to any obligation to pay any economic compensation or indemnification in connection with the dissolution or termination of labor relations, or other similar compensation or indemnification expenses in relation to employment relations payable but not yet paid.

Except for the social insurance and housing provident fund as stipulated by the PRC Laws, the Group Companies have neither participated in, nor been subject to any other pension, retirement, profit sharing, deferred compensation, bonus, reward or other employee benefit plan, arrangement, agreement or understanding. There is also no other pension, retirement, profit sharing, deferred compensation, bonus, reward or other employee benefit plan, arrangement, agreement or understanding which any employee or former employee who has left the Group Companies (or his or her beneficiary, if any) has the right to participate in or enjoy.

No labor controversy or dispute, or to the knowledge of the Undertaking Parties, no potential labor controversy or dispute, exists between the Group Companies and the current or former employees (if any) of the Group Companies.

5.1.18Retained Employees. Retained Employees are not subject to any other contract (including license, undertaking or other obligations) beyond the contracts signed with the Group Companies, or the ruling, judgment and order of the government agencies and courts, that affect the ability of such Retained Employees to serve the interests of the Group Companies or will conflict with the business of the Group Companies. Neither the signing of labor-related contracts (including, without limitation, labor contracts, confidentiality and intellectual property ownership agreement and non-compete agreement, if applicable) with the Group Companies nor the performance of any obligation thereunder by the Retained Employees constitutes a violation of any written or oral agreement already signed by them, including, without limitation, labor contracts, non-compete agreements or similar arrangements signed with their former employer.

None of the Key Employees directly or indirectly holds any proportion or number of equity interests or shares in any entity other than the Group Companies, except for the shares of listed companies acquired by them through the secondary market for the purpose of financial investment only (provided that such listed companies shall have no competitive relationship with the Principal Business of the Group Companies, the Buyers and/or their respective Affiliates). None of the Key Employees holds any position in or participate in the operation of any entity other than the Group Companies.

Notwithstanding the foregoing, the Undertaking Parties only make representations and warranties “to the knowledge of the Undertaking Parties” with respect to the representations and warranties on non-Key Employees under this Article 5.1.18.

5.1.19Affiliate matters. Except as disclosed in Article 5.1.19 of the Disclosure Schedule, there are no Related-party Transactions between any shareholder, director, supervisor, senior officer, consultant, employee of each Group Company, or the Affiliates of the foregoing Persons, the Persons in which the foregoing Persons hold any equity interests or similar interests, and the employer (other than the Group Companies) of the above Persons on one side and any Group Company on the other side, including, without limitation: (i) there are no contracts, undertakings or transactions that have been conducted, are being conducted or are to be conducted; (ii) there are no direct or indirect, unilateral or mutual Liabilities (other than salaries and bonuses currently to be paid, and reasonable expenses prepaid or advanced in connection with the day-to-day operation or travel of the Group Companies), or commitments on the provision of loans or guarantee; and/or (iii) there is no indirect or direct ownership of interests in or material business relationship (including the purchase (except for purchases made through public channels and at the fair market price), sale, license and provision of any product, Intellectual Property or any other asset or service of the Group Companies, and the authorization to use the same) with the Group Companies and contracts signed by the Group Companies. The pricing of any Related-party Transaction (if any) of the Group Companies is consistent with the fair market price, and there are no circumstances under which the interests of the Group Companies are damaged by way of illegal transfer of benefits or otherwise.

5.1.20Non-compete. Except for the Group Companies, none of the Founder, directors of each Group Company (other than the director(s) appointed by Jinmi Investment) and Key Employees: has directly or indirectly operated, participated in or owned, any business/entity that is the same as, similar to or otherwise in competition with the Principal Business, held any position in or obtained any interest from such business/entity; has directly or indirectly held any intangible or tangible assets required for the Group Companies to operate their Principal Business; has directly or indirectly owned any owners’ equity in any entity affiliated with, having business relations with or in competition with the Group Companies, or controlled such entity by way of loan, agreement or otherwise, or held the position of senior officer, director, partner or otherwise therein.

5.1.21Independence. The Group Companies may conduct business operations independently, are independent of the Undertaking Parties, the Transferors or their respective Affiliates or other third parties in terms of finance, business, personnel, assets and institutions, and the Group Companies will in no way be confused with the Undertaking Parties, the Transferors or their respective Affiliates or other third parties.

(i) There are no agreements signed under the name of the Undertaking Parties, the Transferors or their respective Affiliates (other than the Group Companies) or other third parties but actually performed by the Group Companies, and there are no agreements in relation to the

Principal Business signed under the name of the Undertaking Parties, the Transferors or their respective Affiliates (other than the Group Companies) or other third parties that are not fully performed; (ii) there are no employees of the Group Companies whose labor relations and/or social insurance and/or housing provident fund are registered under the name of the Undertaking Parties, the Transferors or their respective Affiliates (other than the Group Companies) or other third parties; (iii) except as disclosed in Article 5.1.21 of the Disclosure Schedule, there are no assets (including, without limitation, tangible assets, intangible assets, real property, Intellectual Property, trade secrets and proprietary information) in relation to the Principal Business or other business operations of the Group Companies held by the Undertaking Parties, the Transferors, employees, senior officers or their respective Affiliates (other than the Group Companies) or other third parties, and there are no assets required for the business operation of the Group Companies registered under the name of the Undertaking Parties, the Transferors, employees, senior officers or their respective Affiliates (other than the Group Companies) or other third parties.

5.1.22Legal and administrative proceedings. There are no disputes (including labor disputes), suits, actions and arbitration (including labor lawsuits and labor arbitration), administrative investigations, administrative penalties, enforcement, on-site inspections, rectification opinions, regulatory measures or other legal, judicial, administrative procedures or any claims completed, outstanding, pending, or to the knowledge of the Undertaking Parties, threatened, against or adversely affecting any Group Company, the Employee Shareholding Platform, the Executive Shareholding Platform or their respective properties, rights, licensing rights, operations or businesses; to the knowledge of the Undertaking Parties, there are no facts, situations or circumstances that directly or indirectly result in the commencement of such legal or administrative proceedings or constitute any basis therefor. The Group Companies, the Employee Shareholding Platform and the Executive Shareholding Platform have, in accordance with the requirements of relevant Governmental Authorities, paid all penalties, fines and late fees payable in full and in time and completed the rectification and adjustment of all non-compliant acts or matters.

5.1.23Compliance with Laws. Each Group Company, the Employee Shareholding Platform and the Executive Shareholding Platform have complied, in all material respects, with all Laws (including, without limitation, any Laws in relation to the Group Companies’ conduct of the Principal Business or other business operations, anti-unfair competition, anti-corruption, anti-commercial bribery, anti-money laundering, export control and sanctions, taxation, labor, social insurance, housing provident fund, Intellectual Property and personal information protection) applicable to their incorporation, existence, business operation, and their ownership, management, operation and use of any of their assets, properties or technical systems. The Group Companies have conducted the Principal Business and other businesses in accordance with the Laws and Regulations and norms related to the conduct of the Principal Business, the relevant requirements of the Departments in Charge of Insurance Intermediaries and other Governmental Authorities and the relevant requirements in relation to their business qualifications in all material respects. Since the establishment of the Group Companies, there have been no events, situations or circumstances that are reasonably expected to constitute or directly/indirectly result in the violation of any foregoing Laws, nor the Group Companies have been subject to any type of administrative penalties or received any warning from any Governmental Authority.

5.1.24Anti-corruption. None of the Undertaking Parties, the Group Companies and employees, directors, supervisors, senior officers of the Group Companies, or any representative or agent of the Group Companies (the above Persons are collectively referred to as the “Group Companies and Their Affiliated Persons”) has engaged in or participated in any act prohibited by the Laws and Regulations, rules, regulations and other legally binding measures (collectively, the “Anti-corruption Laws”) of China, the United States and any other jurisdiction in relation to bribery, corruption, money laundering, fraud and other similar activities, or anti-terrorism, economic sanctions and anti-joint boycott laws. The Group Companies and Their Affiliated Persons have never violated the principle of fair competition or taken such measures as offering or receiving money, things of value or other benefits to obtain business opportunities or other illegal benefits, such as offering or paying monies or anything of value to existing or potential business partners (“Business Partners”, which may include: Governmental Authorities, non-government customers, suppliers or distributors or the owner, director, manager or other employees of the foregoing entities, units or individuals entrusted to handle relevant affairs by the Business Partners, or units or individuals that take advantage of their authorities or influence to affect transactions) for the purposes of exerting improper influence on Business Partners or obtaining improper business advantages.

Notwithstanding the foregoing, for relevant Persons other than the Group Companies, the Shareholding Platform, the Undertaking Parties, the Key Employees and/or their respective Affiliates, the Undertaking Parties only make representations and warranties “to the knowledge of the Undertaking Parties” under this Article 5.1.24 with respect to the acts of such Persons.

5.1.25Insurance. Except as disclosed in Article 5.1.25 of the Disclosure Schedule, the Group Companies have purchased insurance for their day-to-day business operations in accordance with general business practices.

5.1.26No brokers. Except as disclosed in Article 5.1.26 of the Disclosure Schedule, the Group Companies have not engaged any investment bank, financial consultant, broker or other intermediaries that may charge commissions in connection with this Transaction, or assumed any obligation to pay commissions to such institutions, in each case for the purpose of the transactions hereunder.

5.1.27Information disclosure. The Undertaking Parties have truthfully, completely and accurately disclosed to the Buyers: (i) all information, documents, materials as required by the Buyers as well as information, documents and materials that are, or to the knowledge/upon the reasonable inference of the Undertaking Parties, may be, materially related to the performance of the Transaction Documents by any Group Company, the Undertaking Parties, the Shareholding Platform and the Transferors; (ii) information, documents and materials that have, or to the knowledge/upon the reasonable inference of the Undertaking Parties, may have, a substantial impact on the execution and performance of the Transaction Documents by the Buyers, or the Buyers’ intention to consummate this Transaction. All documents, materials and information provided to the Buyers by the Group Companies and the Undertaking Parties before and after the execution hereof are true, accurate, complete, exhaustive and not misleading, and there are no matters enough to cause a substantial adverse impact on any Group Company or (upon the reasonable inference) likely to cause a substantial adverse impact on the decision-making of the Buyers in connection with this Transaction that the Group Companies should disclose but are indolent to disclose.

5.2The Transferors other than the Founder and the Shareholding Platforms, severally and not jointly, make the following representations and warranties to the Buyers, and acknowledge that such representations and warranties are true, accurate, complete and not misleading in all respects until the Initial Closing Date of the Controlling Interest Acquisition (inclusive) (provided that in the case of Bolo Technology, until the Second Closing Date of the Controlling Interest Acquisition (inclusive)) and the relevant Transferors shall compensate for any loss caused to the Buyers and other Indemnified Persons in accordance with this Agreement if any representation or warranty is untrue, inaccurate, incomplete or misleading prior to the Initial Closing Date of the Controlling Interest Acquisition (inclusive) (provided that in case of Bolo Technology, prior to the Second Closing Date of the Controlling Interest Acquisition (inclusive)):

5.2.1it is a limited liability company/partnership duly incorporated and validly existing under the PRC laws, or a natural person of China; it has the capacity for civil rights and the capacity for civil conduct under applicable Laws to execute, deliver and perform the Transaction Documents and consummate this Transaction. It has duly executed this Agreement and other Transaction Documents to which it is a party. It has obtained all authorizations, licenses and approvals required for the execution, delivery and performance of the Transaction Documents and the consummation of this Transaction. It can legally enter into this Agreement and other Transaction Documents to which it is a party, and perform its obligations under the Transaction Documents. The Transaction Documents executed by it will constitute its legal, valid and binding obligation, enforceable against it in accordance with the terms thereof.

5.2.2its execution, delivery and performance of the Transaction Documents and its consummation of this Transaction will not: violate applicable Laws or any Government Directive; violate any court order, ruling, tribunal award, administrative decision or order binding upon or applicable to it; constitute a default under any document, contract or agreement to which it is a contracting party, or any document, contract or agreement binding upon it or its assets; give rise to any claim made by any third party against it. There is no such event that causes or may cause any delay, restriction or impediment with respect to its performance of obligations under the Transaction Documents.

5.2.3Part I of Schedule 1 hereof gives a true, accurate and complete view of its shareholding in the Company immediately preceding the Initial Closing of the Controlling Interest Acquisition, and it has no dispute over such shareholding structure. (For Bolo Technology only) Part II of Schedule 1 hereof gives a true, accurate and complete view of its shareholding in the Company from the Initial Closing of the Controlling Interest Acquisition to immediately preceding the Second Closing of the Controlling Interest Acquisition, and it has no dispute over such shareholding structure.

The shares of the Company held by it are free and clear of any existing or potential controversy, dispute, lawsuit, arbitration, claim, enforcement or other administrative proceedings or legal proceedings, or any nominee shareholding or similar arrangement, or any pledge, mortgage and other security interests or any kind of Encumbrances, or any other third-party rights or interests. It has the full and exclusive title and right of disposition to the Company’s shares held by it, and has the right to transfer such shares according to law. It has paid up for all shares of the Company held by it with funds coming from true and legal sources, without any delayed payment of the registered capital, feigned capital contribution, illegal withdrawal of capital or defects in capital contribution. The sources of funds used for paid-in contributions are true and legal.

5.2.4there are no suits, actions, arbitration proceedings or government and administrative investigations, penalty and other proceedings in relation to the Group Companies and/or the Shareholding Platforms and/or the Undertaking Parties initiated by or against it. It has no claim, dispute or controversy pending or threatened against the Group Companies, the Shareholding Platforms, the Founder, Retained Employees and senior officers.

5.3The Buyers make the following representations and warranties to the Undertaking Parties:

5.3.1it is a limited liability company duly incorporated and validly existing under the PRC laws; it has the capacity for civil rights and the capacity for civil conduct under applicable Laws to execute, deliver and perform the Transaction Documents and consummate this Transaction. As at the Initial Closing Date of the Controlling Interest Acquisition, it has obtained all authorizations, licenses and approvals required for the execution, delivery and performance of the Transaction Documents and the consummation of this Transaction. It can legally enter into this Agreement and other Transaction Documents to which it is a party, and perform its obligations under the Transaction Documents. The Transaction Documents executed by it will constitute its legal, valid and binding obligation, enforceable against it in accordance with the terms thereof.

5.3.2its execution, delivery and performance of the Transaction Documents and its consummation of this Transaction will not: violate applicable Laws or any Government Directive; violate any court order, adjudication, tribunal award, administrative decision or order binding upon or applicable to it; constitute a default under any document, contract or agreement to which it is a contracting party, or any document, contract or agreement binding upon it or its assets; give rise to any claim made by any third party against it. There is no such event that causes or may cause any delay, restriction or impediment with respect to its performance of obligations under the Transaction Documents.

5.4Survival of representations and warranties. For the avoidance of doubt, each Party acknowledges that the representations and warranties made by the Undertaking Parties and the Transferors under the Transaction Documents will remain in effect following each closing date of this Transaction.

Article 6Undertakings

6.1The Undertaking Parties jointly and severally make the following undertakings to the Buyers, and the Transferors other than the Undertaking Parties only make relevant undertakings to the Buyers with respect to the part involving them in this Article 6.1:

6.1.1from the Execution Date to the Designated Date, the Undertaking Parties shall procure and guarantee that the Group Companies (notwithstanding the foregoing, with respect to matters dominated by the Buyers and not within the knowledge of the Undertaking Parties (or within the knowledge of the Undertaking Parties but beyond their material influence or control) during the period from the first (1st) anniversary of the Initial Closing Date of the Controlling Interest Acquisition up to the Designated Date, the Undertaking Parties are not required to make any undertaking):

(1)

take reasonable measures to preserve and protect the Group Companies’ assets, conduct their business in the ordinary course of business in a manner consistent with past practices and commercially prudent practices, manage and maintain their relations with counterparties, suppliers, customers, employees and consultants, conduct normal business cooperation with existing and potential suppliers, customers or business partners, refrain from conducting any business activity that violates the Laws, maintain the normal operation of the Group Companies, and keep the Group Companies’ goodwill and operation from any Material Adverse Effect.

(2)

comply with applicable Laws and Regulations, government orders and regulations and requirements (including, without limitation, any Laws in relation to the Principal Business or other business operations conducted by the Group Companies, anti-unfair competition, anti-corruption, anti-commercial bribery, anti-money laundering, export control and sanctions, taxation, labor, social insurance, housing provident fund, Intellectual Property and personal information protection) of relevant Governmental Authorities applicable to the business operation of the Group Companies, and refrain from conducting any activity that may constitute a substantial adverse impact on the Group Companies.

(3)

obtain, maintain and renew any approval, filing, authorization, license, qualification or certificate, etc. (including, without limitation, Business Qualifications of the Group Companies) required for their business operation.

(4)

continuously comply with applicable tax Laws and Regulations, make tax declaration according to law, pay all taxes payable and taxes that should be withheld and paid, withhold and pay the individual income taxes in time and in full according to law, and make commercially reasonable efforts to maintain their applicable tax preference and fiscal subsidies.

(5)

continue to comply with applicable labor Laws and Regulations, make the best commercially reasonable efforts to standardize the payment of social insurance and housing provident fund contributions, sign perfect labor contracts/service contracts and confidentiality agreements with all employees/consultants who have established labor/service relations with the Group Companies, sign perfect intellectual property ownership agreements with R&D personnel, Key Employees and senior officers, and sign perfect non-compete agreements with Key Employees, senior officers and other employees/consultants deemed necessary by the Undertaking Parties upon their prudent and reasonable judgment.

(6)

establish and implement a finance, taxation and accounting treatment system, a related-party transaction management system, a contract management system, an anti-corruption and anti-commercial bribery system and other internal systems/internal control systems that comply with applicable Laws and Regulations and are perfect and reasonable; the Group Companies and Their Affiliated Persons are in strict compliance with all applicable anti-corruption Laws; any Related-party Transaction of the Group

Companies shall conform to the principles of necessity, legality and fair pricing, and there are no false transactions or illegal transfer of benefits.

(7)

improve the intellectual property internal control system and the intellectual property protection system of the Group Companies; properly protect all core/important Intellectual Property used for the business operation of the Group Companies, and take effective measures to prevent and stop any Person from infringing upon or impeding the Intellectual Property, trade secrets, proprietary information or other similar rights of the Group Companies; timely apply for registration of all Intellectual Property used for the business operation of the Group Companies and complete registration procedures thereof to ensure that all core/important Intellectual Property used for the business operation of the Group Companies is registered under the name of the Group Companies; take proper and necessary security and protection measures to protect information, data and trade secrets collected and retained by them; the Group Companies shall not infringe upon or impede the Intellectual Property, trade secrets, proprietary information or other similar rights of any other person.

(8)

continue to comply with the provisions of agreements (in particular the Material Contracts) to which it is a party or which are binding upon it, with a view to avoiding any breach of contract during the performance thereof; enhance and improve the Group Companies’ contract management, sign reasonable and perfect written agreements with suppliers, customers, counterparties and otherwise according to business needs to agree on all business transactions, and prudently review and sign business contracts.

(9)

cash, inventories, accounts receivable, prepayments and other current assets and non-current assets (the “Restricted Assets”) of the Group Companies existing as at the Initial Closing Date of the Controlling Interest Acquisition and incurred or increased thereafter shall be retained in the Group Companies, and without the prior written consent of the Buyers or unless otherwise waived by the Buyers in writing, neither the Group Companies nor each Undertaking Party shall directly or indirectly transfer, distribute, abandon or dispose of any Restricted Asset (for the avoidance of doubt, business expenditures incurred by the Group Companies in the ordinary course of business that are consistent with past practices are not subject to the above provisions).

6.1.2Without prejudice to the provisions of Article 6.1.1 above, without the prior written consent of the Buyers or unless otherwise waived by the Buyers in writing, from the Execution Date to the Designated Date, the Group Companies shall not, and each Undertaking Party shall procure and ensure that the Group Companies shall not:

(1)

issue or sell bonds, shares or other securities (or any option, warrant or other right to buy shares), directly or indirectly increase or reduce the registered capital of the Group Companies, directly or indirectly transfer, redeem or repurchase shares, make any change to the shareholding structure; declare, make or pay any profit distribution, dividend, bonus or other distributions to shareholders; transfer, pledge, dispose of any shares or create or permit the creation of any Encumbrance on any shares;

(2)

be separated or split, go into dissolution or liquidation, change the business form, conduct the reorganization or merger; sell/dispose of any material asset; grant an exclusive license for or otherwise dispose of the core/important Intellectual Property of the Group Companies; absorb any third party or be merged or absorbed by any third party;

(3)	amend the articles of association or the Organizational Documents, or make any change to the composition of the board of directors;

(4)	enter into or undertake to enter into any agreement or arrangement on the right of management/right of control of the Group Companies, whether by written agreement or otherwise;

(5)	terminate or change the Principal Business, and increase or reduce any business line; suspend, terminate or stop all or part of business operations; terminate or change any Material Contract;

(6)

sell, transfer, out-license, create any Encumbrance on, or otherwise dispose of, any property, asset (including tangible and intangible asset) or interests, or create or permit the creation of any other Encumbrance on any of their properties, assets or interests, except for those arising in the ordinary course of business and consistent with past practices;

(7)

discharge or otherwise release any Liabilities or waive any right, or pay any debts before they fall due (except for those arising in the ordinary course of business and consistent with past practices that will not damage the interests of the Group Companies); provide or undertake to provide loans for any third party, or provide or undertake to provide guarantee for the debts of any third party;

(8)

create, assume or incur any expenditure, debt, liability or obligation, except for those arising in the ordinary course of business and consistent with past practices (Such exceptions do not include any expenditure, debt, liability or obligation incurred by way of borrowing, and any contingent liability arising from the provision of guarantee by the Group Companies for any third party or any Undertaking Party);

(9)	incur any expenditure, debt, liability or obligation, individually or in the aggregate (in case of a series of relevant transactions), of an amount exceeding RMB 500,000 (except for those explicitly covered in the annual budget duly approved by the Buyers or their designated Person).

(10)

enter into any transaction with the shareholders, directors, supervisors, senior officers, consultants or employees of any Group Company, or the Affiliates of the foregoing Persons, the Persons (other than the Group Companies) whose equity interests or similar interests are controlled by the foregoing Persons (the “Related-party Transaction”), except for transactions entered into for the purpose of fulfilling the provisions of this Agreement;

(11)

incur any capital expenditure; purchase any share, property or asset (except for the purchase of property/asset arising in the ordinary course of business and consistent with past practices), or make investment in any Person;

(12)

hire and dismiss any Key Employee or senior officer; increase or announce to increase or undertake to increase the rates of salary, compensation, bonus, incentive compensation, pension or other benefits payable to any employee by an amount in excess of 20% (for Key Employees)/30% (for non-Key Employees) of such rates payable to the relevant employee in the previous year; formulate or adopt any new benefit plan (except for those explicitly covered in the annual budget duly approved by the Buyers);

(13)	grant or set up any form of incentive share/option plan, or adjust existing incentive share/option plans;

(14)	change any accounting method, practice, management or system, except as required by applicable accounting standards; approve and revise annual budgets or final accounts;

(15)

transfer, grant authorization for, license or otherwise dispose of any Intellectual Property (except for the non-exclusive license/authorization of non-core/important Intellectual Property arising in the ordinary course of business and consistent with past practices), allow any Intellectual Property to expire or be forfeited, donated or waived, or terminate any authorization or license of the Intellectual Property granted to the Group Companies by any third party, or disclose any trade secret, formula, process, know-how, proprietary information or other Intellectual Property of the Group Companies not known to the public before the disclosure;

(16)

initiate or settle any lawsuit, arbitration or administrative proceedings, except for those in which the Group Companies’ payment obligation or claim, individually or in the aggregate (in case of a series of relevant cases), does not exceed RMB 200,000;

(17)

commit an act or make an omission, which results in the violation of the relevant Laws in connection with any approval, filing, authorization, license, qualification, certificate, etc. (including, without limitation, Business Qualifications of the Group Companies) required for business operation and causes or is reasonably expected to cause any adverse effect on any Indemnified Person;

(18)

take any action that is reasonably expected to result in the unfulfillment of any condition precedent to the closing stipulated by the Transaction Documents, or take other actions that may bring an adverse effect on the transactions contemplated by the Transaction Documents (including, without limitation, causing any of the representations or warranties made by the Undertaking Parties in this Agreement to become untrue, inaccurate, incomplete or misleading);

(19)

transfer the cash, properties or assets of any Group Company by any means (for the avoidance of doubt, business expenditures incurred by the Group Companies in the ordinary course of business that are consistent with past practices are not subject to the above provisions); or

(20)	make any arrangement, commitment or enter into any agreement with respect to conducting any of the foregoing matters.

Without prejudice to the provisions of Article 6.1.1 above, from the Execution Date to the Designated Date, in the event that neither the Founder nor his Affiliates are in material violation of the Transaction Documents and the Founder remains the CEO of the Company, without the prior consent of the CEO of the Company, the Company shall not: (notwithstanding the foregoing, any of the following matters of the Group Companies involved in the structural adjustment that the group system to which the Buyers belong proposes to make is not subject to this provision, provided that such structural adjustment shall not affect the independent accounting arrangement under Article 3.3.1(7) hereof):

(1)	increase or reduce the registered capital, issue or repurchase any shares or other rights to buy shares, or dilute the shares of Zhuanxin Insurance Brokerage held by the Target Company;

(2)	merge, be separated or split, go into dissolution or liquidation, or change the business form;

(3)	sell/dispose of any material asset of the Group Companies, grant an exclusive license for or otherwise dispose of the core/important Intellectual Property of the Group Companies;

(4)	terminate or substantially change the Principal Business;

(5)

set up any form of incentive share/option plan, or adjust existing incentive share/option plans (the grant or implementation of the incentive share/option plan shall be subject to Article 6.3 hereof); or

(6)	approve and revise annual budgets or final accounts.

6.1.3Further assurance. In order to fulfill the terms of this Agreement (including but not limited satisfying the conditions precedent to closing in connection with any closing of this Transaction as soon as possible), the Undertaking Parties and the Transferors shall, and shall procure that their respective directors, senior officers, employees, agents, representatives, accountants and legal consultants (if applicable), use their best endeavors to take all necessary actions, provide all necessary documents and cooperation and execute all necessary documents and instruments or cause the same to be taken, provided and executed, so as to facilitate each closing of this Transaction.

6.1.4Access right and information right. From the Execution Date to the Designated Date, the Undertaking Parties shall, and shall guarantee that the Group Companies and their directors, senior officers, employees, agents, representatives, accountants and legal accountants: (i) provide the Buyers with the information on the finance, taxation, operation, employees, assets, business and Business Qualifications of the Group Companies, etc. of the Group Companies at the reasonable request of the Buyers; (ii) regularly provide the Buyers with the monthly, quarterly and annual individual and consolidated financial statements of the Group Companies at the request of the Buyers, and the financial information of the Group Companies disclosed by such financial statements on their respective dates shall be true, accurate and complete in all respects, free from any false elements or misleading statements, and in compliance with PRC GAAP; (iii) permit the Buyers and their authorized representative to have access to the offices, properties, books, certificates and records of the Undertaking Parties and the Group Companies.

In addition, the Undertaking Parties shall immediately give a written notice of (to the satisfaction of the Buyers) or timely provide a description of (at the request of the Buyers): (i) any progress that may have a significant impact on the existence, shares, business, assets, Intellectual Property, Liabilities (including, without limitation, any contingent liability), Business Qualifications of the Group Companies, financial position, tax status, operation results or prospects, customer or supplier relations and employee relations, etc. of the Group Companies, or any matter that may have an adverse effect; (ii) the progress of satisfying the conditions precedent to closing in connection with each closing of this Transaction and any matter that may have an adverse effect (including, without limitation, all events, situations, facts and circumstances that will or are expected to cause any condition precedent to closing to be impossible to be satisfied, or may cause the Group

Companies or the Undertaking Parties, the Transferors to violate any of the representations or warranties or undertakings made by them in the Transaction Documents); (iii) any suit, action, arbitration or other legal, judicial or administrative proceedings in connection with the Target Shares and/or the Group Companies that have occurred or may occur.

Each Party further acknowledges and agrees that the Group Companies and the Undertaking Parties shall timely provide the financial statements, financial data and corresponding working papers, and other relevant information and documents of the Group Companies at the request of the Buyers, so as to assist the Buyers in judging the financial position of the Group Companies and handling the subsequent consolidation matters.

The access right granted to the Buyers hereunder and the Buyers’ knowledge and review of the information provided will not affect or restrict any representation and warranty made by the Undertaking Parties and the Transferors hereunder in any way.

6.1.5No negotiations. From the Execution Date to the termination date of this Agreement (if applicable), except for the discussions made with the Buyers in connection with the transactions under this Agreement, unless otherwise agreed by the Buyers in writing, none of the Group Companies, the Undertaking Parties and the Transferors shall, directly or indirectly through any Affiliate, director, senior officer, employee, agent, representative, consultant or any other person, (i) solicit, initiate, make or accept any proposal or offer made by any Person with respect to the following matters: (a) any investment in the Group Companies (whether by way of equity or debt), (b) any acquisition or purchase of all or part of the shares, voting rights, share entitlements, businesses, properties or assets of the Group Companies, or any other transaction similar to this Transaction, (c) any merger, consolidation or other forms of business consolidation in connection with the Group Companies or their business, or (d) any capital reorganization, asset reorganization, structural reorganization involving or otherwise in relation to the Group Companies or any other unusual business transaction; or (ii) enter into any agreement, memorandum, letter of intents or similar legal documents, participate in any discussion, conversation, negotiation and any other form of communication with respect to the foregoing matters, or provide any other Person with any information on the foregoing matters, or otherwise cooperate with, assist or participate in, facilitate or encourage any efforts or attempts made by any other Person for conducting any of the foregoing matters. If there is any proposal or offer in relation to the foregoing matters, or any inquiry or other contact made with any Person regarding the foregoing matters, the Group Companies, the Undertaking Parties and the Transferors shall immediately notify the Buyers.

6.1.6Full-time commitment. The Founder shall, and the Undertaking Parties shall use his/their best endeavors to procure that all the existing and future Key Employees and senior officers of the Group Companies, before December 31, 2025, sign a labor contract with the Group Companies and actually work in the Group Companies, commit all their working hours and energy to the operation of the Group Companies, and make their best efforts to facilitate the development and serve the interests of the Group Companies.

Before December 31, 2025, without the prior written consent of the Buyers: (i) the Founder shall not take a part-time job or assume a position in any other entity (whether it is a Competitor (as defined below) or not); (ii) the Founder shall not hold any equity interests, shares or other similar interests in any entity other than the Group Companies, except for the shares of listed companies acquired by him through the secondary market for the purpose of financial investment only (provided that such listed companies shall have no competitive relationship with the Principal Business of the Group Companies, the Buyers and/or their respective Affiliates); otherwise the Buyers shall have the right to require the Founder to transfer the relevant equity interests, shares or interests directly or indirectly held by it to the Group Companies for free, and have the Founder resign from the relevant part-time job or position.

6.1.7Non-compete commitment. The Founder shall not, and the Undertaking Parties shall use their best endeavors to procure that all the existing and future Key Employees and senior officers of the Group Companies not, for so long as they remain an employee and/or hold any shares of the Group Companies and within twenty (24) months after they leave the Group Companies or no longer directly or indirectly hold any shares of the Group Companies (whichever is later), without the prior written permission of the Buyers, directly or indirectly engage in any business of the same category with, similar to or in competition with the Principal Business of the Group Companies and/or insurance and/or insurance intermediary business (the “Competitive Business”), or directly or indirectly hold any interests in any entity engaged in the Competitive Business or do any act that is detrimental to the interests of the Group Companies, the Buyers or their Affiliates, including but not limited to:

(1)

being employed by or working for any entity engaged in or proposing to engage in any Competitive Business (whether directly or indirectly) (the “Competitor”), including, without limitation, acting as the director or senior officer of the Competitor;

(2)

offering any Competitor with any form of assistance on investment (including, without limitation, becoming the owner, shareholder, de facto controller, equity owner or creditor of such Competitor or otherwise directly or indirectly owning its equity interests), loan, customer information or otherwise, or providing any Competitor with any form of services, consultations or opinions, or establishing any Competitor; selling, transferring, granting authorization for, or licensing any asset or Intellectual Property in relation to the

Competitive Business to any Competitor, or otherwise disposing of the same;

(3)

recruiting employees from the Group Companies, the Buyers and/or their Affiliates for their own and/or their Affiliates, Competitors or other Persons, or suborning any employee of the Group Companies, the Buyers and/or their Affiliates to resign (whether such person has actually signed a written labor contract with the Group Companies, the Buyers and/or their Affiliates or not); or engaging any person leaving the Group Companies or their Affiliates from the Execution Date hereof in any form through any Person directly or indirectly controlled by them or in which they have an interest;

(4)

entering into transactions, or establishing business relations or business cooperation with any Competitor (including, without limitation, becoming an agent, supplier or distributor of the Competitor), or directly or indirectly obtaining benefits from any Competitive Business or any Competitor;

(5)

signing any agreement, making any commitment or any other arrangement that restricts or damages or may restrict or damage the conduct of the Principal Business by the Group Companies, the Buyers and/or their Affiliates;

(6)

soliciting any business from the customers, agents, suppliers and counterparties of the Group Companies, the Buyers and/or their Affiliates for their own benefit and/or for the benefit of their Affiliates, the Competitors or other Persons, or suborning the current customers, agents, suppliers and counterparties of the Group Companies, the Buyers and/or their Affiliates to terminate their cooperation with the Group Companies, the Buyers and/or their Affiliates; or

(7)

competing for the customers of the Group Companies, the Buyers and/or their Affiliates in relation to the Principal Business in any form, or entering into or attempting to enter into transactions with, or establishing business relations or business cooperation with, the customers of the Group Companies, the Buyers and/or their Affiliates.

6.1.8Waivers. The Undertaking Parties and the Transferors acknowledge and agree that if the Initial Closing of the Controlling Interest Acquisition occurs, they will irrevocably waive and shall procure that their Affiliates (if applicable) waive any right claim, Claim or claim for compensation (if any) against the Group Companies, the Employee Shareholding Platform and the Executive Shareholding Platform, and acknowledge that the Group Companies, the Employee Shareholding Platform and the Executive Shareholding Platform will not assume any outstanding obligations or liabilities to the Undertaking Parties, the Transferors and/or their respective Affiliates (including, without limitation, any liability for breach of contract arising from the non-performance or partial performance of their obligations under the Group Companies’ previous financing documents by the Group Companies, the Employee Shareholding Platform and/or the Executive Shareholding Platform).

6.1.9Corporate governance arrangement.

(1)

Unless agreed by the Founder and the Buyers through consultation, during the period from the Initial Closing Date of the Controlling Interest Acquisition up to December 31, 2025, the Founder shall continue to serve as the CEO of the Company, perform responsibilities of the CEO diligently and dutifully, and use his best endeavors to facilitate the development of the Company and serve the interests of the Group Companies; notwithstanding the foregoing, if the Founder commits any malicious act, any act of serious dereliction of duty and/or gross negligence, or the Group Companies fail to meet the assessment criteria within two (2) consecutive years during the assessment period, then the Buyers shall have the right to unilaterally replace the CEO, for which the Undertaking Parties shall provide full cooperation.

(2)

Each Party acknowledges and agrees that from the Initial Closing Date of the Controlling Interest Acquisition to immediately preceding the first (1st) anniversary thereof, the following corporate governance arrangements shall be implemented:

(i)

the composition of the board of directors of the Group Companies shall be determined by the Buyers, but the Founder shall have the right to serve as a director of the Target Company if the Founder and his Affiliates have not been in material violation of the Transaction Documents.

(ii)

the qualifications and certificates, Seals, bank accounts (and their passwords or keys) and other important assets, documents and archives of the Group Companies (the specific scope of which is subject to the Buyers) shall be held and properly kept by the appointee of the Buyers in the office premise of the Group Companies, and such appointee shall reasonably meet the reasonable needs of the Group Companies to the extent that such important assets, documents and archives are required in the ordinary course of business of the Group Companies.

(iii)

the CEO of the Company shall be responsible for the operation and management of the business, finance, taxation, legal affairs, compliance, human resources, administration and other lines of the Group Companies, provided that the Buyers shall have the right to appoint one (1) manager to participate in the core decision-making in connection with the business operation of the Group Companies and matters of each line; the Buyers or their appointee shall possess the approval authorities over significant matters of each line, and the Buyers shall have the right to appoint one (1) to two (2) executive personnel to be in charge of and supervise the execution of matters of each line.

The specific scope of approval authorities over significant matters of each line of the Group Companies possessed by the Buyers or their appointee as mentioned above shall be determined by the Buyers and the Founder after the Initial Closing Date of the Controlling Interest Acquisition and before the Second Closing Date of the Controlling Interest Acquisition through friendly consultation, provided that at least the approval authorities over the following matters of the Group Companies shall be covered: (A) finance line: any single payment (including the payment in a series of relevant transactions) in excess of RMB 500,000 as covered by the annual budget duly approved by the Buyers or their designated Person, and any single payment (including the payment in a series of relevant transactions) in excess of RMB 100,000 not covered by the annual budget duly approved by the Buyers or their designated Person; (B) human resource line: the engagement and dismissal of any Key Employee, senior officer and other employees above the director level or similar level, and the remuneration, benefits and subsidies of such employees as well as the formulation, approval and implementation of share incentive plans in connection therewith; (C) legal line: (a) the execution, amendment or termination of any contract whose single subject amount (including the subject amount in a series of relevant transactions) is in excess of RMB 1,000,000; (b) the execution, amendment or termination of any contract involving the purchase or sale of, the creation of any Encumbrance on or the disposal of, any Intellectual Property or other assets; (c) the execution, amendment or termination of any investment or financing contract; (d) the execution, amendment or termination of any contract involving any loans; (e) the execution, amendment or termination of any contract involving any Related-party Transaction.

(3)

Each Party acknowledges and agrees that from the Initial Closing Date of the Controlling Interest Acquisition to immediately preceding the first (1st) anniversary thereof, the Buyers or their designated Affiliate shall have the right to be in overall charge of the business, finance, taxation, legal affairs, compliance, human resources, administration and other lines (at any level) of the Group Companies, to appoint the personnel of each line (whether the management personnel or the execution personnel), and to manage, approve, decide and implement any matter of the lines. The above arrangement is without prejudice to the provisions of Item (1) above.

Each Party further acknowledges and agrees that upon the first (1st) anniversary of the Initial Closing Date of the Controlling Interest

Acquisition, with respect to the significant matters involved in the business, finance, taxation, legal affairs, compliance, human resources, administration and other lines of the Group Companies, the Buyers or their designated Affiliate shall notify the Founder of the same within a reasonable period before making any decision on such matters if the Founder then remains the CEO of the Company, and the Founder shall have the right to provide their reasonable opinions on relevant matters.

6.1.10	Business consolidation arrangement.

Within one (1) year from the Initial Closing Date of the Controlling Interest Acquisition, each Party agrees that and the Undertaking Parties shall procure and guarantee that the Group Companies implement the following business consolidation arrangements:

(1)

the Buyers shall appoint one (1) representative to the Group Companies to be responsible for promoting the collaboration matters in relation to the business consolidation [***] of the Group Companies and the system to which the Buyers belong, including, without limitation, each business consolidation matter set forth in this Article 6.1.10.

(2)	[***]

6.1.11	[***]

6.1.12

Personnel change of Zhuanxin Insurance Brokerage. Zhuanxin Insurance Brokerage shall, and the Undertaking Parties shall procure and guarantee that Zhuanxin Insurance Brokerage, as soon as practicable (but in any event no later than the first (1st) anniversary of the Initial Closing Date of the Controlling Interest Acquisition), adjust the names of the general manager and the supervisor(s) registered/filed with the competent AMR so that they can be consistent with the names filed with the regulatory system of the Departments in Charge of Insurance Intermediaries by it, and complete the change registration/filing procedures with the AMR.

Each Party acknowledges and agrees that upon the Initial Closing Date of the Controlling Interest Acquisition, the Buyers shall have the right to require the legal representative, directors, supervisors, managers, corporate contacts and financial officers of Zhuanxin Insurance Intermediary to be changed to the designees of the Buyers, and the Undertaking Parties shall actively cooperate with Zhuanxin Insurance Brokerage in completing the change of the above main personnel including, without limitation, cooperating with (and procuring relevant personnel to cooperate with) the completion of qualification examination or approval procedures, regulatory filing procedures with the Departments in Charge of Insurance Intermediaries, and change registration/filing procedures with the AMR.

6.1.13	Cooperation obligations.

Each of the Undertaking Parties and the Transferors acknowledges and agrees that:

(1)

it shall not commit any act or make any omission that may directly or indirectly cause this Transaction to suffer any delay, restriction or impediment, and shall use its best endeavors to take or cause to be taken all necessary actions and provide all necessary documents and cooperation so as to consummate this Transaction and fulfill the provisions of the Transaction Documents.

(2)

it shall assist the Group Companies in completing change registration/filing procedures with the AMR and reporting/disclosure/qualification examination/ approval procedures with the Departments in Charge of Insurance Intermediaries, change, registration or approval procedures with any other Governmental Authorities in connection with each closing arrangement of this Transaction (whether such procedures are conditions precedent to each closing of this Transaction or not) as soon as practicable; in addition, if the Buyers continue to designate employees of the Group Companies to hold some positions involved in the Change of Main Personnel (as defined below) arrangement in connection with the Initial Closing of the Controlling Interest Acquisition, then the Buyers shall have the right to require to replace such personnel with the personnel otherwise designated by the Buyers upon the Initial Closing Date of the Controlling Interest Acquisition, and the Undertaking Parties shall actively cooperate with the above changes, including, without limitation, cooperating with (and procuring relevant personnel to cooperate with) the completion of change registration/filing procedures with the AMR.

(3)

it shall assist the Buyers in completing the relevant follow-up matters incurred by any change of the Group Companies in connection with this Transaction (including, without limitation, any change to the Business Qualifications of the Group Companies and the resigning of business contracts by changing the contracting parties, if applicable) as soon as practicable.

(4)

if the Group Companies have any other matter for which any liaison or communication with any Governmental Authority or any third party is required (for the avoidance of doubt, whether such matter occurs before or after the closing date), and such matter involves matters contemplated by this Transaction or any matter of the Group Companies and/or the Undertaking Parties and/or the Transferors on or before the Designated Date, then both the

Undertaking Parties and the Transferors shall use their best endeavors to take or provide or cause to be taken or provided all necessary actions and all necessary documents and cooperation so as to assist the Buyers and the Group Companies in completing the above relevant matters.

6.2	Conditions precedent waived

If the Buyers waive any condition precedent to closing as set forth in Article 7 in reliance upon the undertakings of the Undertaking Parties, the Undertaking Parties shall abide by such undertakings and continue to perform obligations under such undertakings within the period required by the Buyers.

6.3	Arrangement related to the employee share incentive

Each Party acknowledges and agrees that the Undertaking Parties shall procure and ensure that the positions of the general partner and the executive partner at the level of the Executive Shareholding Platform are held by the designated Persons of the Buyers as soon as practicable (but in any event no later than the Initial Closing Date of the Controlling Interest Acquisition); upon the Initial Closing Date of the Controlling Interest Acquisition, at the level of the Executive Shareholding Platform: (i) the incentive share already issued/granted at the level of the Executive Shareholding Platform (the details of which can be seen in Item (4) of Article 5.1.2 of the Disclosure Schedule) shall be directly registered under the name of relevant incentive grantees, (ii) the partnership share (indirectly representing a registered capital of RMB 125,000 at the level of the Company) held by XU Chunbo as the Founder at the level of the Executive Shareholding Platform shall be held by himself.

Each Party acknowledges and agrees that upon the Initial Closing Date of the Controlling Interest Acquisition, at the level of the Employee Shareholding Platform: (i) the Undertaking Parties shall procure and ensure that the general partner and the executive partner at the level of the Employee Shareholding Platform are changed to the designated Persons of the Buyers as soon as practicable (but in any event no later than one (1) week after the Initial Closing Date of the Controlling Interest Acquisition); (ii) the incentive share already issued/granted and the incentive share for which a commitment to issue/grant has been made at the level of the Employee Shareholding Platform (the details of which can be seen in Item (4) of Article 5.1.2 of the Disclosure Schedule) shall be held by XU Chunbo as the Founder in the capacity of a nominee, and the Undertaking Parties shall as soon as practicable (but in any event no later than thirty (30) Business Days after the Initial Closing Date of the Controlling Interest Acquisition) procure and ensure that the Employee Shareholding Platform, such nominee and all incentive grantees (including the incentive grantee of the incentive share for which a commitment to issue/grant has been made at the time of signing this Agreement (the details of which can be seen in Item (4) of Article 5.1.2 of the Disclosure Schedule), and such incentive share shall be issued/granted within one (1) month after the Initial Closing Date of the Controlling Interest Acquisition) sign a written agreement to the satisfaction of the Buyers so as to clarify the relevant incentive share issue/grant arrangement and the arrangement on the holding of the incentive share by XU Chunbo as the Founder on behalf of relevant incentive grantees, and the relevant incentive grantees shall explicitly agree to terminate the share incentive documents previously signed with Cunzhen Zhiyuan and other relevant parties; such nominee shall fully cooperate with the implementation of the employee share incentive arrangements; (iii) the incentive share not issued/granted yet at the level of the Employee Shareholding Platform (the details of which can be seen in Item (4) of Article 5.1.2 of the Disclosure Schedule) shall be held by XU Chunbo as the Founder, and the employee share incentives shall be implemented according to the plan developed by the Share Incentive Committee; such nominee shall fully cooperate with the implementation of the employee share incentive arrangements; (iv) the partnership share respectively held by XU Chunbo as the Founder and LV Jianwen at the level of the Employee Shareholding Platform (respectively representing a partnership share of RMB 56,606 and RMB 20,000 at the level of the Employee Shareholding Platform, and respectively indirectly representing a registered capital of RMB 35,379 and RMB 12,500 at the level of the Company) shall be respectively held by themselves.

The Buyers agree to procure the listed companies within the group system to which they belong to issue a certain number of share incentives to relevant incentive grantees in accordance with the grant list of the employee share incentives as determined by the Share Incentive Committee after the Initial Closing Date of the Controlling Interest Acquisition (the specific time and method of which shall be determined by the listed companies within the group system to which the Buyers belong at their sole discretion). The grant arrangement and applicable mechanism of the share incentives (including, without limitation, the vesting/release schedule, the restrictive arrangement and other applicable mechanisms) shall be determined by the then-effective policy of the listed companies within the group system to which they belong, and the value of such share incentives at the time of grant shall not exceed 3% of their Actual Value.

During the period from the Initial Closing Date of the Controlling Interest Acquisition to immediately preceding December 31, 2025, the Group Companies shall establish a share incentive committee (the “Share Incentive Committee”). The Share Incentive Committee shall consist of three (3) members, which shall include the Founder (provided that the Founder still serves as the CEO of the Company) and two members designated by the Buyers. The functions and powers of the Share Incentive Committee shall include: (i) determining the arrangement on the specific distribution of the Transfer Consideration acquired by the Executive Shareholding Platform and/or the Employee Shareholding Platform in each closing of the Minority Interest Acquisition among the partners of relevant Shareholding Platforms and incentive grantees; (ii) during the period from the Initial Closing Date of the Controlling Interest Acquisition to immediately preceding December 31, 2025, being responsible for the formulation and implementation of the share incentive plan of the Group Companies; (iii) other functions and powers as agreed by the members of the Share Incentive Committee through consultation.

Each Party acknowledges and agrees that, with respect to the functions and powers set forth in Item (i) or (ii) above: (i) at the request of the Buyers, the management shall timely provide a reasonable and feasible transfer consideration distribution plan, the Group Companies’ share incentive plan and the specific implementation plan thereof, and publish and/or communicate with employees on such plans in the name of the Share Incentive Committee after such plans are approved by the Buyers; or, the Buyers may independently propose a transfer consideration distribution plan, the Group Companies’ share incentive plan and the specific implementation plan thereof, and publish and/or communicate with employees on such plans in the name of the Share Incentive Committee after such plans are approved by the management; such plans shall not be published, disclosed or implemented before they are approved by the Buyers and the management; (ii) XU Chunbo as the Founder shall accept and cooperate with the Buyers’ inspection, check, inquiry and discussion with respect to the above plans and the Group Companies’ share incentives.

The Undertaking Parties shall procure and guarantee that the Group Companies, before the Designated Date, implement the share/option incentive arrangement and properly deal with matters related to the grant of employee incentive shares/options to incentive grantees and the share incentives in accordance with the share incentive plan duly approved, and withhold and pay relevant individual income taxes (if applicable) in time and in full in accordance with the relevant applicable Laws and Regulations at that time. Each Party acknowledges and agrees that, upon the Execution Date of this Agreement, any exercise price/grant price or similar amounts paid by the incentive grantees under the Group Companies’ share incentive plan shall be paid to the Target Company through the relevant Shareholding Platform, and neither the Founder nor any Person other than the Target Company shall collect or retain such amounts (Notwithstanding the foregoing, if the capital contributions of the relevant shares of the Company corresponding to relevant employee incentive shares/options are actually paid by the Founder, then the portion of the exercise price/grant price or similar amounts paid by the incentive grantees for such employee incentive shares/options equal to the actual paid-in capital shall be paid to the Founder in a legal and compliant manner, and the rest of such price or amounts shall be paid to the Target Company).

6.4	Arrangement on the Withdrawal of the Founder Shareholding Platform

The Undertaking Parties acknowledge and agree that they shall as soon as practicable (no later than each closing of the Minority Interest Acquisition) complete the following matters (collectively, the “Withdrawal of the Founder Shareholding Platform”): (i) the Founder Shareholding Platform shall transfer all of the shares of the Company held by it to the Founder and the Founder Shareholding Platform shall no longer hold any shares of the Company or any interests in relation thereto; (ii) the Company and all partners of the Founder Shareholding Platform (including HE Jiancheng (if he remains a partner then)) shall duly approve the arrangement set forth in Item (i) above; (iii) the Undertaking Parties shall complete the change registration/filing procedures with the AMR with respect to the Company’s shareholding change arrangement involved in Item (i) above, and provide the Buyers with relevant supporting documents.

6.5	Restrictions on share transfer

Each Party acknowledges and agrees that during the period from the Execution Date of this Agreement up to the earlier of June 30, 2027 or the termination date of this Agreement, except for the arrangement on the Withdrawal of the Founder Shareholding Platform under Article 6.4 hereof and except with the prior written consent of the Buyers, the Undertaking Parties and the Transferors (if applicable) shall not, and the Undertaking Parties shall procure and guarantee that any partner at the level of the Shareholding Platforms shall not, directly, indirectly or by any means, sell, transfer, pledge, create any Encumbrance on or otherwise dispose of the shares of the Group Companies directly or indirectly held by them or any interests in relation thereto, and/or the partnership share of the Shareholding Platforms directly or indirectly held by them or any interests in relation thereto.

Each Party acknowledges and agrees that from June 30, 2027: (1) without the prior written consent of the Buyers, the Undertaking Parties and the Transferors (if applicable) shall not, and the Undertaking Parties shall use their best reasonable efforts to procure that any partner at the level of the Shareholding Platforms shall not: (i) directly, indirectly or by any means, sell or transfer the shares of the Group Companies directly or indirectly held by them or any interests in relation thereto and/or the partnership share of the Shareholding Platforms directly or indirectly held by them or any interests in relation thereto to any Person who is in competition with the Principal Business as conducted by the Group Companies, the Buyers and/or their respective Affiliates, (ii) directly, indirectly or by any means, pledge, create any Encumbrance on or otherwise dispose of (other than selling/transferring) the shares of the Group Companies directly or indirectly held by them or any interests in relation thereto and/or the partnership share of the Shareholding Platforms directly or indirectly held by them or any interests in relation thereto to any Person; (2) subject to the above provisions, any Undertaking Party, Transferor (if applicable) or any partner at the level of the Shareholding Platforms shall send a prior written notice to the Buyers and provide the Buyers with the identity of the prospective buyer and the details of the proposed transaction before selling or transferring the shares of the Group Companies directly or indirectly held by it or any interests in relation thereto and/or the partnership share of the Shareholding Platforms directly or indirectly held by it or any interests in relation thereto to any Person, and the Buyers shall have the right (but not the obligation) to first purchase such shares, partnership share or any interests in relation thereto on substantially the same terms, and shall have the right to exercise such right of first refusal through themselves or other Persons designated by them.

Article 7Conditions Precedent to Closing

7.1Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition

The payment of relevant amounts payable by the Buyers on the Initial Closing Date of the Controlling Interest Acquisition to each Transferor in connection with the Controlling Interest Acquisition I by the Buyers pursuant to Article 3.2.3 hereof shall be subject to the full satisfaction or the Buyers’ written waiver of each of the following conditions precedent to closing (the “Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition”).

Each Party agrees that before performing the AMR change registration/filing procedures of the Target Company with respect to the Controlling Interest Acquisition I under Article 7.1.13, Article 7.1.14 (Procedures for the payment of individual income taxes by the individual Transferors) and the AMR change registration/filing procedures of the Executive Shareholding Platform with respect to the change of general partner and executive partner under Article 7.1.20 (collectively, the “Conditions Precedent to Closing to be Fulfilled”; for the avoidance of doubt, the Conditions Precedent to Closing to be Fulfilled only include the arrangement on submitting relevant documents to and going through relevant procedures with the competent tax authority/the competent AMR, excluding the arrangement on preparing and executing relevant documents in relation to relevant procedures), the Undertaking Parties shall first submit all closing documents and supporting documents in relation to the Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition other than Article 7.1.5, Paragraph 2 of Article 7.1.6 and the Conditions Precedent to Closing to be Fulfilled (the day when such closing documents and supporting documents are submitted is referred to as the “Initial Submission Date”; the execution date of each closing document submitted at this time may be left blank; for the avoidance of doubt, the closing documents submitted at this time shall include the relevant documents in relation to the Conditions Precedent to Closing to be Fulfilled, and confirm to the Buyers in writing that all Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition other than Article 7.1.5, Paragraph 2 of Article 7.1.6 and the Conditions Precedent to Closing to be Fulfilled have been fulfilled/satisfied on the Initial Submission Date (for the avoidance of doubt, the blank execution date of relevant closing documents will not affect the fulfillment/satisfaction of the relevant Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition), and will be fulfilled/satisfied on the Initial Closing Date of the Controlling Interest Acquisition.

The Buyers shall review the above closing documents and supporting documents submitted by the Undertaking Parties on the Initial Submission Date as soon as reasonably practicable. If there is no objection raised upon review, the Undertaking Parties have made adjustments according to the opinions of the Buyers or the Buyers agree to give a written waiver, then the Buyers agree to continue to proceed with the Initial Closing of the Controlling Interest Acquisition, and sign the Loan Agreement with the Founder after receiving and recognizing the amounts of individual income taxes payable by the relevant individual Transferors in connection with the Controlling Interest Acquisition I issued by the competent tax authority as delivered by the Undertaking Parties to them pursuant to Article 3.4.1 hereof, and provide the Founder with the Founder’s Loan in accordance with this Agreement and the Loan Agreement (The Buyers’

provision of the Founder’s Loan shall be deemed as their consent to continue to proceed with the Initial Closing of the Controlling Interest Acquisition).

For the avoidance of doubt, the Buyers’ provision of the Founder’s Loan for the Founder pursuant to the above provisions shall not be necessarily deemed as the Buyers’ acknowledgement that such Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition have been satisfied as of the Initial Closing Date of the Controlling Interest Acquisition, provided that: (i) it shall be reasonably presumed that the Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition set forth in Article 7.1.2 and Article 7.1.3 have been satisfied, unless any new matter that occurs on the Initial Submission Date or thereafter results in the unfulfillment of the Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition set forth in Article 7.1.2 and/or Article 7.1.3, or any matter that occurred before the Initial Submission Date results in the unfulfillment of the Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition set forth in Article 7.1.2 and/or Article 7.1.3 in any material respect; (ii) it shall be reasonably presumed that the Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition other than Article 7.1.2, Article 7.1.3 and the Conditions Precedent to Closing to be Fulfilled have been satisfied, unless any new matter that occurs on the Initial Submission Date or thereafter results in the unfulfillment of any of such Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition, or any matter that occurred before the Initial Submission Date results in the unfulfillment of any of such Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition in any substantial respect.

The Undertaking Parties shall guarantee to fulfill the Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition set forth in Article 7.1.14 within the time limit as agreed in Paragraph 3 of Article 3.4.1 and provide the Buyers with supporting documents in relation to the fulfillment/satisfaction of such Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition, and the Buyers shall, within three (3) Business Days thereafter, fulfill the remaining Conditions Precedent to Closing to be Fulfilled and provide the Buyers with supporting documents in relation to the fulfillment/satisfaction of such Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition. The Undertaking Parties shall, on the day when such Conditions Precedent to Closing to be Fulfilled have been fulfilled, further submit to the Buyers all closing documents and supporting documents in relation to each of the Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition other than Article 7.1.5 and Paragraph 2 of Article 7.1.6 (for the avoidance of doubt, unless otherwise agreed by the Buyers, such documents shall be consistent with the versions submitted on the Initial Submission Date, and unless the execution dates of the Certificate of Satisfaction of Conditions Precedent to Closing and register of shareholders are left blank and to be filled in with the Initial Closing Date of the Controlling Interest Acquisition, the relevant submission date or the date therebefore has been filled in the remaining closing documents as the execution date (the specific execution date arrangement shall be determined by the Buyers and the Undertaking Parties through friendly consultation at that time)). The Buyers shall review the above closing documents and supporting documents in accordance with this Agreement as soon as reasonably practicable.

Each Party further agrees that before the Founder receives the Founder’s Loan, no Party other than the Buyers shall be obligated to fulfill the Conditions Precedent to Closing to be Fulfilled.

Unless otherwise agreed by the Buyers in writing, any Condition Precedent to the Initial Closing of the Controlling Interest Acquisition waived by the Buyers shall constitute an undertaking of the Undertaking Parties under Article 6.1 hereof and a Condition Precedent to the Second Closing of the Controlling Interest Acquisition under Article 7.2 hereof.

7.1.1	Execution of Transaction Documents. Each of the relevant Parties has duly executed the Transaction Documents to which it is a party and provided the Buyers with the Transaction Documents so executed.

7.1.2

Representations, warranties and undertakings. The representations and warranties made by each of the Undertaking Parties and the Transferors in the Transaction Documents are true, accurate, complete and not misleading from the Execution Date (inclusive) to the Initial Closing Date of the Controlling Interest Acquisition (inclusive). Each of the Undertaking Parties and the Transferors has performed or abode by the undertakings, obligations and agreements under the Transaction Documents that it shall perform or abide by on or before the Initial Closing Date of the Controlling Interest Acquisition, and neither committed any act nor made any omission that violates such undertakings, obligations and covenants.

7.1.3

No legal proceedings. There are neither any administrative proceedings or judicial proceedings existing, pending or reasonably expected to exist, nor any Claim made by or against any Governmental Authority or any other Person or against any Party to this Agreement existing, pending or threatened that in the reasonable opinions of the Buyers may cause the incorporation, existence or business operation of the Group Companies or this Transaction to be prohibited, restricted or otherwise impeded in all or major respects, or otherwise raise any objection, any claim or seek other remedies in connection with this Transaction, or may impose restraints or conditions on this Transaction, or otherwise cause any interference to this Transaction, or make the consummation of this Transaction unachievable or illegal.

7.1.4No legal restraints. There is no Law, Government Directive, or agreement, contract or document that would prohibit or restrict the consummation of this Transaction or make this Transaction illegal.

7.1.5Internal approval of the Buyers. The internal decision-making institution of the Buyers has duly approved the Transaction Documents and this Transaction.

7.1.6Information disclosure and due diligence. Each Undertaking Party has disclosed all facts of the Group Companies related to the Target Shares to the Buyers, and all relevant information provided by such Party or its representative to the Buyers prior to or during the negotiation is true, complete and accurate in all respects and is not misleading in any respect.

The Buyers have completed due diligence on the business, finance, taxation, legal affairs, technology and human resources of the Group Companies, and are satisfied with the results thereof. All rectifications required by the Buyers have been made to the satisfaction of the Buyers.

7.1.7External approvals. Each Party has obtained and completed all examinations and approvals, consents, licenses, filings, announcements, information disclosure and/or notices (if any) required for the execution, delivery and performance of the Transaction Documents and the consummation of this Transaction and maintained them in full force and effect, including, without limitation, relevant procedures set out in Article 5.1.4 of the Disclosure Schedule, and other examinations and approvals, consents, licenses, filings, announcements, information disclosure and/or notices in relation to any Governmental Authority or any third party (for the avoidance of doubt, the change registration/filing procedures with the AMR in relation to each closing of this Transaction are subject to the conditions precedent to closing in connection with each closing).

7.1.8Internal approvals. The shareholders’ meeting/shareholders and the board of directors/executive directors of the Group Companies have duly adopted relevant written resolutions/decisions to the satisfaction of the Buyers: (i) approving and authorizing the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, and approving the waiver by all existing shareholders of their right of first refusal, co-sale right and liquidation preference (if any) and any other right that may affect this Transaction to the Target Shares; (ii) approving the new articles of association of the Group Companies to the satisfaction of the Buyers; and (iii) removing the current legal representatives, directors, supervisors, managers, corporate contacts, financial officers and other personnel of the Group Companies other than Zhuanxin Insurance Brokerage filed/registered with the AMR, and electing/engaging the new legal representatives, directors, supervisors, managers, corporate contacts, financial officers and other main personnel of the Group Companies designated by the Buyers (the above removal and election/engagement are collectively referred to as the “Change of Main Personnel”; notwithstanding the foregoing, one (1) director of the board of directors of the Target Company shall be the Founder during the period from the Initial Closing Date of the Controlling Interest Acquisition to immediately preceding the first (1st) anniversary thereof if the Founder and his Affiliates have not been in material violation of the Transaction Documents.

7.1.9No Material Adverse Effects. As of the Initial Closing Date of the Controlling Interest Acquisition, no event, fact, condition, change or other circumstances that may individually or jointly cause any Material Adverse Effect exist or have occurred.

7.1.10Signing of the Amounts Confirmation. Each Party has confirmed the specific amounts that the Buyers shall pay to the relevant Transferors in connection with the Controlling Interest Acquisition I on the Initial Closing Date of the Controlling Interest Acquisition pursuant to Article 3.2.2; and all Transferors in connection with the Controlling Interest Acquisition I have respectively signed the Amounts Confirmation with the Buyers.

7.1.11Certificate of Satisfaction of Conditions Precedent to Closing. Each Undertaking Party has signed and issued to the Buyers a Certificate of Satisfaction of Conditions Precedent to Closing in the form and substance as set out in Schedule 10 attached hereto, confirming that all Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition under this Article 7.1 other than Article 7.1.5 and Paragraph 2 of Article 7.1.6 have been satisfied.

7.1.12Register of shareholders. The Undertaking Parties have provided the Buyers with an updated register of shareholders that reflect the Initial Closing of the Controlling Interest Acquisition, registering the Buyers as a shareholder holding 56% of the shares of the Company that are free and clear of any Encumbrance. Such register of shareholders shall be signed by the legal representative of the Company and affixed with the Company’s Seal.

7.1.13Change registration/filing procedures with the AMR. The Group Companies have completed the change registration/filing procedures with the AMR in respect of the Controlling Interest Acquisition I, and obtained the new business license issued by the competent AMR; such change shall reflect: (i) the transfer of Target Shares and shareholder change in connection with the Controlling Interest Acquisition I (that is, the Transferors in connection with the Controlling Interest Acquisition I transfer 56% of the total shares of the Target Company held by them to the Buyers, and the Buyers will hold 56% of the shares of the Target Company after the Initial Closing of the Controlling Interest Acquisition is completed); (ii) the filing and registration of the new articles of association of the Group Companies approved pursuant to Article 7.1.8 hereof; (iii) the filing and registration of the Change of Main Personnel of the Group Companies.

A full set of application documents required for the change registration/filing procedures with the competent AMR in respect of the Controlling Interest Acquisition II (which should reflect the transfer of Target Shares and shareholder change arrangement in connection with the Controlling Interest Acquisition II) have been duly executed and fully prepared by the Parties other than the Buyers, and have been delivered to the Buyers for keeping.

7.1.14Procedures for the payment of individual income taxes by the individual Transferors. The relevant individual Transferors have completed all tax declaration and payment procedures for all individual income taxes in connection with the Controlling Interest Acquisition I with the competent tax authority, and have provided the Buyers with a tax receipt certifying their full payment of the relevant taxes

7.1.15Employee arrangement. The Founder and all Key Employees have signed labor contracts, non-compete agreements, confidentiality agreements and intellectual property ownership agreements as confirmed by the Buyers and the Group Companies with relevant Group Companies; of which, the expiration date of the labor contracts shall be no earlier than December 31, 2025 and the non-compete period as set forth in the non-compete agreements shall be two (2) years after the termination of employment relationship.

7.1.16Voting right entrustment of Bolo Technology. XU Chunbo as the Founder and Bolo Technology have duly executed written documents to the satisfaction of the Buyers, agreeing that the voting rights in the shares of the Company held by Bolo Technology are irrevocably entrusted to XU Chunbo as the Founder from the Initial Closing Date of the Controlling Interest Acquisition to the Second Closing Date of the Controlling Interest Acquisition (provided that the arrangement on the participation of the shares of the Company held by Bolo Technology in this Transaction shall be implemented in accordance with this Agreement, and Bolo Technology and XU Chunbo shall not impede this in any form).

7.1.17[***]

7.1.18

Waiver of obligations to pay the share transfer price. XU Chunbo and LV Jianwen have waived in witting to the satisfaction of the Buyers: (i) the obligation of Cunzhen Zhiyuan to pay the share transfer price in connection with the share transfer of the Target Company dated October 2019 (i.e. the share transfer in respect of the Target Company made by the Founder and LV Jianwen to Cunzhen Zhiyuan); (ii) the obligation of Shixiang Shenlan to pay the share transfer price in connection with the share transfer of the Target Company dated August 2021 (i.e. the share transfer in respect of the Target Company made by the Founder to Shixiang Shenlan); (iii) the obligation of Xingkong Yangwang to pay the share transfer price in connection with the share transfer of the Target Company dated August 2021 (i.e. the share transfer in respect of the Target Company made by the Founder to Xingkong Yangwang).

7.1.19

The Group Companies have applied with the trademark office to revoke similar registered trademarks held by the prior right holders with respect to the main logos used in their business operation but not registered under the relevant trademark class (including, without limitation, the “” and “深蓝保” logos not registered under trademark class 36 (Financial management, including insurance underwriting, insurance brokerage, insurance consultancy and other goods/services), and the Undertaking

Parties have provided the Buyers with relevant supporting documents. The Group Companies have re-submitted an application to the trademark office for registration of the logo “深蓝保” under class 36 (Financial management, including insurance underwriting, insurance brokerage, insurance consultancy and other goods/services), and such trademark registration applications have been approved by the Buyers before they are submitted.

7.1.20Arrangement on the change of general partner of the Executive Shareholding Platform. (i) The general partner and executive partner at the level of the Executive Shareholding Platform have been changed to the designated Persons of the Buyers; (ii) all partners of the Executive Shareholding Platform have duly approved the above arrangement set forth in Item (i), and have updated the partnership agreement of the Executive Shareholding Platform to the satisfaction of the Buyers; (iii) the Undertaking Parties have completed the change registration/filing procedures with the AMR with respect to the partnership share and capital contribution structure change arrangement of the Executive Shareholding Platform and the update of the partnership agreement in relation to Item (i) above, and the relevant supporting documents have been provided to the Buyers.

7.1.21With respect to the share transfer of Shenlanbao Information dated November 2019 (i.e. the share transfer in respect of Shenlanbao Information made by the Founder and LV Jianwen to the Target Company) (the “Shenlanbao Information Share Transfer Transaction Dated November 2019”): (i) the transferors (i.e. the Founder and LV Jianwen) and the transferees (i.e. the Target Company) involved in such share transfer transaction have signed a share transfer agreement to the satisfaction of the Buyers, setting forth and confirming that: such share transfer consideration shall be the total amounts of the individual income taxes and late fees payable by the transferors to the competent tax authority with respect to such share transfer transaction, and the relevant parties shall cooperate with the procedures on declaring the individual income taxes and late fees payable by the transferors in connection with such share transfer transaction to the competent tax authority; the transferees shall directly pay to the competent tax authority such individual income taxes and late fees as the withholding agent, and the liabilities owed by the transferors to the transferees with respect to such individual income taxes and late fees shall be set off against the share transfer consideration payable by the transferees to the transferors, and the transferees have no obligation to directly pay such share transfer consideration to the transferors before this; (ii) the Undertaking Parties have duly declared and fully paid to the competent tax authority the individual income taxes and late fees payable by the relevant transferors (i.e. the Founder and LV Jianwen) in connection with such share transfer transaction in accordance with applicable Laws and Regulations, and have obtained the relevant tax receipt issued by the competent tax authority; (iii) the “the liabilities owed by the transferors to the transferees with respect to such individual income taxes and late fees shall be set off against the share transfer consideration payable by the transferees to the transferors” as set forth in Item (i) above has been completed.

7.2	Conditions Precedent to the Second Closing of the Controlling Interest Acquisition

The payment of the relevant transfer consideration by the Buyers to the Transferor (Bolo Technology) in connection with the Controlling Interest Acquisition II pursuant to Article 3.2.5 hereof and the payment of the adjusted Final Payment to the Founder to XU Chunbo as the Founder pursuant to Article 3.2.6 hereof shall be subject to the full satisfaction or the Buyers’ written waiver of each of the following conditions precedent to closing (the “Conditions Precedent to the Second Closing of the Controlling Interest Acquisition”) (for the avoidance of doubt, they are also subject to the mechanism as agreed in Article 3.2.6 hereof that the Buyers are not required to pay the Final Payment to the Founder under certain circumstances). Unless otherwise agreed by the Buyers in writing, any Condition Precedent to the Second Closing of the Controlling Interest Acquisition waived by the Buyers shall constitute an undertaking of the Undertaking Parties under Article 6.1 hereof and a Condition Precedent to the Initial Closing of the Minority Interest Acquisition under Article 7.3 hereof.

7.2.1Closing. All Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition under Article 7.1 hereof have been satisfied, and the relevant Parties have completed the Initial Closing of the Controlling Interest Acquisition.

7.2.2Representations, warranties and undertakings. The representations and warranties made by each of the Undertaking Parties and Bolo Technology in the Transaction Documents are true, accurate, complete and not misleading from the Execution Date (inclusive) to the Second Closing Date of the Controlling Interest Acquisition (inclusive). Each of the Undertaking Parties and Bolo Technology has performed or abode by the undertakings, obligations and agreements under the Transaction Documents that it shall perform or abide by on or before the Second Closing Date of the Controlling Interest Acquisition, and neither committed any act nor made any omission that violates such undertakings, obligations and covenants.

7.2.3No legal proceedings. There are neither any administrative proceedings or judicial proceedings existing, pending or reasonably expected to exist, nor any Claim made by or against any Governmental Authority or any other Person or against any Party to this Agreement existing, pending or reasonably expected to exist that in the reasonable opinions of the Buyers may cause the Controlling Interest Acquisition II to be prohibited, restricted or otherwise impeded in all or major respects, or otherwise raise any objection, any claim or seek other remedies in connection with the Controlling Interest Acquisition II, or may impose restraints or conditions on the Controlling Interest Acquisition II, or otherwise cause any interference to the Controlling Interest Acquisition II, or make the completion of the Controlling Interest Acquisition II unachievable or illegal.

7.2.4No legal restraints. There is no Law, Government Directive, or agreement, contract or document that would prohibit or restrict the completion of the Controlling Interest Acquisition II or make the Controlling Interest Acquisition II illegal.

7.2.5External approvals. Each Party has obtained all examinations and approvals, consents, licenses, filings, announcements, information disclosure and/or notices (if any) required for the completion of the Controlling Interest Acquisition II and maintained them in full force and effect, including, without limitation, any examination and approval, consent, license, filing, announcement, information disclosure and/or notice in relation to relevant Governmental Authorities or any third party. All external approvals under Article 7.1.7 have been obtained and maintained in full force and effect.

7.2.6Internal approvals. The shareholders of the Target Company other than the Buyers and the directors of the Target Company other than the director appointed by the Buyers have duly executed relevant written resolutions to the satisfaction of the Buyers: (i) approving and authorizing the completion of the Controlling Interest Acquisition II, and approving the waiver by all shareholders of the Target Company other than the Buyers of their right of first refusal, co-sale right and liquidation preference (if any) and any other right that may affect the Controlling Interest Acquisition II to relevant Target Shares; (ii) approving the new articles of association of the Target Company setting forth relevant arrangements on the Controlling Interest Acquisition II to the satisfaction of the Buyers. All internal approvals under Article 7.1.8 have been obtained and maintained in full force and effect.

7.2.7No Material Adverse Effects. As of the Second Closing Date of the Controlling Interest Acquisition, no event, fact, condition, change or other circumstances that may individually or jointly cause any Material Adverse Effect exist or have occurred.

7.2.8Signing of the Amounts Confirmation. Each Party has confirmed the specific amounts of the adjusted (if applicable) Final Payment to the Founder that the Buyers shall pay to the Founder pursuant to Article 3.2.6 hereof; and the Founder has signed the Amounts Confirmation with the Buyers.

7.2.9Certificate of Satisfaction of Conditions Precedent to Closing. Each Undertaking Party has signed and issued to the Buyers a Certificate of Satisfaction of Conditions Precedent to Closing in the form and substance as set out in Schedule 10 attached hereto, confirming that all Conditions Precedent to the Second Closing of the Controlling Interest Acquisition under this Article 7.2 have been satisfied.

7.2.10Register of shareholders. The Company has provided the Buyers with an updated register of shareholders that reflect the Second Closing of the Controlling Interest Acquisition, registering the Buyers as a shareholder holding 60% of the shares of the Company that are free and clear of any Encumbrance. Such register of shareholders shall be signed by the legal representative of the Company and affixed with the Company’s Seal, provided that the Buyers have caused the legal representative of the Company appointed by them to provide reasonable cooperation.

7.2.11Change registration/filing procedures with the AMR. The Target Company has completed the change registration/filing procedures with the AMR in respect of the Controlling Interest Acquisition II, and obtained the new business license issued by the competent AMR; such change shall reflect: (i) the transfer of Target Shares and shareholder change in connection with the Controlling Interest Acquisition II (that is, Bolo Technology transfers 4% of the total shares of the Target Company held by it to the Buyers, and the Buyers will hold 60% of the shares of the Target Company after the Second Closing of the Controlling Interest Acquisition is completed); (ii) the filing and registration of the new articles of association of the Target Company approved pursuant to Article 7.2.6 hereof.

7.2.12Continued employment. As of the Second Closing Date of the Controlling Interest Acquisition, the Founder and all Key Employees remain employed by the Group Companies, their labor contract, non-compete agreement, confidentiality agreement and intellectual property ownership agreement signed with the Group Companies remain effective, and they have not violated any of such agreements.

7.2.13Approval authorities of the Buyers. One (1) manager appointed by the Buyers to the Group Companies has actually participated in the core decision-making in connection with the Group Companies’ business operation and otherwise, and possessed the approval authorities over significant matters in business, finance, taxation, legal affairs, compliance, human resources, administration and other lines of the Group Companies (the specific scope of which shall be determined by the Founder and the Buyers before the Second Closing Date of the Controlling Interest Acquisition through friendly consultation pursuant to Paragraph 2, Item (iii) of Article 6.1.9(2)).

7.2.14[***]

7.2.15Payment of individual income taxes owed. The Undertaking Parties have completed the tax declaration and tax and late fee (if any) payment procedures for individual income taxes of the individual transferors with respect to the previous equity/partnership share transfer arrangements of the Group Companies and the Shareholding Platforms for which no payment procedures for individual income taxes and late fees of the individual transferors have been gone through as disclosed in Item (2) of Article 5.1.2 of the Disclosure Schedule, and provided the Buyers with a tax receipt (In particular, the individual income taxes and late fees payable by the individual transferors in connection with each equity/partnership share transfer arrangement as disclosed in Item (2) of Article 5.1.2 of the Disclosure Schedule shall be paid and finally borne by the Undertaking Parties).

7.2.16Execution of documents in relation to incentive share already issued/granted by the Employee Shareholding Platform. With respect to the incentive share already issued/granted by the Employee Shareholding Platform, the Employee Shareholding Platform and the nominee of the incentive share (i.e. XU Chunbo as the Founder) have respectively signed with all incentive grantees a written agreement to the satisfaction of the Buyers to clarify relevant arrangements on the issue/grant of relevant incentive share, relevant arrangements on the holding of incentive share by XU Chunbo as the Founder on behalf of relevant incentive grantees, and the relevant incentive grantees have explicitly agreed to terminate the share incentive documents previously signed with Cunzhen Zhiyuan and other relevant parties.

7.2.17Arrangement on the change of general partner of the Employee Shareholding Platform. (i) The general partner and executive partner at the level of the Employee Shareholding Platform have been changed to the designated Persons of the Buyers; (ii) all partners of the Employee Shareholding Platform have duly approved the above arrangement set forth in Item (i), and have updated the partnership agreement of the Employee Shareholding Platform to the satisfaction of the Buyers; (iii) the Undertaking Parties have completed the change registration/filing procedures with the AMR with respect to the partnership share and capital contribution structure change arrangement of the Employee Shareholding Platform and the update of the partnership agreement in relation to Item (i) above, and the relevant supporting documents have been provided to the Buyers.

7.3	Conditions Precedent to the Initial Closing of the Minority Interest Acquisition

The payment of the relevant transfer consideration by the Buyers to each of the Transferors in connection with the Minority Interest Acquisition I pursuant to Article 3.3.4 hereof shall be subject to the full satisfaction or the Buyers’ written waiver of each of the following conditions precedent to closing (the “Conditions Precedent to the Initial Closing of the Minority Interest Acquisition”). Unless otherwise agreed by the Buyers in writing, any Condition Precedent to the Initial Closing of the Minority Interest Acquisition waived by the Buyers shall constitute an undertaking of the Undertaking Parties under Article 6.1 hereof and a Condition Precedent to the Second Closing of the Minority Interest Acquisition under Article 7.4 hereof.

7.3.1Completion of the Controlling Interest Acquisition and the Withdrawal of the Founder Shareholding Platform. The Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition and the Conditions Precedent to the Second Closing of the Controlling Interest

Acquisition under Articles 7.1 and 7.2 hereof have been satisfied, and the relevant Parties have completed the Initial Closing of the Controlling Interest Acquisition and the Second Closing of the Controlling Interest Acquisition. The arrangement on the Withdrawal of the Founder Shareholding Platform under Article 6.4 hereof has been duly completed.

7.3.2Meeting of the performance assessment arrangement. The Group Companies have met or been deemed to meet the assessment criteria of relevant assessment period (i.e. 2023), and the Group Companies have not triggered the circumstance of no obligation to acquire under Article 3.3.2 hereof during the relevant assessment period.

7.3.3Representations, warranties and undertakings. The representations and warranties made by each of the Undertaking Parties in the Transaction Documents are true, accurate, complete and not misleading from the Execution Date (inclusive) to the Initial Closing Date of the Minority Interest Acquisition (inclusive). Each of the Undertaking Parties has performed or abode by the undertakings, obligations and covenants under the Transaction Documents that it shall perform or abide by on or before the Initial Closing Date of the Minority Interest Acquisition, and neither committed any act nor made any omission that violates such undertakings, obligations and covenants.

7.3.4No legal proceedings. There are neither any administrative proceedings or judicial proceedings existing, pending or reasonably expected to exist, nor any Claim made by or against any Governmental Authority or any other Person or against any Party to this Agreement existing, pending or reasonably expected to exist that in the reasonable opinions of the Buyers may cause the Minority Interest Acquisition I to be prohibited, restricted or otherwise impeded in all or major respects, or otherwise raise any objection, any claim or seek other remedies in connection with the Minority Interest Acquisition I, or may impose restraints or conditions on the Minority Interest Acquisition I, or otherwise cause any interference to the Minority Interest Acquisition I, or make the completion of the Minority Interest Acquisition I unachievable or illegal.

7.3.5No legal restraints. There is no Law, Government Directive, or agreement, contract or document that would prohibit or restrict the completion of the Minority Interest Acquisition I or make the Minority Interest Acquisition I illegal.

7.3.6External approvals. Each Party has obtained or completed all examinations and approvals, consents, licenses, filings, announcements, information disclosure and/or notices (if any) required for the completion of the Minority Interest Acquisition I and maintained them in full force and effect, including, without limitation, any examination and approval, consent, license, filing, announcement, information disclosure and/or notice in relation to relevant Governmental Authorities or any third party. All external approvals under Article 7.1.7 have been obtained and maintained in full force and effect.

7.3.7Internal approvals. The shareholders of the Target Company other than the Buyers and the directors of the Target Company other than the director appointed by the Buyers have duly executed relevant written resolutions to the satisfaction of the Buyers: (i) approving and authorizing the completion of the Minority Interest Acquisition I, and approving the waiver by all shareholders of the Target Company other than the Buyers of their right of first refusal, co-sale right and liquidation preference (if any) and any other right that may affect the Minority Interest Acquisition I to the Target Shares; (ii) approving the new articles of association of the Target Company setting forth relevant arrangements on the Minority Interest Acquisition I to the satisfaction of the Buyers. All internal approvals under Article 7.1.8 have been obtained and maintained in full force and effect.

7.3.8No Material Adverse Effects. As of the Initial Closing Date of the Minority Interest Acquisition, no event, fact, condition, change or other circumstances that may individually or jointly cause any Material Adverse Effect exist or have occurred.

7.3.9Signing of the Amounts Confirmation. Each Party has confirmed the specific amounts that the Buyers shall pay to the relevant Transferors in connection with the Minority Interest Acquisition I on the Initial Closing Date of the Minority Interest Acquisition pursuant to Article 3.3.3; and all Transferors in connection with the Minority Interest Acquisition I have respectively signed the Amounts Confirmation with the Buyers.

7.3.10Certificate of Satisfaction of Conditions Precedent to Closing. Each Undertaking Party has signed and issued to the Buyers a Certificate of Satisfaction of Conditions Precedent to Closing in the form and substance as set out in Schedule 10 attached hereto, confirming that all Conditions Precedent to the Initial Closing of the Minority Interest Acquisition under this Article 7.3 have been satisfied.

7.3.11Register of shareholders. The Company has provided the Buyers with an updated register of shareholders that reflect the Initial Closing of the Minority Interest Acquisition, registering the Buyers as a shareholder holding the Target Shares in connection with the Minority Interest Acquisition I that are free and clear of any Encumbrance. Such register of shareholders shall be signed by the legal representative of the Company and affixed with the Company’s Seal, provided that the Buyers have caused the legal representative of the Company appointed by them to provide reasonable cooperation.

7.3.12Change registration/filing procedures with the AMR. The Target Company has completed the change registration/filing procedures with the AMR in respect of the Minority Interest Acquisition I, and obtained the new business license issued by the competent AMR; such change shall reflect: (i) the transfer of Target Shares and shareholder change in connection with the Minority Interest Acquisition I (that is, the Buyers have held the Target Shares in connection with the Minority Interest

Acquisition I); (ii) the filing and registration of the new articles of association of the Target Company approved pursuant to Article 7.3.7 hereof.

7.3.13Continued employment. As of the Initial Closing Date of the Minority Interest Acquisition, the Founder and all Key Employees remain employed by the Group Companies, their labor contract, non-compete agreement, confidentiality agreement and intellectual property ownership agreement signed with the Group Companies remain effective, and they have not violated any of such agreements.

7.3.14The Share Incentive Committee has confirmed the arrangement on the distribution of the Transfer Consideration and the arrangement on the adjustment of the partnership share in connection with the Initial Closing of the Minority Interest Acquisition pursuant to Article 3.5.1 hereof; the Undertaking Parties have provided the Buyers with all documents that should be provided to the Buyers before the Initial Closing Date of the Minority Interest Acquisition as set forth in Article 3.5.2 hereof.

7.4	Conditions Precedent to the Second Closing of the Minority Interest Acquisition

The payment of the relevant transfer consideration by the Buyers to each of the Transferors in connection with the Minority Interest Acquisition II pursuant to Article 3.3.4 hereof shall be subject to the full satisfaction or the Buyers’ written waiver of each of the following conditions precedent to closing (the “Conditions Precedent to the Second Closing of the Minority Interest Acquisition”). Unless otherwise agreed by the Buyers in writing, any Condition Precedent to the Second Closing of the Minority Interest Acquisition waived by the Buyers shall constitute an undertaking of the Undertaking Parties under Article 6.1 hereof and a Condition Precedent to the Third Closing of the Minority Interest Acquisition under Article 7.5 hereof.

7.4.1Completion of the Controlling Interest Acquisition and the Withdrawal of the Founder Shareholding Platform. The Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition and the Conditions Precedent to the Second Closing of the Controlling Interest Acquisition under Articles 7.1 and 7.2 hereof have been satisfied, and the relevant Parties have completed the Initial Closing of the Controlling Interest Acquisition and the Second Closing of the Controlling Interest Acquisition. The arrangement on the Withdrawal of the Founder Shareholding Platform under Article 6.4 hereof has been duly completed.

7.4.2Meeting of the performance assessment arrangement. The Group Companies have met or been deemed to meet the assessment criteria of relevant assessment period (i.e. 2024), and the Group Companies have not triggered the circumstance of no obligation to acquire under Article 3.3.2 hereof during the relevant assessment period.

7.4.3Representations, warranties and undertakings. The representations and warranties made by each of the Undertaking Parties in the Transaction Documents are true, accurate, complete and not misleading from the Execution Date (inclusive) to the Second Closing Date of the Minority Interest Acquisition (inclusive). Each of the Undertaking Parties has performed or abode by the undertakings, obligations and covenants under the Transaction Documents that it shall perform or abide by on or before the Second Closing Date of the Minority Interest Acquisition, and neither committed any act nor made any omission that violates such undertakings, obligations and covenants.

7.4.4No legal proceedings. There are neither any administrative proceedings or judicial proceedings existing, pending or reasonably expected to exist, nor any Claim made by or against any Governmental Authority or any other Person or against any Party to this Agreement existing, pending or reasonably expected to exist that in the reasonable opinions of the Buyers may cause the Minority Interest Acquisition II to be prohibited, restricted or otherwise impeded in all or major respects, or otherwise raise any objection, any claim or seek other remedies in connection with the Minority Interest Acquisition II, or may impose restraints or conditions on the Minority Interest Acquisition II, or otherwise cause any interference to the Minority Interest Acquisition II, or make the completion of the Minority Interest Acquisition II unachievable or illegal.

7.4.5No legal restraints. There is no Law, Government Directive, or agreement, contract or document that would prohibit or restrict the completion of the Minority Interest Acquisition II or make the Minority Interest Acquisition II illegal.

7.4.6External approvals. Each Party has obtained or completed all examinations and approvals, consents, licenses, filings, announcements, information disclosure and/or notices (if any) required for the completion of the Minority Interest Acquisition II and maintained them in full force and effect, including, without limitation, any examination and approval, consent, license, filing, announcement, information disclosure and/or notice in relation to relevant Governmental Authorities or any third party. All external approvals under Article 7.1.7 have been obtained and maintained in full force and effect.

7.4.7Internal approvals. The shareholders of the Target Company other than the Buyers and the directors of the Target Company other than the director appointed by the Buyers have duly executed relevant written resolutions to the satisfaction of the Buyers: (i) approving and authorizing the completion of the Minority Interest Acquisition II, and approving the waiver by all shareholders of the Target Company other than the Buyers of their right of first refusal, co-sale right and liquidation preference (if any) and any other right that may affect the Minority Interest Acquisition II to the Target Shares; (ii) approving the new articles of association of the Target Company setting forth relevant arrangements on the Minority Interest Acquisition II to the satisfaction of the Buyers. All internal approvals under Article 7.1.8 have been obtained and maintained in full force and effect.

7.4.8No Material Adverse Effects. As of the Second Closing Date of the Minority Interest Acquisition, no event, fact, condition, change or other circumstances that may individually or jointly cause any Material Adverse Effect exist or have occurred.

7.4.9Signing of the Amounts Confirmation. Each Party has confirmed the specific amounts that the Buyers shall pay to the relevant Transferors in connection with the Minority Interest Acquisition II on the Second Closing Date of the Minority Interest Acquisition pursuant to Article 3.3.3 hereof; and all Transferors in connection with the Minority Interest Acquisition II have respectively signed the Amounts Confirmation with the Buyers.

7.4.10Certificate of Satisfaction of Conditions Precedent to Closing. Each Undertaking Party has signed and issued to the Buyers a Certificate of Satisfaction of Conditions Precedent to Closing in the form and substance as set out in Schedule 10 attached hereto, confirming that all Conditions Precedent to the Second Closing of the Minority Interest Acquisition under this Article 7.4 have been satisfied.

7.4.11Register of shareholders. The Company has provided the Buyers with an updated register of shareholders that reflect the Second Closing of the Minority Interest Acquisition, registering the Buyers as a shareholder holding the Target Shares in connection with the Minority Interest Acquisition II that are free and clear of any Encumbrance. Such register of shareholders shall be signed by the legal representative of the Company and affixed with the Company’s Seal, provided that the Buyers have caused the legal representative of the Company appointed by them to provide reasonable cooperation.

7.4.12Change registration/filing procedures with the AMR. The Target Company has completed the change registration/filing procedures with the AMR in respect of the Minority Interest Acquisition II, and obtained the new business license issued by the competent AMR; such change shall reflect: (i) the transfer of Target Shares and shareholder change in connection with the Minority Interest Acquisition II (that is, the Buyers have held the Target Shares in connection with the Minority Interest Acquisition II); (ii) the filing and registration of the new articles of association of the Target Company approved pursuant to Article 7.4.7 hereof.

7.4.13Continued employment. As of the Second Closing Date of the Minority Interest Acquisition, the Founder and all Key Employees remain employed by the Group Companies, their labor contract, non-compete agreement, confidentiality agreement and intellectual property ownership agreement signed with the Group Companies remain effective, and they have not violated any of such agreements.

7.4.14The Share Incentive Committee has confirmed the arrangement on the distribution of the Transfer Consideration and the arrangement on the adjustment of the partnership share in connection with the Second Closing of the Minority Interest Acquisition pursuant to Article 3.5.1 hereof; the Undertaking Parties have provided the Buyers with all documents that should be provided to the Buyers before the Second Closing Date of the Minority Interest Acquisition as set forth in Article 3.5.2 hereof.

7.5	Conditions precedent to the Third Closing of the Minority Interest Acquisition

The payment of the relevant transfer consideration by the Buyers to each of the Transferors in connection with the Minority Interest Acquisition III pursuant to Article 3.3.4 hereof shall be subject to the full satisfaction or the Buyers’ written waiver of each of the following conditions precedent to closing (the “Conditions Precedent to the Third Closing of the Minority Interest Acquisition”). Unless otherwise agreed by the Buyers in writing, any Condition Precedent to the Third Closing of the Minority Interest Acquisition waived by the Buyers shall constitute an undertaking of the Undertaking Parties under Article 6.1 hereof.

7.5.1Completion of the Controlling Interest Acquisition and the Withdrawal of the Founder Shareholding Platform. The Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition and the Conditions Precedent to the Second Closing of the Controlling Interest Acquisition under Articles 7.1 and 7.2 hereof have been satisfied, and the relevant Parties have completed the Initial Closing of the Controlling Interest Acquisition and the Second Closing of the Controlling Interest Acquisition. The arrangement on the Withdrawal of the Founder Shareholding Platform under Article 6.4 hereof has been duly completed.

7.5.2Meeting of the performance assessment arrangement. The Group Companies have met or been deemed to meet the assessment criteria of relevant assessment period (i.e. 2025), and the Group Companies have not triggered the circumstance of no obligation to acquire under Article 3.3.2 hereof during the relevant assessment period.

7.5.3Representations, warranties and undertakings. The representations and warranties made by each of the Undertaking Parties in the Transaction Documents are true, accurate, complete and not misleading from the Execution Date (inclusive) to the Third Closing Date of the Minority Interest Acquisition (inclusive). Each of the Undertaking Parties has performed or abode by the undertakings, obligations and covenants under the Transaction Documents that it shall perform or abide by on or before the Third Closing Date of the Minority Interest Acquisition, and neither committed any act nor made any omission that violates such undertakings, obligations and covenants.

7.5.4No legal proceedings. There are neither any administrative proceedings or judicial proceedings existing, pending or reasonably expected to exist,

nor any Claim made by or against any Governmental Authority or any other Person or against any Party to this Agreement existing, pending or reasonably expected to exist that in the reasonable opinions of the Buyers may cause the Minority Interest Acquisition III to be prohibited, restricted or otherwise impeded in all or major respects, or otherwise raise any objection, any claim or seek other remedies in connection with the Minority Interest Acquisition III, or may impose restraints or conditions on the Minority Interest Acquisition III, or otherwise cause any interference to the Minority Interest Acquisition III, or make the completion of the Minority Interest Acquisition III unachievable or illegal.

7.5.5No legal restraints. There is no Law, Government Directive, or agreement, contract or document that would prohibit or restrict the completion of the Minority Interest Acquisition III or make the Minority Interest Acquisition III illegal.

7.5.6External approvals. Each Party has obtained or completed all examinations and approvals, consents, licenses, filings, announcements, information disclosure and/or notices (if any) required for the completion of the Minority Interest Acquisition III and maintained them in full force and effect, including, without limitation, any examination and approval, consent, license, filing, announcement, information disclosure and/or notice in relation to relevant Governmental Authorities or any third party. All external approvals under Article 7.1.7 have been obtained and maintained in full force and effect.

7.5.7Internal approvals. The shareholders of the Target Company other than the Buyers and the directors of the Target Company other than the director appointed by the Buyers have duly executed relevant written resolutions to the satisfaction of the Buyers: (i) approving and authorizing the completion of the Minority Interest Acquisition III, and approving the waiver by all shareholders of the Target Company other than the Buyers of their right of first refusal, co-sale right and liquidation preference (if any) and any other right that may affect the Minority Interest Acquisition III to the Target Shares; (ii) approving the new articles of association of the Target Company setting forth relevant arrangements on the Minority Interest Acquisition III to the satisfaction of the Buyers. All internal approvals under Article 7.1.8 have been obtained and maintained in full force and effect.

7.5.8No Material Adverse Effects. As of the Third Closing Date of the Minority Interest Acquisition, no event, fact, condition, change or other circumstances that may individually or jointly cause any Material Adverse Effect exist or have occurred.

7.5.9Signing of the Amounts Confirmation. Each Party has confirmed the specific amounts that the Buyers shall pay to the relevant Transferors in connection with the Minority Interest Acquisition III on the Third Closing Date of the Minority Interest Acquisition pursuant to Article 3.3.3 hereof; and all Transferors in connection with the Minority Interest Acquisition III have respectively signed the Amounts Confirmation with the Buyers.

7.5.10Certificate of Satisfaction of Conditions Precedent to Closing. Each Undertaking Party has signed and issued to the Buyers a Certificate of Satisfaction of Conditions Precedent to Closing in the form and substance as set out in Schedule 10 attached hereto, confirming that all Conditions Precedent to the Third Closing of the Minority Interest Acquisition under this Article 7.5 have been satisfied.

7.5.11Register of shareholders. The Company has provided the Buyers with an updated register of shareholders that reflect the Third Closing of the Minority Interest Acquisition, registering the Buyers as a shareholder holding the Target Shares in connection with the Minority Interest Acquisition III that are free and clear of any Encumbrance. Such register of shareholders shall be signed by the legal representative of the Company and affixed with the Company’s Seal, provided that the Buyers have caused the legal representative of the Company appointed by them to provide reasonable cooperation.

7.5.12Change registration/filing procedures with the AMR. The Target Company has completed the change registration/filing procedures with the AMR in respect of the Minority Interest Acquisition III, and obtained the new business license issued by the competent AMR; such change shall reflect: (i) the transfer of Target Shares and shareholder change in connection with the Minority Interest Acquisition III (that is, the Buyers have held the Target Shares in connection with the Minority Interest Acquisition III); (ii) the filing and registration of the new articles of association of the Target Company approved pursuant to Article 7.5.7 hereof.

7.5.13Continued employment. As of the Third Closing Date of the Minority Interest Acquisition, the Founder and all Key Employees remain employed by the Group Companies, their labor contract, non-compete agreement, confidentiality agreement and intellectual property ownership agreement signed with the Group Companies remain effective, and they have not violated any of such agreements.

7.5.14The Share Incentive Committee has confirmed the arrangement on the distribution of the Transfer Consideration and the arrangement on the adjustment of the partnership share in connection with the Third Closing of the Minority Interest Acquisition pursuant to Article 3.5.1 hereof; the Undertaking Parties have provided the Buyers with all documents that should be provided to the Buyers before the Third Closing Date of the Minority Interest Acquisition as set forth in Article 3.5.2 hereof.

7.6

The Undertaking Parties shall ensure that the conditions precedent to closing in connection with each closing of this Transaction set forth in Article 7 hereof are satisfied as soon as practicable, and in any event the Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition shall be satisfied no later than the date that is three (3) months from the execution of this Agreement or the tenth (10th) Business Day following the day when the Buyers provide the Founder with the Founder’s Loan (whichever is earlier) (the “Initial Closing

Deadline of the Controlling Interest Acquisition”), and the Conditions Precedent to the Second Closing of the Controlling Interest Acquisition shall be satisfied no later than six (6) months from the Initial Closing Date of the Controlling Interest Acquisition (the “Second Closing Deadline of the Controlling Interest Acquisition”). The Buyers shall have the right to extend the closing deadline at their sole discretion. Each Party agrees and acknowledges that if the Conditions Precedent to the Second Closing of the Controlling Interest Acquisition are not satisfied within the above time limit due to any reasons not attributable to the Undertaking Parties and/or Bolo Technology and/or their respective Affiliates, then the Buyers agree to appropriately extend the Second Closing Deadline of the Controlling Interest Acquisition through friendly consultation with the Undertaking Parties.

Article 8Breach and Indemnification

8.1

The Undertaking Parties shall jointly and severally indemnify the Buyers, their Affiliates, directors, senior managers, employees, agents and representatives and/or (if the Initial Closing of the Controlling Interest Acquisition occurs) the Group Companies (collectively, the “Indemnified Persons”) from any and all expenses, liabilities or losses (including, without limitation, any actual losses suffered by them, any compensation and indemnification made by them to any third party or any expected losses of profit that can be proved by reasonable evidence (but not exceeding the expected losses of profit of the Indemnified Persons that are foreseen or should be foreseen by the Undertaking Parties), and the portion of relevant losses incurred by the Group Companies that are indirectly borne by the Buyers, collectively, the “Losses”) (whether such Losses occur before or after each closing date of this Transaction) suffered or incurred by the Indemnified Persons as a result of the following, unless the relevant Undertaking Parties have made full rectifications of the breaches and made full indemnification for all Losses suffered by the Indemnified Persons as a result of the breaches within fifteen (15) Business Days following receipt of the notice of the Indemnified Persons (or other time limit as otherwise agreed by the Buyers) (Notwithstanding the foregoing, if the Indemnified Persons intentionally delay to notify the Undertaking Parties of relevant Losses after becoming aware of the same and allow the Losses to be further expanded, then the Indemnified Persons shall not claim any liability for indemnification under this Article 8.1 with respect to such further losses, but without prejudice to any other right of the Indemnified Persons to obtain remedies under applicable Laws and the Transaction Documents):

8.1.1

any of the representations and warranties made by the Undertaking Parties under this Agreement or other Transaction Documents is untrue, inaccurate, incomplete or misleading, or any of the Undertaking Parties violates any of its undertakings, covenants or any other provision under this Agreement or other Transaction Documents.

8.1.2

any matter that occurs or exists on or before the Designated Date as a result of any act, omission, existing condition or Liability of the Group Companies and/or the Undertaking Parties and/or the Shareholding Platforms (in case of the Executive Shareholding Platform and the

Employee Shareholding Platform, only covering the conditions before their executive partner is changed to the designated Person of the Buyers).

8.2

The relevant Transferors shall indemnify the Indemnified Persons from any and all expenses, liabilities or losses suffered or incurred by the Indemnified Persons as a result of any untrue, inaccurate, incomplete or misleading representation or warranty made by the Transferors other than the Undertaking Parties under this Transaction or other Transaction Documents or such Transferors’ violation of any of their undertakings, covenants or any other provision under this Transaction or other Transaction Documents, unless the relevant Transferfors have made full rectifications of the breaches and made full indemnification for all Losses suffered by the Indemnified Persons as a result of the breaches within fifteen (15) Business Days after receiving the notice of the Indemnified Persons (or other time limit as otherwise agreed by the Buyers) (Notwithstanding the foregoing, if the Indemnified Persons intentionally delay to notify the relevant Transferors of relevant Losses after becoming aware of the same and allow the Losses to be further expanded, then the Indemnified Persons shall not claim any liability for indemnification under this Article 8.2 with respect to such further losses, but without prejudice to any other right of the Indemnified Persons to obtain remedies under applicable Laws and the Transaction Documents).

8.3

Specific liabilities for breach. The Undertaking Parties jointly and severally agree that the Undertaking Parties shall jointly and severally indemnify the Indemnified Persons from any and all Losses suffered or incurred by the Indemnified Person in connection with or arising out of the following:

8.3.1

the Indemnified Persons assume any other tax declaration or tax payment obligation or other tax-related obligations, liabilities or penalties other than the stamp tax payable in connection with this Transaction as a result of this Transaction (including, without limitation, any liability, obligation or penalty caused by the failure of the Group Companies and/or the Undertaking Parties to declare and pay any taxes in connection with this Transaction in accordance with applicable Laws and this Agreement);

8.3.2

any borrowing, loan, debt, Liability, guarantee and other contingent debts or liabilities of the Group Companies that occur or originate on or before the Designated Date and are not truthfully disclosed to the Buyers in the Disclosure Schedule and/or the relevant financial statements of the Group Companies provided to the Buyers (which: (i) in case of any circumstance on and before the Initial Closing Date of the Controlling Interest Acquisition, mean the financial statements of the Group Companies provided to the Buyers before the Execution Date of this Agreement; (ii) in case of any circumstance from the Initial Closing Date of the Controlling Interest Acquisition (exclusive) up to the Designated Date, mean the financial statements of the Group Companies provided to the Buyers pursuant to Article 6.1.4 hereof); or any debt or liability of the Group Companies occurring on or after the Designated Date as a result of any matter that occurs on or before the Designated Date and is not truthfully disclosed to the Buyers in the Disclosure Schedule and/or the relevant financial statements of the Group Companies provided to the Buyers (which: (i) in case of any circumstance on and before the Initial Closing Date of the Controlling Interest Acquisition, mean the financial statements of the Group Companies provided to the Buyers before the Execution Date of this Agreement; (ii) in case of any circumstance from the Initial Closing Date of the Controlling Interest Acquisition (exclusive) up to the Designated Date, mean the financial statements of the Group Companies provided to the Buyers pursuant to Article 6.1.4 hereof);

8.3.3

without the prior written consent of the Buyers, the Group Companies and/or the Undertaking Parties transfer, distribute, abandon or dispose of any Restricted Asset prior to the Designated Date (for the avoidance of doubt, business expenditures incurred by the Group Companies in the ordinary course of business that are consistent with past practices are not subject to the above provisions);

8.3.4

any dispute (including labor dispute), lawsuit and arbitration (including labor lawsuit and labor arbitration), administrative investigation, administrative penalty, on-site inspection, rectification opinion, regulatory opinion or other administrative or judicial proceedings in connection with any act or event of the Group Companies and/or the Undertaking Parties and/or the Shareholding Platforms (in case of the Executive Shareholding Platform and the Employee Shareholding Platform, only covering the conditions before their executive partner is changed to the designated Person of the Buyers) that occurs or originates on or before the Designated Date;

8.3.5

any act or matter of the Group Companies and/or the Undertaking Parties and/or the Shareholding Platforms (in case of the Executive Shareholding Platform and the Employee Shareholding Platform, only covering the conditions before their executive partner is changed to the designated Person of the Buyers) occurring or originating on or before the Designated Date that: (i) causes any Governmental Authority to conduct an investigation and claim Losses, liquidated damages or penalties against the Group Companies or otherwise results in any extra expenses to the Group Companies; (ii) results in any use restriction or right defect in relation to, or the termination, suspension, cancellation, withdrawal, revocation, restriction, non-renewal and invalidation of, any approval, filing, authorization, license, qualification or certificate (including, without limitation, Business Qualifications of the Group Companies) required for the business operation of the Group Companies;

8.3.6

any of the following acts or matters of any Group Company and/or Undertaking Party and/or Shareholding Platform (in case of the Executive Shareholding Platform and the Employee Shareholding Platform, only covering the conditions before their executive partner is changed to the designated Person of the Buyers) occurring or originating on or before the Designated Date: (i) any act or omission that results in the violation of applicable Laws and Regulations or industry norms, or the failure to obtain any approval, filing, authorization, qualification, certificate or license required for the business operation, or the violation of any requirement of relevant Governmental Authorities, (ii) any dispute or claim in connection with the equity/capital contribution of the Group Companies/Shareholding Platforms or the share incentives of the Group Companies (except for the following: (a) any dispute or claim arising from the shares of the Company held by the Buyers due to reasons occurring after the holding of such shares by the Buyers, (b) any dispute or claim arising from matters decided by the Share Incentive Committee pursuant to this Agreement, (c) any dispute or claim arising from circumstances dominated by the Buyers or the executive partner of the Executive Shareholding Platform/Employee Shareholding Platform appointed by the Buyers and not within the knowledge of the Undertaking Parties (or within the knowledge of the Undertaking Parties but beyond their material influence or control) after the Initial Closing Date of the Controlling Interest Acquisition; (iii) any violation of any contract or agreement to which it is a party or which is binding upon it, any infringement of the Intellectual Property or other rights/interests of any third party, or any violation of the Intellectual Property of the Group Companies by any third party, or the failure to register the Intellectual Property/we-media accounts of the Group Companies under the name of the Group Companies; (iv) any taxes, social insurance and housing provident fund contributions that are not duly declared, fully paid and/or fully withheld and paid in accordance with applicable Laws and Regulations (notwithstanding the foregoing, in terms of the individual taxes, social insurance and housing provident fund contributions of any employees arising after the Initial Closing Date of the Controlling Interest Acquisition that are not duly declared, fully paid and/or fully withheld and paid in accordance with applicable Laws and Regulations, if such declaration/payment/withholding and payment standard conforms to the requirements of the group system to which the Buyers belong and a full supplementary provision has been made for the relevant fees according to the criteria consistent with such group system, then the portion of the individual taxes, social insurance and housing provident fund contributions of such employees for which a supplementary payment is made shall not be included in the indemnification scope of the Undertaking Parties under this Item (iv) to the extent that they have been set aside); (v) any defect in cybersecurity, personal information protection, insurance intermediary informatization compliance on the part of the Group Companies; and/or (vi) any labor dispute involving the Group Companies, provided that the cumulative Losses suffered or incurred by the Indemnified Persons within any consecutive twelve (12) months due to such labor dispute have amounted to RMB 300,000 (for the avoidance of doubt, if the cumulative Losses suffered or incurred by the Indemnified Persons within any consecutive twelve (12) months due to such labor dispute have amounted to RMB 300,000, then the Undertaking Parties shall indemnify all Losses, instead of only the portion in excess of RMB 300,000).

8.4

For the avoidance of doubt, unless otherwise explicitly agreed in Article 8.3, the right of the Indemnified Persons to make a claim with respect to the matters set forth in Article 8.3 above shall neither be affected nor be restricted by the disclosure made by the Group Companies and/or the undertaking Parties or other Persons to the Buyers in any way, the due diligence conducted by the Buyers or any information becoming known to the Buyers.

8.5

The Undertaking Parties and the Transferors hereby acknowledge, agree and undertake that they shall neither recover from the Group Companies with respect to any claim for indemnification made against them by the Indemnified Persons pursuant to this Agreement, nor require the Group Companies to compensate for any indemnification or compensation amounts paid by them to the Indemnified Persons under this Agreement.

8.6

Each Party acknowledges and agrees that if the Indemnified Persons suffer any Loss and relevant Undertaking Parties and/or Transferors shall pay any indemnification or compensation amounts to the Indemnified Persons pursuant to this Agreement or other Transaction Documents, then the Buyers shall have the right to deduct such amounts from any Transfer Consideration not yet paid to relevant Undertaking Parties and/or Transferors and/or any other amounts that should be paid by the Buyers or their Affiliates to relevant Undertaking Parties and/or Transferors or their respective Affiliates.

8.7

Each Party acknowledges and agrees that if the Initial Closing of the Controlling Interest Acquisition under this Agreement does not occur, then the Undertaking Parties (including the Group Companies) shall be jointly and severally liable to the Indemnified Persons (excluding the Group Companies) for the indemnification liabilities for breach of contract borne by the Undertaking Parties under this Agreement; if the Initial Closing of the Controlling Interest Acquisition under this Agreement has occurred, then the Undertaking Parties (excluding the Group Companies) shall be jointly and severally liable to the Indemnified Persons (including the Group Companies) for the indemnification liabilities for breach of contract borne by the Undertaking Parties under this Agreement

8.8

Each Party agrees that: (i) if any Party violates the Transaction Documents, then the other Parties shall have the right to require the defaulting Party to specifically perform the obligations that it violates; and (ii) such remedy is a supplement to all other remedies under the Laws and the Transaction Documents; for the avoidance of doubt, all remedies set forth in the Transaction Documents may be applied simultaneously and are not mutually exclusive, and the remedies set forth in applicable Transaction Documents do not exclude any other right or remedy of the Parties under the Laws or other documents.

8.9

Notwithstanding anything to the contrary contained herein, the indemnification liabilities borne by any Undertaking Party for its violation of the operating representation and warranty or undertaking clauses (which, for the avoidance of doubt, mean Article 5.1.13 (Tangible personal property), Article 5.1.14 (Real Property), Article 5.1.15 (Intangible assets), Article 5.1.16 (Operation Contracts and Material Contracts), Article 5.1.17 (Employee matters), Article 5.18 (Retained Employees), Article 5.1.19 (Affiliate matters), Paragraph 2 of Article 5.1.21 (Independence), Article 5.1.22 (Legal and administrative proceedings), any provision related to the business compliance (including Intellectual Property and personal information protection), asset compliance and labor compliance of the Group Companies under Article 5.1.23 (Compliance with Laws), Article 5.1.25 (Insurance), Article 6.1.1, Article 6.1.11 (Business rectification and compliant operation), but: (i) excluding the part of the List of Tangible Personal Property/List of Real Property/List of Intellectual Property/List of Operation Contracts/List of Material Contracts/List of Employees that is untrue, inaccurate or incomplete in any material respect; (ii) excluding any representation, warranty and undertaking in connection with the Founder and other Key Employees under such clauses) shall not exceed the sum of the after-tax Transfer Consideration and other economic rights and interests/benefits received and receivable by such Undertaking Party from the Buyers, the Group Companies and/or their respective Affiliates pursuant to this Transaction (if applicable, including, without limitation, any remuneration, bonus, dividend or other economic rights and interests/benefits that the Undertaking Parties receive from the Group Companies after the Initial Closing of the Controlling Interest Acquisition) in the event that such Undertaking Party has not committed any intentional, fraudulent, gross negligence and/or dishonest act (for the avoidance of doubt, whether such intentional, fraudulent, gross negligence and/or dishonest act exists is subject to the determination of the Undertaking Parties and the Indemnified Persons through consultation or subject to the decision of the relevant dispute resolution institution made according to the dispute resolution method under this Agreement); at the same time, if the Losses caused to the Indemnified Persons arising out of the violation of any operating representation and warranty or undertaking clause by the Undertaking Party exceed the sum of the above-mentioned liability limitation, then the Buyers and/or their Affiliates reserve the right to correspondingly deduct relevant amounts from other amounts or other economic rights and interests/benefits that the Buyers and/or their Affiliates should pay to the Undertaking Parties or their Affiliates under the Transaction Documents to make up for the Losses of the Indemnified Persons.

8.10

The Buyers shall indemnify the Undertaking Parties from any and all expenses, liabilities or losses suffered or incurred by the Undertaking Parties as a result of any untrue, inaccurate, incomplete or misleading representation or warranty made by the Buyers under this Agreement or other Transaction Documents or the Buyers’ violation of any of their undertakings, covenants or any other provision under this Agreement or other Transaction Documents, unless the Buyers have made full rectifications of the breaches and made full indemnification for all Losses suffered by the Undertaking Parties as a result of the breaches within fifteen (15) Business Days after receiving the notice of the Undertaking Parties (or other time limit as otherwise agreed by the Founder) (Notwithstanding the foregoing, if the Undertaking Parties intentionally delay to notify the Buyers of relevant Losses after becoming aware of the same and allow the Losses to be further expanded, then the Undertaking Parties shall not claim any liability for compensation under this Article 8.10 with respect to such further losses, but without prejudice to any other right of the Undertaking Parties to obtain remedies under applicable Laws and the Transaction Documents).

Notwithstanding the foregoing, the indemnification liabilities for breach of contract borne by the Buyers to the Undertaking Parties under this Agreement are limited to the Transfer Consideration payable but not yet paid by the Buyers to relevant Undertaking Parties in connection with this Transaction pursuant to this Agreement.

Article 9Termination

9.1	Rescission

This Agreement may be rescinded in any of the following manners:

9.1.1	the Parties hereto jointly agree in writing to rescind this Agreement and determine the effective date of such rescission;

9.1.2	the Buyers may rescind this Agreement upon written notice to the other Parties prior to the Initial Closing Date of the Controlling Interest Acquisition if:

(1)

the Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition fail to be fully satisfied prior to the Initial Closing Deadline of the Controlling Interest Acquisition and fail to be waived by the Buyers in writing;

(2)	any representation or warranty of any other Party hereto is untrue, inaccurate, incomplete, misleading or omits anything in any material respect;

(3)

any other Party hereto commits a breach of contract and fails to correct such breach to the satisfaction of the Buyers within fifteen (15) days following receipt of the notice requesting the correction from the Buyers or such breach cannot be corrected by its nature;

(4)

any other Party hereto initiates any legal proceeding or any Person initiates any legal proceeding against any other Party hereto to declare that such Party is bankrupt or insolvent, or any other Party hereto is dissolved, liquidated, wound up, reorganized or restructures its debts in accordance with any Law;

(5)	any event or circumstance occurs, as a result of which any Material Adverse Effect is caused or is reasonably expected to be caused; or

(6)

the main purpose hereunder cannot be achieved or the Buyers cannot realize the main interests hereunder due to any material change in any applicable Law or the interpretations thereof, the amendment, supplement or repeal of applicable Laws and Regulations or the interpretations thereof by any Governmental Authority, or any decree, order or decision issued or any other action taken by any Governmental Authority.

9.1.3	the Founder may rescind this Agreement upon written notice to the other Parties prior to the Initial Closing Date of the Controlling Interest Acquisition if:

(1)

the Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition set forth in Article 7.1.5 and Paragraph 2 of Article 7.1.6 hereof fail to be fully satisfied prior to the Initial Closing Deadline of the Controlling Interest Acquisition and fail to be waived by the Buyers in writing, provided that all Conditions Precedent to the Initial Closing of the Controlling Interest Acquisition other than the foregoing have been satisfied;

(2)	any representation or warranty of the Buyers is untrue, inaccurate, incomplete, misleading or omits anything in any material respect;

(3)

the Buyers commit a breach of contract and fail to correct such breach to the satisfaction of the Undertaking Parties within fifteen (15) days following receipt of the notice requesting the correction from the Undertaking Parties or such breach cannot be corrected by its nature.

9.1.4

If the Conditions Precedent to the Second Closing of the Controlling Interest Acquisition fail to be fully satisfied prior to the Second Closing Deadline of the Controlling Interest Acquisition and fail to be waived by the Buyers in writing, the Buyers may terminate the provisions related to the Control Interest Acquisition II and the Minority Interest Acquisition hereunder upon written notice to the other Parties, and are not required to pay to the Founder any Final Payment to the Founder (The Transfer Consideration paid by the Buyers to XU Chunbo as the Founder at the Initial Closing of the Controlling Interest Acquisition shall be deemed as all Transfer Consideration due to XU Chunbo as the Founder in the Controlling Interest Acquisition I).

9.2	Effect of rescission

9.2.1

Unless otherwise agreed in this Agreement, this Agreement (or relevant provisions) shall be null and void upon being rescinded/terminated in accordance with any paragraph of Article 9.1 above, provided that Article 8 to Article 12 hereof shall survive.

9.2.2

Upon rescission of this Agreement, each Party hereto shall use its best endeavors to return to its conditions prior to the signing hereof within thirty (30) Business Days or other time limit as otherwise confirmed by the Parties based on the principles of fairness, reasonableness and good faith, including but not limited to: (i) each Transferor shall return any amounts received by it under this Agreement to the bank account designated by the Buyers within five (5) Business Days from the rescission date of this Agreement (for the avoidance of doubt, if the

Initial Closing of the Controlling Interest Acquisition has occurred, then the amounts received by the Founder under this Agreement shall include the portion of the Founder’s Loan converted to the Transfer Consideration), and if any Transferor fails to do so within the above period, a late fee equal to five ten thousandths (0.5‰) of the unreturned amounts per day will be charged until such amounts are returned in full; (ii) the Buyers shall cooperate with the Transferors in returning the Target Shares to the Transferors (if applicable) upon receipt of all amounts set forth in Item (i) above.

9.2.3

Upon rescission of this Agreement, the rights and obligations of each Party hereunder shall thereupon be terminated, provided that the rescission hereof shall be without prejudice to the rights of any Party to obtain indemnification or compensation hereunder.

Article 10Force Majeure

10.1

In the event that any Party hereto is unable to perform or fully perform this Agreement as a direct result of earthquakes, typhoons, floods, fires, epidemics, wars, riots, hostilities, public unrest, strikes and any other unforeseeable force majeure events that are unpreventable and unavoidable to the affected Party (collectively, the “Force Majeure”), then the Party affected by such Force Majeure shall not be liable for such non-performance or partial performance, provided that the affected Party must send a written notice to the other Parties in the means of notification as agreed in Article 12.9 hereof immediately and without any delay, and must provide the details of the Force Majeure event within fifteen (15) days after such written notice is sent, explaining the reasons for such non-performance, partial non-performance and the need to delay performance.

10.2

If the Party claiming Force Majeure fails to notify the other Parties and provide appropriate evidence in accordance with the above provisions, it shall not be exempted from its liability for failure to perform its obligations under this Agreement. The Party affected by Force Majeure shall make reasonable efforts to mitigate the consequences of the Force Majeure, and shall resume the performance of all relevant obligations after the Force Majeure ends. If the Party affected by Force Majeure fails to resume the performance of the relevant obligations after the cause (i.e. the Force Majeure) for which it is temporarily exempted from the performance of obligations is removed, it shall assume liabilities to the other Parties in this regard.

10.3	In the case of any Force Majeure, the Parties shall promptly negotiate with each other to reach a fair solution, and must make all reasonable efforts to minimize the consequences of the Force Majeure.

Article 11Confidentiality

11.1

Each Party shall maintain confidential the fact that it has executed this Agreement and other Transaction Documents and the provisions of this Agreement and other Transaction Documents; without the prior written consent of relevant information providers, no Party may disclose any of the foregoing information to any third party.

11.2

Each Party understands that trade secrets are exceptionally important to the Undertaking Parties, the Group Companies and/or the Buyers and/or their respective Affiliates, and the disclosure of trade secrets may directly or indirectly benefit the Competitors of the Undertaking Parties, the Group Companies and/or the Buyers and/or their respective Affiliates and damage the interests of the Undertaking Parties, the Group Companies and/or the Buyers and/or their respective Affiliates. Therefore, each Party agrees that upon execution of this Agreement, except for the reasonable use thereof for the purpose of facilitating the performance of its obligations hereunder, each Party shall and shall cause their respective Affiliates as well as the directors, shareholders, managers, employees, accountants, consultants, representatives and agents of the Parties and their respective Affiliates to, maintain the confidentiality of all trade secrets of the Undertaking Parties, the Group Companies and/or the Buyers and/or their respective Affiliates known to them, and take all reasonable measures to protect the confidentiality of trade secrets and prevent trade secrets from being disclosed and used, so as to prevent trade secrets from entering the public domain or being owned by any unauthorized persons. Without the prior written consent of the relevant disclosing Party (which, notwithstanding the foregoing, after the Initial Closing of the Controlling Interest Acquisition and in terms of any trade secrets of the Group Companies, means the Buyers), the other Parties shall not disclose, copy or use trade secrets in any way, and shall delete or destroy any object or carrier containing or extracting trade secrets as required by the disclosing Party (which, notwithstanding the foregoing, after the Initial Closing of the Controlling Interest Acquisition and in terms of any trade secrets of the Group Companies, means the Buyers).

11.3

The above restrictions shall not apply to: (i) any information that is already known to the public at the time of disclosure; (ii) any information disclosed by a Party to its Affiliates, directors, shareholders, managers, employees, accountants, consultants, representatives and agents who agree to comply with confidentiality obligations for the purpose of performing transactions under this Agreement or meeting internal compliance requirements; (iii) any information disclosed by a Party in accordance with the requirements of any Governmental Authority having jurisdiction on the Party, provided that the Party shall first notify the other Parties in writing of the exact nature of the Confidential Information to be disclosed prior to the disclosure. To the extent practicable, the disclosing Party shall negotiate with other Parties on the above disclosure within a reasonable period before making such disclosure, and seek the confidential treatment of such disclosure as possible as it can at the reasonable request of the other Parties.

11.4

If any Party intends to disclose this Transaction through a press conference, industry or professional media, marketing materials or otherwise, it shall negotiate with the Buyers in advance to confirm a unified publicity programme (including but not limited to the scope of information that can be disclosed, transaction details and contents of press release), and obtain the written approval of the Buyers and XU Chunbo as the Founder. Without the prior written consent of the Buyers and XU Chunbo as the Founder, no Party shall make any public disclosure regarding this Transaction.

Article 12Miscellaneous

12.1

Effective date. This Agreement shall come into effect upon being formally executed (personally signed in case of a natural person or affixed with the corporate seal in case of an enterprise legal person or other non-natural persons) by the Parties as of the date first written above, and constitute legal, valid and binding rights and obligations of the Parties, enforceable against them in accordance the terms hereof.

12.2	Applicable Laws. The execution, effectiveness, performance, interpretation and termination of this Agreement and the dispute resolution in relation hereto shall be governed by the PRC Laws.

12.3

Dispute resolution. Any dispute, controversy or compliant arising from or in connection with this Agreement or the interpretation, violation, termination or validity hereof shall be settled through negotiation. Such negotiation shall immediately begin after one Party hereto has delivered to the other Party a written request for such negotiation. If the dispute fails to be settled through negotiation within ten (10) Business Days after one Party hereto has delivered to the other Party a written request for such negotiation or other time limit as otherwise agreed by the relevant Parties, any Party may refer the dispute to Beijing Arbitration Commission for arbitration in accordance with its arbitration rules in effect at the time of applying for arbitration. The place of arbitration is Beijing. The arbitral award is final and binding upon the Parties. This Agreement shall remain in full force and effect in all respects except for the matter subject to arbitration during the course of arbitration proceedings under this Article. Except for the obligations involved in the matter subject to arbitration, the Parties shall continue to perform their obligations and exercise their rights hereunder.

12.4

Short-form agreement. Each Party agrees that for the convenience of government-related procedures relating to this Transaction, the Parties shall negotiate in good faith any other contract, agreement or document in relation to the matters hereunder (including, without limitation, the short-form share transfer agreement and other documents signed according to the requirements of the AMR and/or tax declaration, if applicable) to be separately entered into by the Parties, provided that in case of any conflict or discrepancy between any of such contract, agreement or document and this Agreement, this Agreement shall prevail.

12.5

Entire Agreement. This Agreement and other Transaction Documents shall constitute the entire agreement between the Parties with respect to the matters covered herein, and supersede all oral or written, express or implied agreements, covenants, representations and conditions made prior to the execution of this Agreement.

Each Party acknowledges and agrees that except for this Agreement and the new articles of association of the Group Companies, all oral or written undertakings, agreements or documents entered into by and among the Group Companies, the Undertaking Parties and the shareholders of the Group Companies (or their affiliated entities) with respect to the rights and obligations between the shareholders on one side and the Group Companies/Undertaking Parties on the other side or between the shareholders and all shareholders’ rights that the shareholders have under such documents shall be automatically terminated and shall be void ab initio on the Initial Closing Date of the Controlling Interest Acquisition.

12.6

Taxes and fees. The Parties hereto shall respectively bear and be responsible for declaring and paying any and all taxes and fees that they should bear, declare or pay in connection with transactions hereunder in accordance with the provisions of applicable Laws or the requirements of the competent tax authority (for the avoidance of doubt, of which, the Buyers only pay the stamp duty in respect of this Transaction, and other taxes and fees shall be solely borne by the Transferors). Where the Buyers assume the withholding and payment obligations pursuant to applicable Laws and Regulations, the other Parties hereto shall unconditionally cooperate with the Buyers in performing such obligations. Notwithstanding the foregoing, the Company shall bear all fees related to attorneys, accountants, investment counselors and consultants incurred and paid by the Company and the Buyers in connection with this Transaction.

12.7

Waiver. No failure or delay on the part of any Party hereto to exercise any right or remedy provided for in this Agreement or any amendment or supplement hereto shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of such right or remedy preclude any further exercise thereof.

12.8

Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, then the Parties agree that such provision shall be enforced to the extent possible so as to give effect to the intent of the Parties, and the validity, legality and enforceability of all other provisions hereof shall not in any way be impaired. To the extent necessary to give effect to the intent of the Parties, the Parties shall negotiate in good faith to amend this Agreement by replacing the unenforceable provision with an enforceable provision that comes as close as possible to the above intent.

12.9

Notices. Any notice or other correspondences relating to this Agreement given by one Party to the other Parties (the “Notices”) shall be made in writing, and shall constitute a valid notice only if it is delivered to the notified party at the following mailing address, mailing number or email address, and indicates the name of the respective contact person set forth below.

To the Group Companies

Prior to the Initial Closing Date of the Controlling Interest Acquisition:

Address:[***]

Tel.:[***]

Email:[***]

Contact:[***]

From the Initial Closing Date of the Controlling Interest Acquisition to the Designated Date:

Simultaneously sent to:

Address:	[***]	Address:	[***]
Tel.:	[***]	Tel.:	[***]
Email:	[***]	Email:	[***]
Contact:	[***]	Contact:	[***]

From the Designated Date:

Address:[***]

Tel.:[***]

Email:[***]

Contact:[***]

To the Buyers, the Employee Shareholding Platform (after the executive partner is changed to the designated Person of the Buyers), the Executive Shareholding Platform (after the executive partner is changed to the designated Person of the Buyers)

Address:[***]

Tel.:[***]

Email:[***]

Contact:[***]

To the Founder, the Founder Shareholding Platform, the Employee Shareholding Platform (after the executive partner is changed to the designated Person of the Buyers), the Executive Shareholding Platform (after the executive partner is changed to the designated Person of the Buyers)

Address:[***]

Tel.:[***]

Email:[***]

Contact:[***]

To Jimi Investment

Address:[***]

Tel.:[***]

Email:[***]

Contact:[***]

To Bolo Technology

Address:[***]

Tel.:[***]

Email:[***]

Contact:[***]

To LIU Shuanggui

Address:[***]

Tel.:[***]

Email:[***]

Contact:[***]

The dates on which the written communications as set forth in the above paragraph shall be deemed to have been duly given shall be determined as follows:

(1)

notices delivered by hand shall be deemed to have been duly given on the day when they are signed by the notified party or such letters are left at the service address as agreed by the notified party (provided that if such letters are so left, the notifying party shall notify the notified party of the same by email at the same time);

(2)

notices sent by registered post, postage prepaid or commercial express services shall be deemed to have been duly given on the day when such notices are received, rejected or returned for any reason at the agreed service address (provided that if the notices are rejected or returned, the notifying party shall notify the notified party of the same by email at the same time);

(3)

notices sent by email shall be deemed to have been duly given on the day when the sender’s system indicates that the email has been successfully sent in the event that the sender does not receive any system information indicating that the email has not been delivered or has been returned within 24 hours after such email was sent by the sender.

In case of any change to the mailing address or mailing number of any Party (the “Changing Party”), the Changing Party shall notify the other Parties of such change within seven (7) days after the occurrence thereof. Notices shall be deemed to have been effectively given if delivered to the contact address of the Changing Party before the change in accordance with this Article, and if the Changing Party fails to notify the other Parties in a timely manner, it shall bear the losses arising therefrom.

12.10

Use of names. Regardless of whether the transactions under this Agreement are finally consummated and whether the Buyers directly or indirectly hold any shares of the Group Companies at that time, without the prior written consent of the Buyers, the Parties other than the Buyers shall not, and shall ensure that their Affiliates shall not: (i) use, cite, publish, copy, distribute, display (publically or privately), register or apply to register: (A) any trademark (whether registered or not), trade name, name, mark or logo that is owned by the Buyers or their Affiliates or the Buyers or their Affiliates have the right to use, or any specific description through which any third party can identify the Buyers or any of their Affiliates; (B) the name, portrait, image, photo, picture, logo, statement or comment (or any part thereof) of any director, supervisor, manager, employee or partner of the Buyers or their respective Affiliates; or (C) any name, trademark, logo, word, expression, symbol or any of the combination thereof similar to any of the foregoing and existing in any language form; and (ii) directly or indirectly declare that any product or service provided by the Group Companies or any of the Affiliates controlled by them has been recognized or supported by the Buyers or any of their Affiliates, for the purpose of marketing, advertising, promotion or otherwise at any time and in any manner (whether directly or indirectly, or expressly or impliedly).

In particular, the Parties other than the Buyers acknowledge and undertake to the Buyers that without the prior written consent of the Buyers, they shall not, and shall ensure that their Affiliates shall not, publicize or disclose to any third party the acquisition of the Target Company by the Buyers and/or other facts of this Transaction, or directly or indirectly seek and/or solicit any investment and/or cooperation opportunity by taking advantage of the brands of the Buyers or their related parties and the fact that the Buyers acquire the Target Company.

12.11

Assignment and succession. This Agreement shall benefit and bind upon the successors and permitted assigns of the Parties hereto, and such successors and permitted assigns may enjoy the rights and interests hereunder and assume the obligations hereunder. The Buyers shall have the right to transfer and assign their rights, interests and obligations under this Agreement and other Transaction Documents to their Affiliates or other third parties. Without the prior written consent of the Buyers, none of the other Parties may transfer or assign any of its rights or obligations hereunder.

12.12

Amendments and supplements to this Agreement. Any amendments and supplements to this Agreement shall be made in writing. The amendment agreements and supplementary agreements relating to this Agreement signed by the Parties shall be a part of this Agreement and shall have the same legal effect as this Agreement.

12.13

Schedules. The schedules to this Agreement shall be an integral part of this Agreement, which are complementary to the main body of this Agreement and have the same legal effect. In case of any conflict between the schedules hereto and this Agreement, the main body of this Agreement shall prevail and relevant changes must be made.

12.14

Language and counterparts. This Agreement is written in Chinese. This Agreement may be executed in multiple counterparts, each of which shall have the same legal effect. The electronic version of the signed copy of this Agreement exchanged electronically and stored in PDF format by the Parties shall be deemed as an original, and may be used as the evidence for the formation and effectiveness of this Agreement independently.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow.]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized representative as of the date first written above.

Shenzhen Cunzhen Qiushi Technology Co., Ltd. (Corporate seal)

[Company seal is affixed]
By:	/s/ XU Chunbo
Name:	XU Chunbo
Title:	Legal Representative

Zhuanxin Insurance Brokerage Co., Ltd. (Corporate seal)

[Company seal is affixed]
By:	/s/ XU Chunbo
Name:	XU Chunbo
Title:	Legal Representative

Shenzhen Shenlanbao Information Technology Co., Ltd. (Corporate seal)

[Company seal is affixed]
By:	/s/ XU Chunbo
Name:	XU Chunbo
Title:	Legal Representative

XU Chunbo

By:	/s/ XU Chunbo

Signature Page to the Share Transfer Agreement in respect of Shenzhen Cunzhen Qiushi Technology Co., Ltd.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized representative as of the date first written above.

Shenzhen Cunzhen Zhiyuan Investment Consulting Partnership (Limited Partnership) (Corporate seal)

[Company seal is affixed]
By:	/s/ XU Chunbo
Name:	XU Chunbo
Title:	Executive Partner

Shenzhen Xingkong Yangwang Investment Consulting Partnership (Limited Partnership) (Corporate seal)

[Company seal is affixed]
By:	/s/ XU Chunbo
Name:	XU Chunbo
Title:	Executive Partner

Shenzhen Shixiang Shenlan Investment Consulting Partnership (Limited Partnership) (Corporate seal)

[Company seal is affixed]
By:	/s/ XU Chunbo
Name:	XU Chunbo
Title:	Executive Partner

Signature Page to the Share Transfer Agreement in respect of Shenzhen Cunzhen Qiushi Technology Co., Ltd.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized representative as of the date first written above.

Tianjin Jinmi Investment Partnership (Limited Partnership) (Corporate seal)

[Company seal is affixed]
By:	/s/ LIU De
Name:	LIU De
Title:	Appointed Representative of the Executive Partner

Signature Page to the Share Transfer Agreement in respect of Shenzhen Cunzhen Qiushi Technology Co., Ltd.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized representative as of the date first written above.

Shenzhen Bolo Technology Services Co., Ltd. (Corporate seal)

[Company seal is affixed]
By:	/s/ WANG Qiang
Name:	WANG Qiang
Title:	Legal Representative

Signature Page to the Share Transfer Agreement in respect of Shenzhen Cunzhen Qiushi Technology Co., Ltd.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized representative as of the date first written above.

LIU Shuanggui

By:	/s/ LIU Shuanggui

Signature Page to the Share Transfer Agreement in respect of Shenzhen Cunzhen Qiushi Technology Co., Ltd.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized representative as of the date first written above.

Beijing Zongqing Xiangqian Technology Co., Ltd. (Corporate seal)

[Company seal is affixed]
By:	/s/ SHEN Peng
Name:	SHEN Peng
Title:	Legal representative

Signature Page to the Share Transfer Agreement in respect of Shenzhen Cunzhen Qiushi Technology Co., Ltd.

Schedule 1 Shareholding Structure of the Group Companies

Schedule 2 Amounts Confirmation

Schedule 3 Collection Accounts of the Transferors

Schedule 4 Loan Agreement

Schedule 5 List of Tangible Personal Property

Schedule 6 List of Intangible Assets

Schedule 7 List of Contracts

Schedule 8 List of Employees

Schedule 9 Disclosure Schedule

Schedule 10 Certificate of Satisfaction of Conditions Precedent to Closing